Exhibit 4(aaaa)
Description of Securities
Registered Pursuant to Section 12
of the Securities Exchange Act of 1934
As of January 1, 2026 (“Description Date”), (a) NextEra Energy, Inc. (“NEE”) had three classes of securities registered under Section 12 of the Securities Exchange Act of 1934: (i) common stock, $.01 par value per share (“common stock”), (ii) 7.299% Corporate Units (the “7.299% Corporate Units”), and (iii) 7.234% Corporate Units (the “7.234% Corporate Units”) and (b) NextEra Energy Capital Holdings, Inc. (“NEE Capital”) had four classes of securities registered under Section 12 of the Exchange Act: (i) Series N Junior Subordinated Debentures due March 1, 2079 (“Series N Junior Subordinated Debentures”), (ii) Series U Junior Subordinated Debentures due June 1, 2085 (“Series U Junior Subordinated Debentures”), (iii) Series V Junior Subordinated Debentures due May 15, 2056 (“Series V Junior Subordinated Debentures”), and (iv) Series W Junior Subordinated Debentures due May 15, 2056 (“Series W Junior Subordinated Debentures”). The common stock is listed on The New York Stock Exchange (“NYSE”) under the symbol “NEE”, the 7.299% Corporate Units are listed on the NYSE under the symbol “NEE.PRS”, the 7.234% Corporate Units are listed on the NYSE under the symbol “NEE.PRT”, the Series N Junior Subordinated Debentures are listed on the NYSE under the symbol “NEE.PRN”, the Series U Junior Subordinated Debentures are listed on the NYSE under the symbol “NEE.PRU”, the Series V Junior Subordinated Debentures are listed on the NYSE under the symbol “NEE/56”, and the Series W Junior Subordinated Debentures are listed on the NYSE under the symbol “NEE/56A.”
The following description is as of the Description Date, unless otherwise noted.
INDEX

		Page

I.	Common Stock
	Description of Common Stock	1
II.	Corporate Units
	Description of the Equity Units	6
	Description of the Purchase Contracts	14
	Certain Other Provisions of the Purchase Contract Agreements and the Pledge Agreements	34
	Description of the NEE Capital Debentures	39
	Description of NEE Guarantee	54
	United States Federal Income Tax Discussion	56
III.	Junior Subordinated Debentures
	Description of the NEE Capital Junior Subordinated Debentures and NEE Junior
	Subordinated Guarantee	69
IV.	Trustee
	Information Concerning the Trustee	101

I. COMMON STOCK
DESCRIPTION OF COMMON STOCK
The following is a summary description of the terms of the common stock of NEE. The description is qualified in its entirety by reference to the provisions of NEE’s Restated Articles of Incorporation (the “Charter”) and the Amended and Restated Bylaws (“Bylaws”) as in effect on the Description Date, as well as provisions of the Florida Business Corporation Act (“Florida Act”) and other applicable laws. Copies of the Charter and Bylaws have been filed by NEE with the Securities and Exchange Commission (“SEC”) and are exhibits to NEE’s Annual Report on Form 10-K to which this Description of Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 is an exhibit (“Form 10-K”).
Authorized and Outstanding Capital Stock
NEE’s Charter authorizes it to issue 3,300,000,000 shares of capital stock, each with a par value of $.01, consisting of:
•    3,200,000,000 shares of common stock; and
•    100,000,000 shares of preferred stock.
As of January 31, 2026, there were 2,083,521,964 shares of common stock and no shares of preferred stock outstanding.
Common Stock Terms
Voting Rights. In general, each holder of common stock is entitled to one vote for each share held by such holder on all matters submitted to a vote of holders of common stock, including the election of directors. Each holder of common stock is entitled to attend all special and annual meetings of NEE’s shareholders. The holders of common stock do not have cumulative voting rights.
In general, if a quorum exists at a meeting of NEE’s shareholders, unless a greater or different vote is required by the Florida Act, NEE’s Charter or NEE’s Bylaws, or by action of the board of directors, (1) on all matters other than the election of directors, action on such matters will be approved if the votes cast favoring the action exceed the votes cast opposing the action, (2) in an uncontested director election, a nominee for director will be elected if the votes cast for the nominee’s election exceed the votes cast against the nominee’s election, and (3) in a contested director election, which is an election in which the number of persons considered for election to the board of directors exceeds the total number of directors to be elected, a nominee for director will be elected by a plurality of the votes cast. Other voting rights of shareholders are described below under “—Anti-Takeover Effects of Provisions in NEE’s Charter and NEE’s Bylaws.”
Dividend Rights. The holders of common stock are entitled to participate on an equal per share basis in any dividends declared on the common stock by NEE’s board of directors out of funds legally available for dividend payments.
The declaration and payment of dividends on the common stock is within the sole discretion of NEE’s board of directors. NEE’s Charter does not limit the dividends that may be paid on the common stock.
The ability of NEE to pay dividends on the common stock is currently subject to, and in the future may be limited by:
•    various risks which affect the businesses of Florida Power & Light Company (“FPL”) and NEE’s other subsidiaries that may in certain instances limit the ability of such subsidiaries to pay dividends to NEE; and
•    various contractual restrictions applicable to NEE and some of its subsidiaries, including those described below.
FPL is subject to the terms of its Mortgage and Deed of Trust dated as of January 1, 1944, with Deutsche Bank Trust Company Americas, as mortgage trustee, as amended and supplemented from time to time (the “FPL Mortgage”), that secures its obligations under outstanding first mortgage bonds issued by it from time to time. In specified circumstances, the terms of the FPL Mortgage could restrict the amount of retained earnings that FPL can use to pay cash dividends on its common stock. As of the Description Date, no retained earnings were restricted by these provisions of the FPL Mortgage.
Other contractual restrictions on the dividend-paying ability of NEE and its subsidiaries are contained in outstanding financing arrangements, and similar or other restrictions may be included in future financing arrangements. As of the Description Date, NEE has equity units outstanding. In accordance with the terms of the equity units, NEE has the right, from time to time, to defer the payment of contract adjustment payments on the purchase contracts that form a part of the equity units to a date no later than the applicable Purchase Contract Settlement Date. As of the Description Date, a subsidiary of NEE, NEE Capital, has junior subordinated debentures outstanding. In accordance with the terms of the junior subordinated debentures NEE Capital has the right, from time to time, to defer the payment of interest on its outstanding junior subordinated debentures on one or more occasions for up to five consecutive years, in the case of two series of such securities, and up to ten consecutive years, it the case of other series of such securities. NEE, NEE Capital and FPL may issue, from time to time, additional equity units, junior subordinated debentures or other securities that (i) provide them with rights to defer the payment of interest or other payments and (ii) contain dividend restrictions in the event of the exercise of such rights. In the event that NEE or NEE Capital were to exercise any right to defer interest or other payments on currently outstanding or future series of equity units, junior subordinated debentures or other securities, or if there were to occur certain payment defaults on those securities, NEE would not be able, with limited exceptions, to pay dividends on the common stock during the periods in which such payments were deferred or such payment defaults continued. In the event that FPL was to issue equity units, junior subordinated debentures or other securities having similar provisions and was to exercise any such right to defer the payment of interest or other payments on such securities, or if there was to occur certain payment defaults on those securities, FPL would not be able, with limited exceptions, to pay dividends to NEE or any other holder of its common stock or preferred stock during the periods in which such payments were deferred or such payment defaults continued. In addition, NEE, NEE Capital and FPL might issue other securities in the future containing similar or other restrictions on, or that affect, NEE’s ability to pay dividends on its common stock or preferred stock and on the ability of NEE’s subsidiaries, including NEE Capital and FPL, to pay dividends to any holder of their respective common stock or preferred stock, including NEE.
In addition, the right of the holders of NEE’s common stock to receive dividends might become subject to the preferential dividend, redemption, sinking fund or other rights of the holders of any series of NEE preferred stock that may be issued in the future, and the right of the holders (including NEE) of FPL or NEE Capital, as the case may be, common stock or preferred stock, as the case may be, to receive dividends might become subject to the preferential dividend, redemption, sinking fund or other rights of the holders of any series of FPL or NEE Capital, as the case may be, preferred stock that may be issued in the future.
Liquidation Rights. If there is a liquidation, dissolution or winding up of NEE, the holders of common stock are entitled to share equally and ratably in any assets remaining after NEE has paid, or provided for the payment of, all of its debts and other liabilities, and after NEE has paid, or provided for the payment of, any preferential amounts payable to the holders of any outstanding preferred stock.
Other Rights. The holders of common stock do not have any preemptive, subscription, conversion or sinking fund rights. The common stock is not subject to redemption.
Anti-Takeover Effects of Provisions in NEE’s Charter and NEE’s Bylaws
NEE’s Charter and NEE’s Bylaws contain provisions that may make it difficult and expensive for a third party to pursue a takeover attempt that NEE’s board of directors and management oppose even if a change in control of NEE might be beneficial to the interests of holders of common stock.
NEE’s Charter Provisions. Among NEE’s Charter provisions that could have an anti-takeover effect are those that:

•    provide that a vacancy on the board of directors may be filled only by a majority vote of the remaining directors;
•    prohibit the shareholders from taking action by written consent in lieu of a meeting of shareholders;
•    limit the persons who may call a special meeting of shareholders to the chairman of the NEE board of directors, the president or the secretary, a majority of the board of directors or the holders of 20% of the outstanding shares of stock entitled to vote on the matter or matters to be presented at the meeting;
•    require any action by shareholders to amend or repeal NEE’s Bylaws, or to adopt new bylaws, to receive the affirmative vote of holders of at least a majority of the voting power of the outstanding shares of voting stock, voting together as a single class; and
•    require the affirmative vote of holders of at least a majority of the voting power of the outstanding shares of voting stock, voting together as a single class, to alter, amend or repeal specified provisions of NEE’s Charter, including the foregoing provisions.
NEE’s Bylaw Provisions. NEE’s Bylaws contain some of the foregoing provisions contained in NEE’s Charter. NEE’s Bylaws also contain a provision limiting to 16 directors the maximum number of authorized directors of NEE. In addition, NEE’s Bylaws contain provisions that establish advance notice requirements for shareholders to nominate candidates for election as directors at any annual or special meeting of shareholders or to present any other business for consideration at any annual meeting of shareholders. These provisions generally require a shareholder to submit in writing to NEE’s secretary any nomination of a candidate for election to the board of directors or any other proposal for consideration at any annual meeting not earlier than 120 days or later than 90 days before the first anniversary of the preceding year’s annual meeting. NEE’s Bylaws also require a shareholder to submit in writing to NEE’s secretary any nomination of a candidate for election to the board of directors for consideration at any special meeting not earlier than 120 days before such special meeting and not after the later of 90 days before such special meeting or the tenth day following the day of the first public announcement of the date of the special meeting and of the fact that directors are to be elected at the meeting. For the shareholder’s notice to be in proper form, it must include all of the information specified in NEE’s Bylaws.
Preferred Stock. The rights and privileges of holders of common stock may be adversely affected by the rights, privileges and preferences of holders of shares of any series of preferred stock which NEE’s board of directors may authorize for issuance from time to time. NEE’s board of directors has broad discretion with respect to the creation and issuance of any series of preferred stock without shareholder approval, subject to any applicable rights of holders of any shares of preferred stock outstanding at any time. In that regard, NEE’s Charter authorizes NEE’s board of directors from time to time and without shareholder action to provide for the issuance of up to 100,000,000 shares of preferred stock in one or more series, and to determine the designations, preferences, limitations and relative or other rights of any such series, including voting rights, dividend rights, liquidation preferences, sinking fund provisions, conversion privileges and redemption rights. Among other things, by authorizing the issuance of shares of preferred stock with particular voting, conversion or other rights, the board of directors could adversely affect the voting power of the holders of common stock and could discourage any attempt to effect a change in control of NEE, even if such a transaction would be beneficial to the interests of holders of common stock.
Restrictions on Affiliated and Control Share Transactions under Florida Act
Affiliated Transactions. As a Florida corporation, NEE is subject to the Florida Act, which provides that a Florida corporation generally may not engage in an “affiliated transaction” with an “interested shareholder,” as those terms are defined in the statute, for three years following the date a shareholder becomes an “interested shareholder,” unless:

•    prior to the time that such shareholder became an interested shareholder, the board of directors approved either the affiliated transaction or the transaction which resulted in the shareholder becoming an interested shareholder,
•    upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85 percent of the voting shares of the corporation outstanding at the time the transaction commenced, subject to certain exclusions, or
•    at or subsequent to the time that such shareholder became an interested shareholder, the affiliated transaction is approved by the board of directors and authorized by the affirmative vote of at least two-thirds of the outstanding voting shares which are not owned by the interested shareholder.
The Florida Act generally defines an “interested shareholder” as any person who is the beneficial owner of more than 15% of the outstanding voting shares of the corporation. The affiliated transactions covered by the Florida Act include, with specified exceptions:
•    mergers and consolidations to which the corporation and the interested shareholder are parties,
•    sales or certain other dispositions of assets representing 10% or more of the aggregate fair market value of the corporation’s assets, outstanding shares, earning power or net income to the interested shareholder,
•    generally, issuances by the corporation of 10% or more of the aggregate fair market value of its outstanding shares to the interested shareholder,
•    the adoption of any plan for the liquidation or dissolution of the corporation proposed by or pursuant to an arrangement with the interested shareholder,
•    any reclassification of the corporation’s securities, recapitalization of the corporation, merger or consolidation, or other transaction which has the effect of increasing by more than 10% the percentage of the outstanding voting shares of the corporation beneficially owned by the interested shareholder, and
•    the receipt by the interested shareholder of certain loans or other financial assistance from the corporation.
The foregoing transactions generally also include transactions involving any affiliate of the interested shareholder and involving or affecting any direct or indirect majority-owned subsidiary of the corporation.
The voting requirements above will not apply if, among other things, subject to specified qualifications:
•    the transaction has been approved by a majority of the corporation’s disinterested directors,
•    the interested shareholder has been the beneficial owner of at least 80% of the corporation’s outstanding voting shares for at least three years preceding the transaction,
•    the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares, or
•    specified fair price and procedural requirements are satisfied.
Control-Share Acquisitions. The Florida Act also contains a control-share acquisition statute which provides that a person who acquires shares in an “issuing public corporation,” as defined in the statute, in excess of certain specified thresholds generally will not have any voting rights with respect to such shares unless such voting rights are approved by the holders of a majority of the votes of each class of securities entitled to vote separately, excluding shares held or controlled by the acquiring person. The thresholds specified in the Florida Act are the acquisition of a number of shares representing:
•    one-fifth or more, but less than one-third, of all voting power of the corporation,
•    one-third or more, but less than a majority, of all voting power of the corporation, or
•    a majority or more of all voting power of the corporation.
The statute does not apply if, among other things, the acquisition:
•    is approved by the corporation’s board of directors, or
•    is effected pursuant to a statutory merger or share exchange to which the corporation is a party.
The statute also does not apply to an acquisition of shares of a corporation in excess of a specified threshold if, before the acquisition, the corporation’s articles of incorporation or bylaws provide that the corporation will not be governed by the statute. The statute also permits a corporation to adopt a provision in its articles of incorporation or bylaws providing for the redemption of the acquired shares by the corporation in specified circumstances. NEE’s Charter and NEE’s Bylaws do not contain such provisions.
Indemnification
Florida law generally provides that a Florida corporation, such as NEE, may indemnify its directors and officers against liabilities and expenses they may incur. Florida law also limits the liability of directors to NEE and other persons. NEE’s Bylaws contain provisions requiring NEE to indemnify its directors, officers, employees and agents under specified conditions. In addition, NEE carries insurance permitted by the laws of Florida on behalf of its directors, officers, employees and agents.
Shareholder Access
NEE’s Bylaws permit a shareholder, or a group of up to 20 shareholders, owning continuously for at least three years 3% or more of NEE’s outstanding common stock (an “eligible shareholder”) to nominate and include in NEE’s annual meeting proxy materials director candidates to occupy (together with any nominees of other eligible shareholders) up to two or 20% of the number of directors in office (whichever is greater), provided that such eligible shareholder satisfies the requirements set forth in NEE’s Bylaws. Those requirements generally include receipt by NEE’s secretary of written notice from an eligible shareholder of the nomination not earlier than 150 days or later than 120 days before the first anniversary of the mailing of NEE’s proxy materials for the most recent annual meeting. For the eligible shareholder’s notice to be in proper form, it must include all of the information specified in NEE’s Bylaws.
Transfer Agent and Registrar
The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.
II.    CORPORATE UNITS
DESCRIPTION OF THE EQUITY UNITS
NEE has issued two series of equity units, as described in the following paragraph, which are currently outstanding. NEE entered into a purchase contract agreement, pledge agreement and remarketing agreement with respect to each series of equity units. In addition, NEE Capital issued a different series of debentures, as described below, in connection with each issuance of equity units. References in this section to the foregoing agreements refer to the corresponding agreements that were entered into in connection with such equity unit transactions. In addition, certain terms are defined in Annex A and reference is made to such Annex A.
NEE has issued
•    Equity Units (the “June 2024 Equity Units”) under a purchase contract agreement, dated as of June 1, 2024 (the “June 2024 purchase contract agreement”), and
•    Equity Units (the “October 2024 Equity Units”, and together with the June 2024 Equity Units, the “Equity Units”) under a purchase contract agreement, dated as of October 1, 2024 (the “October 2024 purchase contract agreement” and together with the June 2024 purchase contract agreement, each a “purchase contract agreement”, and collectively, the “purchase contract agreements”), each between NEE and The Bank of New York Mellon, as purchase contract agent (“purchase contract agent”). The June 2024 Equity Units initially consisted of 40,000,000 7.299% Corporate Units (the “June 2024 Corporate Units”), and the October 2024 Equity Units initially consisted of 30,000,000 7.234% Corporate Units (the “October 2024 Corporate Units”, together with the June 2024 Corporate Units, the “Corporate Units”). This section briefly summarizes some of the terms of the Equity Units, including the Corporate Units, and some of the provisions of the respective purchase contract agreements and
•    a pledge agreement, dated as of June 1, 2024 (the “June 2024 pledge agreement”) with respect to the June 2024 Equity Units,
•    a pledge agreement, dated as of October 1, 2024 (the “October 2024 pledge agreement” and together with the June 2024 pledge agreement, each a “pledge agreement”, and collectively the “pledge agreements”) with respect to the October 2024 Equity Units, in each case between NEE, Deutsche Bank Trust Company Americas, as collateral agent, custodial agent and securities intermediary (“collateral agent”), and The Bank of New York Mellon, as purchase contract agent. This summary does not contain a complete description of the Equity Units. You should read this summary together with the respective purchase contract agreement and the respective pledge agreement for a complete understanding of all the provisions and for the definitions of some terms used in this summary. The purchase contract agreements and the pledge agreements have been filed by NEE with the SEC and are exhibits to the Form 10-K. In addition, each purchase contract agreement is qualified under the Trust Indenture Act of 1939 and is therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.
General
The June 2024 Equity Units initially consisted of 40,000,000 June 2024 Corporate Units, and the October 2024 Equity Units initially consisted of 30,000,000 October 2024 Corporate Units, in each case with a stated amount of $50.
Each Corporate Unit consists of a unit comprised of:
•    a purchase contract, pursuant to which
•    the holder agrees to purchase from NEE, and NEE agrees to sell to the holder, not later than the Purchase Contract Settlement Date (as defined in Annex A), or upon early settlement, for $50, a number of newly issued shares of NEE common stock equal to the applicable settlement rate described below under “Description of the Purchase Contracts—Purchase of NEE Common Stock,” “Description of the Purchase Contracts—Early Settlement by Delivering Cash,” and “Description of the Purchase Contracts—Early Settlement upon a Fundamental Change,” and

•    NEE will make contract adjustment payments to the holder at the Contract Adjustment Rate (as defined in Annex A) per year on the stated amount of $50, or the Contract Adjustment Annualized Amount (as defined in Annex A) per year, payable quarterly, and subject to NEE’s right to defer these payments,
•    and either
•    a 5% applicable ownership interest in a NEE Capital Related Debenture (as defined in Annex A, and herein referred to as, a “NEE Capital debenture” and collectively, “NEE Capital debentures”) in the principal amount of $1,000 under which NEE Capital will pay to the holder 5% of the interest payment on a debenture in the principal amount of $1,000 at the initial rate of the Initial Interest Rate (as defined in Annex A) per year (resulting in a payment of the Initial Interest Annualized Amount (as defined in Annex A) per year), or
•    following a successful remarketing of the NEE Capital debentures on or prior to the ninth business day preceding the Purchase Contract Settlement Date, or the occurrence of a special event redemption or a mandatory redemption, the applicable ownership interest in a portfolio of U.S. Treasury securities maturing on or prior to the Treasury Portfolio Maturity Deadline (as defined in Annex A), which is referred to as the “Treasury portfolio.”
“Applicable ownership interest” means with respect to the U.S. Treasury securities in the Treasury portfolio:
•    for a remarketing Treasury portfolio,
•    a 5% undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) included in the Treasury portfolio that mature on or prior to the Treasury Portfolio Maturity Deadline,
•    if the “reset effective date” (which means, in the case of a successful remarketing during the period for early remarketing, the third business day immediately following the date of the successful remarketing, unless the remarketing is successful within five business days of the next succeeding interest payment date in which case the reset effective date will be such interest payment date, and, in the case of a successful remarketing during the final remarketing period, the Purchase Contract Settlement Date) occurs prior to the Three Month Date (as defined in Annex A), with respect to the originally-scheduled quarterly interest payment dates on the NEE Capital debentures that would have occurred on the Three Month Date and the Purchase Contract Settlement Date, an undivided beneficial ownership interest in a $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to (i) the Day Before the Three Month Date (as defined in Annex A) (in connection with the interest payment date that would have occurred on the Three Month Date) and (ii) the Treasury Portfolio Maturity Deadline (in connection with the interest payment date that would have occurred on the Purchase Contract Settlement Date), each in an aggregate amount at maturity equal to the aggregate interest payments that would be due on the Three Month Date and the Purchase Contract Settlement Date, respectively, with respect to a 5% beneficial ownership interest in a NEE Capital debenture in the principal amount of $1,000 that would have been components of the Corporate Units assuming no remarketing and no reset of the interest rate on the NEE Capital debentures as described under “Description of the NEE Capital Debentures—Market Reset Rate” and assuming that interest on the NEE Capital debentures accrued from the reset effective date to, but excluding, the Three Month Date and from the Three Month Date to, but excluding, the Purchase Contract Settlement Date, respectively, and

•    if the reset effective date occurs on or after the Three Month Date, with respect to the originally-scheduled quarterly interest payment date on the NEE Capital debentures that would have occurred on the Purchase Contract Settlement Date, an undivided beneficial ownership interest in a $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the Treasury Portfolio Maturity Deadline in an aggregate amount at maturity equal to the aggregate interest payment that would be due on the Purchase Contract Settlement Date with respect to a 5% beneficial ownership interest in a NEE Capital debenture in the principal amount of $1,000 that would have been components of the Corporate Units assuming no remarketing and no reset of the interest rate on the NEE Capital debentures and assuming that interest on the NEE Capital debentures accrued from the reset effective date to, but excluding, the Purchase Contract Settlement Date.
If U.S. Treasury securities (or principal or interest strips thereof) that are to be included in the remarketing Treasury portfolio have a yield that is less than zero, then instead, at NEE Capital’s option, the remarketing Treasury portfolio will consist of an amount of cash equal to the aggregate principal amount at maturity of the applicable U.S. Treasury securities (or principal or interest strips thereof) described above. If the provisions set forth in this paragraph apply, references to “U.S. Treasury securities (or principal or interest strips thereof)” in connection with the remarketing Treasury portfolio will, thereafter, be deemed to be references to such amount of cash.
•    for a special event Treasury portfolio,
•    a 5% undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) included in the Treasury portfolio that mature on or prior to the Treasury Portfolio Maturity Deadline, and
•    with respect to each scheduled interest payment date on the NEE Capital debentures that would have occurred after the special event redemption date and on or prior to the Purchase Contract Settlement Date, an undivided beneficial ownership interest in a $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to such scheduled interest payment date in an aggregate amount at maturity equal to the aggregate interest payment that would be due with respect to a 5% beneficial ownership interest in a NEE Capital debenture in the principal amount of $1,000 that would have been components of the Corporate Units on that date (assuming no special event redemption) and assuming that interest accrued from and including the immediately preceding interest payment date to which interest has been paid.
If a Treasury portfolio is required to be purchased in connection with a mandatory redemption of NEE Capital debentures, an applicable ownership interest in such Treasury portfolio will be the same as an applicable ownership interest in a special event Treasury portfolio.
For U.S. federal income tax purposes, the purchase price of each Corporate Unit was allocated between the related purchase contract and the applicable ownership interest in a NEE Capital debenture in proportion to their respective fair market values at the time of issuance. NEE will report the fair market value of the 5% applicable ownership interest in a $1,000 principal amount of each NEE Capital debenture as the NEE Capital Debenture Fair Market Value (as defined in Annex A), and NEE Capital will report the fair market value of each purchase contract as $0 at the time of issuance. This position generally will be binding on each beneficial owner of each Corporate Unit, but not on the Internal Revenue Service (“IRS”). See “United States Federal Income Tax Discussion—U.S. Holders—Allocation of Original Purchase Price.”
As long as an Equity Unit is in the form of a Corporate Unit, the related applicable ownership interest in a NEE Capital debenture or the applicable ownership interest in a Treasury portfolio, as applicable, that is a component of the Corporate Unit will be pledged to NEE through the collateral agent to secure the holder’s obligation to purchase NEE common stock under the related purchase contract.
Creating Treasury Units by Substituting a Treasury Security for a NEE Capital Debenture
Unless the Treasury portfolio has replaced the NEE Capital debentures as a component of the Corporate Units as a result of a successful remarketing, a special event redemption or a mandatory redemption, each holder of Corporate Units has the right, on or prior to the seventh business day immediately preceding the Purchase Contract Settlement Date, to substitute for the related NEE Capital debentures held by the collateral agent a zero-coupon U.S. Treasury security (Zero-Coupon CUSIP (as defined in Annex A)) maturing on the Treasury Portfolio Maturity Deadline, having a principal amount at maturity equal to the aggregate principal amount of the NEE Capital debentures for which substitution is being made. These substitutions will create Treasury Units, and the NEE Capital debentures will be released to the holder. Because Treasury securities and NEE Capital debentures are issued in integral multiples of $1,000, holders of Corporate Units may make these substitutions only in integral multiples of 20 Corporate Units.
The ability of holders of Corporate Units to create Treasury Units is subject to the limitation that holders may not create Treasury Units during any period commencing on and including the business day prior to the first day of any remarketing period and ending on and including, in the case of a successful remarketing during that remarketing period, the reset effective date, or, if no remarketing during such remarketing period is successful, the business day following the last remarketing date in the applicable remarketing period.
If a Treasury portfolio has replaced the NEE Capital debentures as a component of the Corporate Units as a result of a successful remarketing of the NEE Capital debentures, a special event redemption or a mandatory redemption, each holder of Corporate Units may create Treasury Units by making substitutions of Treasury securities for the applicable ownership interest in the Treasury portfolio, on or prior to the second business day immediately preceding the Purchase Contract Settlement Date and only in integral multiples of the Minimum Number (as defined in Annex A) of Corporate Units (or such other number of Corporate Units as may be determined by the remarketing agents upon a successful remarketing of the NEE Capital debentures if the reset effective date is not a regular quarterly interest payment date). In such a case, the holder would also obtain the release of the applicable ownership interest in the Treasury portfolio rather than a release of the NEE Capital debentures.
Each Treasury Unit will consist of a unit with a stated amount of $50, comprised of:
•    a purchase contract, pursuant to which
•    the holder will agree to purchase from NEE, and NEE will agree to sell to the holder, not later than the Purchase Contract Settlement Date, or upon early settlement, for $50, a number of newly issued shares of NEE common stock equal to the applicable settlement rate described below under “Description of the Purchase Contracts—Purchase of NEE Common Stock,” “Description of the Purchase Contracts—Early Settlement by Delivering Cash,” and “Description of the Purchase Contracts—Early Settlement upon a Fundamental Change,” and
•    NEE will make contract adjustment payments to the holder at the Contract Adjustment Rate per year on the stated amount of $50, or the Contract Adjustment Annualized Amount per year, payable quarterly, and subject to NEE’s right to defer these payments, and
•    a 5% undivided beneficial ownership interest in a Treasury security having a principal amount at maturity of $1,000.
Unless the Treasury portfolio has replaced the NEE Capital debentures as a component of the Corporate Units, to create 20 Treasury Units the Corporate Unit holder will:

•    deposit with the collateral agent a Treasury security having a principal amount at maturity of $1,000, which Treasury security must have been purchased in the open market at the holder’s expense, unless otherwise owned by the holder; and
•    transfer 20 Corporate Units to the purchase contract agent accompanied by a notice stating that the holder has deposited a Treasury security in the required amount with the collateral agent and requesting that the purchase contract agent instruct the collateral agent to release the related NEE Capital debenture.
Upon that deposit and the receipt of an instruction from the purchase contract agent, the collateral agent will release the related NEE Capital debenture from the pledge under the applicable pledge agreement and deliver it to the purchase contract agent, on behalf of the holder, free and clear of NEE’s security interest. The purchase contract agent then will:
•    cancel the 20 Corporate Units;
•    transfer the related NEE Capital debenture to the holder; and
•    deliver 20 Treasury Units to the holder.
The Treasury security will be substituted for the NEE Capital debenture and will be pledged to NEE through the collateral agent to secure the holder’s obligation to purchase NEE common stock under the related purchase contract. The related NEE Capital debenture released to the holder thereafter will trade separately from the resulting Treasury Units.
If the Treasury portfolio has replaced the NEE Capital debentures as a component of the Corporate Units, then to create Treasury Units the Corporate Unit holder will have the right to substitute Treasury securities for the applicable ownership interests in the Treasury portfolio by following the same procedure specified above for creating a Treasury Unit, except the holder will have to deposit integral multiples of the Minimum Number of Corporate Units (or such other number of Corporate Units as may be determined by the remarketing agents upon a successful remarketing of the NEE Capital debentures if the reset effective date is not a regular quarterly interest payment date).
Holders that elect to substitute pledged securities, thereby creating Treasury Units or recreating Corporate Units, will be responsible for any fees or expenses payable in connection with the substitution. See “Certain Other Provisions of the Purchase Contract Agreements and the Pledge Agreements—Miscellaneous.”
Recreating Corporate Units
Unless the Treasury portfolio has replaced the NEE Capital debentures as a component of the Corporate Units as a result of a successful remarketing, a special event redemption or a mandatory redemption, each holder of Treasury Units will have the right, on or prior to the second business day immediately preceding the first day of the final remarketing period, to substitute NEE Capital debentures for any related Treasury securities held by the collateral agent, having a principal amount equal to the aggregate principal amount of the Treasury securities at maturity for which substitution is being made. These substitutions will recreate Corporate Units, and the Treasury securities will be released to the holder. Because Treasury securities and NEE Capital debentures are issued in integral multiples of $1,000, holders of Treasury Units may make these substitutions only in integral multiples of 20 Treasury Units.
The ability of holders of Treasury Units to recreate Corporate Units will be subject to the limitation that holders may not recreate Corporate Units during any period commencing on and including the business day prior to the first day of any remarketing period and ending on and including, in the case of a successful remarketing during that remarketing period, the reset effective date, or, if no remarketing during such remarketing period is successful, the business day following the last remarketing date in the applicable remarketing period.

If a Treasury portfolio has replaced the NEE Capital debentures as a component of the Corporate Units as a result of a successful remarketing of the NEE Capital debentures, a special event redemption or a mandatory redemption, each holder of Treasury Units may recreate Corporate Units by making substitutions of the applicable ownership interest in the Treasury portfolio for the Treasury securities, on or prior to the second business day immediately preceding the Purchase Contract Settlement Date and only in integral multiples of the Minimum Number of Treasury Units (or such other number of Treasury Units as may be determined by the remarketing agents in connection with a successful remarketing of the NEE Capital debentures if the reset effective date is not a regular quarterly interest payment date). In such a case, the holder would also obtain the release of the Treasury securities for which substitution is being made.
Unless the Treasury portfolio has replaced the NEE Capital debentures as a component of the Corporate Units, to recreate 20 Corporate Units a Treasury Unit holder will:
•    deposit with the collateral agent a NEE Capital debenture in the principal amount of $1,000, which NEE Capital debenture must have been purchased in the open market at the holder’s expense, unless otherwise owned by the holder; and
•    transfer 20 Treasury Units to the purchase contract agent accompanied by a notice stating that the holder has deposited a NEE Capital debenture in the principal amount of $1,000 with the collateral agent and requesting that the purchase contract agent instruct the collateral agent to release the related Treasury security.
Upon that deposit and the receipt of an instruction from the purchase contract agent, the collateral agent will release the related Treasury security from the pledge under the applicable pledge agreement and deliver it to the purchase contract agent, on behalf of the holder, free and clear of NEE’s security interest. The purchase contract agent will then:
•    cancel the 20 Treasury Units;
•    transfer the related Treasury security to the holder; and
•    deliver 20 Corporate Units to the holder.
The NEE Capital debenture will be substituted for the Treasury security and will be pledged to NEE through the collateral agent to secure the holder’s obligation to purchase NEE common stock under the related purchase contract.
If the Treasury portfolio has replaced the NEE Capital debentures as a component of the Corporate Units, the Treasury Unit holder will follow the same procedure specified above for recreating Corporate Units, except that the holder will have to deposit integral multiples of the Minimum Number of Treasury Units and must deposit integral multiples of the Minimum Number of applicable ownership interests in the Treasury portfolio with the collateral agent, which must be purchased in the open market at the expense of the Treasury Unit holder, unless otherwise owned by the holder.
Holders that elect to substitute pledged securities, thereby creating Treasury Units or recreating Corporate Units, will be responsible for any fees or expenses payable in connection with the substitution. See “Certain Other Provisions of the Purchase Contract Agreements and the Pledge Agreements—Miscellaneous.”
Payments on Corporate Units and Treasury Units
Holders of Corporate Units will be entitled to receive aggregate cash payments at the Corporate Unit Aggregate Rate (as defined in Annex A) per year on the $50 stated amount per Corporate Unit, payable quarterly in arrears. The quarterly payments on the Corporate Units will consist of:

•    interest on the related applicable ownership interest in NEE Capital debentures payable by NEE Capital (or cash distributions on the applicable ownership interest in the Treasury portfolio if the NEE Capital debentures have been replaced by the Treasury portfolio), equivalent to the Initial Interest Rate per year on the stated amount; and
•    distributions of quarterly contract adjustment payments payable by NEE at the Contract Adjustment Rate per year on the stated amount, subject to NEE’s right to defer the payment of such contract adjustment payments.
If interest on the NEE Capital debentures is reset on a reset effective date that is not a scheduled interest payment date, the purchase contract agent will receive on behalf of holders of Corporate Units a payment from NEE Capital on the reset effective date of accrued and unpaid interest on the NEE Capital debentures from the most recent quarterly interest payment date to, but excluding, the reset effective date. On the quarterly payment date next following the reset effective date, Corporate Unit holders will receive a quarterly cash distribution comprised of their pro rata portion of that interest payment, the portion of their applicable ownership interest in the remarketing Treasury portfolio that matures prior to that quarterly payment date and the contract adjustment payment payable on that date. If interest on the NEE Capital debentures is reset on a reset effective date that is not a scheduled interest payment date, holders of separate NEE Capital debentures that were not a component of Corporate Units will receive on the reset effective date a payment of accrued and unpaid interest from the most recent quarterly interest payment date to, but excluding, the reset effective date. On the semi-annual interest payment date next following the reset effective date, holders of NEE Capital debentures will receive a payment of interest accrued from and including the reset effective date, to, but excluding, such interest payment date.
Holders of Treasury Units will be entitled to receive quarterly cash distributions of contract adjustment payments payable by NEE at the Contract Adjustment Rate per year on the $50 stated amount per Treasury Unit, subject to NEE’s right to defer the payment of such contract adjustment payments. Although holders of Treasury Units will not receive any interest payments on the Treasury securities pledged in connection with the creation of the Treasury Units, the holders of Treasury Units will continue to receive the scheduled interest payments on the NEE Capital debentures that were released to them when the Treasury Units were created for so long as they hold the NEE Capital debentures. Holders of Treasury Units will be required to accrue original issue discount (“OID”) on these Treasury securities.
Ranking
The NEE Capital debentures are senior unsecured obligations of NEE Capital and rank equally in right of payment with all of NEE Capital’s other unsecured and unsubordinated debt obligations. See “Description of the NEE Capital Debentures.”
NEE’s obligations under its guarantee of NEE Capital debentures are senior unsecured obligations of NEE and rank equally in right of payment with all of NEE’s other unsecured and unsubordinated debt obligations. See “Description of NEE Guarantee.”
NEE’s obligations with respect to contract adjustment payments are unsecured and subordinate and junior in right of payment to its obligations under any of its senior indebtedness. “Senior indebtedness” with respect to contract adjustment payments means all of NEE’s indebtedness of any kind, existing or incurred in the future, unless the instrument, if any, under which such indebtedness is incurred expressly provides that it is on a parity in right of payment with or subordinate in right of payment to the contract adjustment payments. Senior indebtedness will be entitled to the benefits of the subordination provisions in the purchase contract agreements.
Voting and Certain Other Rights
Holders of purchase contracts that are components of the Corporate Units or Treasury Units, in their capacities as such holders, will have no rights with respect to NEE common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on NEE common stock).

Trading of the Securities
Each series of Corporate Units is listed on the NYSE. Unless and until substitution has been made as described under “—Creating Treasury Units by Substituting a Treasury Security for a NEE Capital Debenture” or “—Recreating Corporate Units,” prior to a successful remarketing neither the NEE Capital debentures, nor the applicable ownership interest in the Treasury portfolio component of a Corporate Unit nor the Treasury security component of a Treasury Unit will trade separately from Corporate Units or Treasury Units. The applicable ownership interests in NEE Capital debentures or applicable ownership interest in the Treasury portfolio component will trade as a unit with the purchase contract component of the Corporate Units, and the Treasury security component will trade as a unit with the purchase contract component of the Treasury Units. NEE has no obligation or current intention to apply for listing of the Treasury Units or the NEE Capital debentures. There can be no assurance as to the liquidity of any secondary market for the Corporate Units or that may develop for the Treasury Units or the NEE Capital debentures.
Purchase of Equity Units and NEE Capital Debentures
NEE, its subsidiaries or its affiliates may from time to time, to the extent permitted by law, purchase any of the Corporate Units, Treasury Units or NEE Capital debentures which are then outstanding by tender, in the open market or by private agreement.
DESCRIPTION OF THE PURCHASE CONTRACTS
This section briefly summarizes some of the terms of the purchase contract agreements, the purchase contracts, the pledge agreements, each remarketing agreement, and the indenture and the officer’s certificates which supplemented the indenture and created the specific terms of the NEE Capital debentures. This summary does not contain a complete description of the purchase contracts. You should read this summary together with the purchase contract agreements, the pledge agreements, the remarketing agreements, the indenture, the officer’s certificates and other documents which established the purchase contracts for a complete understanding of all the provisions and for the definitions of some terms used in this summary. The purchase contract agreements, the purchase contracts, the pledge agreements and the officer’s certificates creating the specific terms of the NEE Capital debentures and the indenture have been previously filed with the SEC and are exhibits to the Form 10-K. In addition, the purchase contract agreements and the indenture are qualified under the Trust Indenture Act of 1939 and are therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.
Purchase of NEE Common Stock
Each purchase contract that is part of a Corporate Unit or a Treasury Unit will obligate its holder to purchase, and NEE to sell, on the Purchase Contract Settlement Date (unless the purchase contract terminates prior to that date or is settled early at the holder’s option), a number of newly issued shares of NEE common stock determined by reference to the “settlement rate,” for $50 in cash. The number of shares of NEE common stock issuable upon settlement of each purchase contract will be calculated, subject to adjustment under the circumstances described under “—Anti-dilution Adjustments” and “—Early Settlement upon a Fundamental Change,” as follows:
•    If the applicable market value of NEE common stock is equal to or greater than the Threshold Appreciation Price (as defined in Annex A), the applicable settlement rate shall equal the Minimum Settlement Rate (as defined in Annex A) of shares of NEE common stock, which is equal to $50 divided by the Threshold Appreciation Price.
Accordingly, if the applicable market value is greater than the Threshold Appreciation Price, the aggregate market value of the shares of NEE common stock issued upon settlement of each purchase contract will be higher than $50, assuming that the market price of NEE common stock on the date of settlement is the same as the applicable market value of NEE common stock. If the market price is the same as the Threshold Appreciation Price, the aggregate market value of those shares of NEE common stock will be equal to $50, assuming that the market price of NEE common stock on the date of settlement is the same as the applicable market value of NEE common stock.
•    If the applicable market value of NEE common stock is less than the Threshold Appreciation Price but greater than the Reference Price (as defined in Annex A), the applicable settlement rate shall equal the number of shares of NEE common stock equal to $50 divided by the applicable market value.
Accordingly, if the applicable market value is greater than the Reference Price, but the applicable market value does not exceed the Threshold Appreciation Price, the aggregate market value of the shares of NEE common stock issued upon settlement of each purchase contract will be equal to $50, assuming that the market price of NEE common stock on the date of settlement is the same as the applicable market value of NEE common stock.
•    If the applicable market value of NEE common stock is less than or equal to the Reference Price, the applicable settlement rate shall equal the Maximum Settlement Rate (as defined in Annex A) of shares of NEE common stock, which is equal to $50 divided by the Reference Price.
Accordingly, if the applicable market value is less than the Reference Price, the aggregate market value of the shares of NEE common stock issued upon settlement of each purchase contract will be less than $50, assuming that the market price of NEE common stock on the date of settlement is the same as the applicable market value of NEE common stock. If the market price is the same as the Reference Price, the aggregate market value of those shares of NEE common stock will be equal to $50, assuming that the market price of NEE common stock on the date of settlement is the same as the applicable market value of NEE common stock.
If a holder elects to settle its purchase contract early in the manner described under “—Early Settlement by Delivering Cash,” the number of shares of NEE common stock issuable upon settlement of such purchase contract will be Minimum Settlement Rate, subject to adjustment as described under “—Anti-dilution Adjustments.” The Maximum Settlement Rate and Minimum Settlement Rate are collectively referred to as the “fixed settlement rates.”
“Applicable market value” means the average of the closing price per share of NEE common stock on each of the 20 consecutive trading days ending on the third trading day immediately preceding the Purchase Contract Settlement Date.
“Closing price” of NEE common stock on any date of determination means
•    the closing sale price (or, if no closing price is reported, the last reported sale price) of NEE common stock on the NYSE on that date or, if NEE common stock is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which NEE common stock is so listed;
•    if shares of NEE common stock are not so reported, the last quoted bid price for NEE common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization; or
•    if the bid price is not available, the market value of NEE common stock on the date of determination as determined by a nationally recognized independent investment banking firm retained by NEE for this purpose.
A “trading day” means a day on which NEE common stock
•    is not suspended from trading on any national or regional securities exchange or over-the-counter market at the close of business, and

•    has traded at least once on the national or regional securities exchange or over-the-counter market that is the primary market for the trading of NEE common stock.
If the NEE common stock is not traded on a securities exchange or quoted in the over-the-counter market, then “trading day” shall mean business day.
NEE will not issue any fractional shares of its common stock pursuant to the purchase contracts. In lieu of fractional shares otherwise issuable (calculated on an aggregate basis) in respect of the purchase contracts being settled by a holder of Corporate Units or Treasury Units, the holder will be entitled to receive an amount of cash equal to the fraction of a share multiplied by the applicable market value (or, for an early settlement, by the Threshold Appreciation Price (taking into account any adjustments described under “Description of the Purchase Contracts—Anti-dilution Adjustments”)).
Unless:
•    a holder of Corporate Units or Treasury Units has early settled the related purchase contracts through the delivery of cash to the purchase contract agent in the manner described under “—Early Settlement by Delivering Cash” or under “—Early Settlement upon a Fundamental Change;”
•    a holder of Corporate Units or Treasury Units has settled the related purchase contracts with separate cash pursuant to prior notice given in the manner described under “—Notice to Settle with Cash;” or
•    an event described under “—Termination of Purchase Contracts” has occurred, then, on the Purchase Contract Settlement Date,
•    in the case of Corporate Units, provided that the Treasury portfolio has not replaced the NEE Capital debentures as a component of the Corporate Units as the result of a successful remarketing of the NEE Capital debentures or because a special event redemption or a mandatory redemption has occurred, such holders will be deemed to have elected to apply a portion of the put price equal to the principal amount of the NEE Capital debentures to satisfy in full the holder’s obligation to purchase NEE common stock under the related purchase contracts, and any amount of the put price remaining following settlement of such purchase contracts will be delivered to the purchase contract agent for the benefit of the holder of such Corporate Units; and
•    in the case of Treasury Units or, in the event that the Treasury portfolio has replaced the NEE Capital debentures as a component of the Corporate Units as the result of a successful remarketing of the NEE Capital debentures, a special event redemption or a mandatory redemption, in the case of Corporate Units, the principal amount of the related Treasury securities, or the applicable ownership interest in the Treasury portfolio, as applicable, when paid at maturity, will automatically be applied to satisfy in full the holder’s obligation to purchase NEE common stock under the related purchase contract.
NEE common stock will then be issued and delivered to the holder or the holder’s designee, upon presentation and surrender of the certificate evidencing the Equity Units, and payment by the holder of any transfer or similar taxes payable in connection with the issuance of NEE common stock to any person other than the holder.
Each holder of Corporate Units or Treasury Units, by acceptance of those securities, will be deemed to have:
•    irrevocably agreed to be bound by the terms and provisions of the Corporate Units and the Treasury Units and to perform such holder’s obligations under the related purchase contract and the related pledge agreement for so long as the holder remains a holder of Equity Units; and

•    duly and irrevocably appointed the purchase contract agent as the holder’s attorney-in-fact to enter into and perform the related purchase contracts and the related pledge agreement on behalf of and in the name of the holder.
In addition, each holder and beneficial owner of Corporate Units or Treasury Units, by acceptance of a beneficial interest in those securities, will be deemed to have covenanted and agreed to treat:
•    itself as the beneficial owner of the related applicable ownership interest in NEE Capital debentures, the applicable ownership interest in the Treasury portfolio (or, if applicable, cash) or the Treasury securities, as the case may be, and
•    the related applicable ownership interest in NEE Capital debentures as indebtedness, in each case, for all U.S. federal, state and local income, and franchise tax purposes.
So long as the Equity Units are held through the Depositary, the beneficial owners will have rights and obligations with respect to the Equity Units equivalent to those of a holder except exercisable only through the Depositary or its participants. See “—Book-Entry Only System.”
Remarketing
Pursuant to the applicable remarketing agreement, and subject to the terms of the related supplemental remarketing agreement, NEE Capital may, at its option and in its sole discretion, elect to remarket the NEE Capital debentures that are components of the Corporate Units on any remarketing date occurring during the period for early remarketing beginning on and including the fifth business day preceding the Six Month Date (as defined in Annex A) and ending on and including the ninth business day preceding the Purchase Contract Settlement Date, unless the NEE Capital debentures have been previously redeemed in connection with a special event redemption or a mandatory redemption or have been previously successfully remarketed. Each holder of NEE Capital debentures that are not a component of Corporate Units may elect to include those NEE Capital debentures in a remarketing. Any remarketing during the period for early remarketing will occur during one or more remarketing periods that consist of up to 15 business days selected by NEE Capital and will include the NEE Capital debentures that are components of the Corporate Units and those separate NEE Capital debentures whose holders have elected to include those NEE Capital debentures in the remarketing.
On any remarketing date selected by NEE Capital during the period for early remarketing, the remarketing agents will use their commercially reasonable efforts to obtain a price for the NEE Capital debentures remarketed equal to or greater than 100% of the remarketing Treasury portfolio purchase price plus the separate NEE Capital debentures purchase price plus the remarketing fee. In no event shall the price for the NEE Capital debentures on any remarketing date selected by NEE Capital occurring during the period for early remarketing be less than a price equal to 100% of the purchase price for the remarketing Treasury portfolio plus the separate NEE Capital debentures purchase price. The proceeds from the remarketing equal to the remarketing Treasury portfolio purchase price will be applied to purchase, on the reset effective date, a remarketing Treasury portfolio consisting of:
•    U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the Treasury Portfolio Maturity Deadline in an aggregate amount at maturity equal to the principal amount of the NEE Capital debentures that are components of the Corporate Units;
•    if the reset effective date occurs prior to the Three Month Date, with respect to the originally-scheduled quarterly interest payment dates on the NEE Capital debentures that would have occurred on the Three Month Date and the Purchase Contract Settlement Date, U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to (i) the Day Before the Three Month Date (in connection with the interest payment date that would have occurred on the Three Month Date) and (ii) the Treasury Portfolio Maturity Deadline (in connection with the interest payment date that would have occurred on the Purchase Contract Settlement Date), each in an aggregate amount at maturity equal to the aggregate interest payments that would be due on the Three Month Date and the Purchase Contract Settlement Date, respectively, on the principal amount of the NEE Capital debentures that would have been components of the Corporate Units assuming no remarketing and no reset of the interest rate on the NEE Capital debentures as described under “Description of the NEE Capital Debentures—Market Reset Rate” and assuming that interest on the NEE Capital debentures accrued from the reset effective date to, but excluding, the Three Month Date and from the Three Month Date to, but excluding, the Purchase Contract Settlement Date, respectively; and
•    if the reset effective date occurs on or after the Three Month Date, with respect to the originally-scheduled quarterly interest payment date on the NEE Capital debentures that would have occurred on the Purchase Contract Settlement Date, U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the Treasury Portfolio Maturity Deadline in an aggregate amount at maturity equal to the aggregate interest payment that would be due on the Purchase Contract Settlement Date on the principal amount of the NEE Capital debentures that would have been components of the Corporate Units assuming no remarketing and no reset of the interest rate on the NEE Capital debentures and assuming that interest on the NEE Capital debentures accrued from the reset effective date to, but excluding, the Purchase Contract Settlement Date.
If U.S. Treasury securities (or principal or interest strips thereof) that are to be included in the remarketing Treasury portfolio have a yield that is less than zero, then instead, at NEE Capital’s option, the remarketing Treasury portfolio will consist of an amount of cash equal to the aggregate principal amount at maturity of the applicable U.S. Treasury securities (or principal or interest strips thereof) described above. If the provisions set forth in this paragraph apply, references to “U.S. Treasury securities (or principal or interest strips thereof)” in connection with the remarketing Treasury portfolio will, thereafter, be deemed to be references to such amount of cash.
The remarketing Treasury portfolio will be substituted for the NEE Capital debentures that are components of the Corporate Units and will be pledged to NEE through the collateral agent to secure the holders’ obligations to purchase NEE common stock under the related purchase contracts. When paid at maturity, an amount of the remarketing Treasury portfolio equal to the principal amount of the NEE Capital debentures for which that Treasury portfolio was substituted will automatically be applied to satisfy the Corporate Unit holders’ obligations to purchase NEE common stock under the related purchase contracts on the Purchase Contract Settlement Date.
In addition, if a remarketing during the period for early remarketing is successful, the remarketing agents may deduct the remarketing fee from any portion of the proceeds from the remarketing of the NEE Capital debentures that is in excess of the sum of the remarketing Treasury portfolio purchase price and the aggregate separate NEE Capital debentures purchase price, which remarketing fee shall be 25 basis points (0.25%) of the sum of the remarketing Treasury portfolio purchase price and the aggregate separate NEE Capital debentures purchase price. The remarketing agents will then remit the separate NEE Capital debentures purchase price to the holders of NEE Capital debentures that were not a component of Corporate Units and whose holders elected to include those NEE Capital debentures in an early remarketing. The remarketing agents will then remit the remaining portion of the proceeds from the remarketing of those NEE Capital debentures, if any, for the benefit of the holders of Corporate Units and the holders, prior to remarketing, of NEE Capital debentures that were not a component of Corporate Units and whose holders elected to include those NEE Capital debentures in an early remarketing.
As used in this context, “remarketing Treasury portfolio purchase price” means the lowest aggregate price quoted by a primary U.S. government securities dealer in New York City to the quotation agent on the applicable remarketing day during the period for early remarketing for the purchase of the remarketing Treasury portfolio described above for settlement on the reset effective date; provided that if the remarketing Treasury portfolio consists of cash, “remarketing Treasury portfolio purchase price” means an amount of cash equal to the aggregate principal amount at maturity of the U.S. Treasury securities (or principal or interest strips thereof) that would have otherwise been components of the remarketing Treasury portfolio. “Quotation agent” means any primary U.S. government securities dealer in New York City selected by NEE Capital.

Following a successful remarketing, interest on the NEE Capital debentures will be payable semi-annually at the reset rate. The reset rate on the NEE Capital debentures to the maturity date will be determined on the date that the remarketing agents are able to successfully remarket the NEE Capital debentures. The reset rate and the semi-annual interest payment dates will become effective, if the remarketing is successful, on the reset effective date, which, in the case of a successful remarketing during the period for early remarketing, will be the third business day immediately following the date of the successful remarketing, unless the remarketing is successful within five business days of the next succeeding interest payment date in which case the reset effective date will be such interest payment date. See “—General,” “—Interest and Payment” and “—Market Reset Rate” under “Description of the NEE Capital Debentures.” The interest rate and scheduled interest payment dates of NEE Capital debentures that are held by holders that do not participate in a remarketing will still be reset on the reset effective date in accordance with any reset of the interest rate and modification of the scheduled interest payment dates of the NEE Capital debentures in connection with a successful remarketing.
If NEE Capital elects to conduct a remarketing on any remarketing date selected by NEE Capital during an early remarketing period and a successful remarketing does not occur because the remarketing agents cannot obtain a price for the NEE Capital debentures on any such date equal to at least 100% of the remarketing Treasury portfolio purchase price plus the separate NEE Capital debentures purchase price or a condition precedent to the remarketing has not been fulfilled, then the interest rate on the NEE Capital debentures will not be reset, the applicable ownership interests in NEE Capital debentures will continue to be a component of the Corporate Units and subsequent remarketings may, subject to the next paragraph, be attempted on another remarketing date selected by NEE Capital during such early remarketing period or during one or more subsequent early remarketing periods as described above.
Unless the NEE Capital debentures have been successfully remarketed on or prior to the ninth business day immediately preceding the Purchase Contract Settlement Date, the NEE Capital debentures that are components of the Corporate Units whose holders have failed to notify the purchase contract agent on or prior to the seventh business day immediately preceding the Purchase Contract Settlement Date of their intention to settle the related purchase contracts with separate cash will, unless a special event redemption or mandatory redemption has occurred or will occur prior to the Purchase Contract Settlement Date, be remarketed during a remarketing period beginning on and including the fifth business day, and ending on and including the third business day, immediately preceding the Purchase Contract Settlement Date. This remarketing period is referred to as the “final remarketing period,” and the third business day immediately preceding the Purchase Contract Settlement Date is referred to as the “final remarketing date.” In this remarketing, the remarketing agents will use their commercially reasonable efforts to obtain a price for the NEE Capital debentures equal to or greater than 100% of the aggregate principal amount of the NEE Capital debentures being remarketed plus the remarketing fee. In no event shall the price for the NEE Capital debentures being remarketed in this remarketing be less than the aggregate principal amount of the NEE Capital debentures being remarketed. A portion of the proceeds from this remarketing of the NEE Capital debentures that are components of the Corporate Units equal to the aggregate principal amount of such NEE Capital debentures will be automatically applied to satisfy in full the Corporate Unit holders’ obligations to purchase NEE common stock under the related purchase contracts on the Purchase Contract Settlement Date.
If a remarketing during the final remarketing period is successful, the remarketing agents may deduct the remarketing fee from any portion of the proceeds from the remarketing of the NEE Capital debentures that is in excess of the aggregate principal amount of the remarketed NEE Capital debentures, which remarketing fee shall be 25 basis points (0.25%) of the aggregate principal amount of the NEE Capital debentures remarketed. The remarketing agents will then remit an amount equal to 100% of the aggregate principal amount of the NEE Capital debentures that were not components of the Corporate Units to the holders of such NEE Capital debentures who elected to participate in the remarketing. The remarketing agents will then remit the remaining portion of the proceeds from the remarketing of the NEE Capital debentures, if any, for the benefit of the holders of Corporate Units and the holders, prior to remarketing, of such debentures.
If a remarketing attempt described above is unsuccessful on the first day of the final remarketing period, subsequent remarketings will be attempted as described above on each of the two following remarketing days in the final remarketing period until a successful remarketing occurs.

If the remarketing of the NEE Capital debentures on or prior to the final remarketing date is not successful because the remarketing agents cannot obtain a price of at least 100% of the aggregate principal amount of the NEE Capital debentures being remarketed or a condition precedent to such remarketing has not been fulfilled, all holders of NEE Capital debentures (including beneficial owners of NEE Capital debentures that are components of the Corporate Units) will have the right to put their NEE Capital debentures to NEE Capital on the Purchase Contract Settlement Date, upon at least two business days’ prior written notice to the purchase contract agent, for an amount equal to the put price. A holder of Corporate Units will be deemed to have automatically exercised this put right with respect to the NEE Capital debentures that are components of such Corporate Units unless, on the second business day immediately prior to the purchase contract settlement date, the holder provides written notice to the purchase contract agent of its intention to settle the related purchase contracts with separate cash and, on or prior to the business day immediately preceding the purchase contract settlement date, delivers to the collateral agent $50 in cash per purchase contract. This settlement with separate cash may only be effected in integral multiples of 20 Corporate Units. Unless a holder of Corporate Units has settled the related purchase contracts with separate cash on or prior to the business day immediately preceding the purchase contract settlement date, the holder will be deemed to have elected to apply a portion of the put price equal to the principal amount of the NEE Capital debentures against such holder’s obligations to purchase NEE common stock under the related purchase contracts, thereby satisfying such obligations in full, and NEE will deliver to such holder NEE common stock pursuant to the related purchase contracts. Any amount of the put price remaining following settlement of such purchase contracts will be delivered to the purchase contract agent for the benefit of the holder of such Corporate Units.
NEE Capital will announce any remarketing of the NEE Capital debentures on the sixth business day immediately preceding the first remarketing day of a remarketing period and, for the final remarketing period, NEE Capital will announce the remarketing of the NEE Capital debentures on the third business day immediately preceding the first remarketing day of the final remarketing period. Each such announcement (each a “remarketing announcement”) on each such date (each, a “remarketing announcement date”) shall specify
•    if the remarketing announcement relates to a remarketing to occur during the period for early remarketing, that
•    the NEE Capital debentures may be remarketed on any and all of the remarketing dates during the remarketing period selected by NEE Capital,
•    the reset effective date will be the third business day following the remarketing date on which the NEE Capital debentures are successfully remarketed, unless the remarketing is successful within five business days of the next succeeding interest payment date in which case the reset effective date will be such interest payment date,
•    the reset rate and interest payment dates for the NEE Capital debentures will be established on the remarketing date on which the NEE Capital debentures are successfully remarketed and effective on and after the reset effective date,
•    the reset rate will equal the coupon rate on the NEE Capital debentures that will enable the NEE Capital debentures to be remarketed at a price equal to 100% of the remarketing Treasury portfolio purchase price plus the aggregate separate NEE Capital debentures purchase price plus the remarketing fee, and
•    the remarketing fee will equal 25 basis points (0.25%) of the sum of the remarketing Treasury portfolio purchase price and the aggregate separate NEE Capital debentures purchase price.
•    if the remarketing announcement relates to a remarketing to occur during the final remarketing period, that
•    the NEE Capital debentures may be remarketed on any and all of the third, fourth or fifth business days following the remarketing announcement date,

•    the reset effective date will be the Purchase Contract Settlement Date if there is a successful remarketing,
•    the reset rate and interest payment dates for the NEE Capital debentures will be established on the remarketing date on which the NEE Capital debentures are successfully remarketed and effective on and after the reset effective date,
•    the reset rate will equal the coupon rate on the NEE Capital debentures that will enable the NEE Capital debentures to be remarketed at a price equal to 100% of their aggregate principal amount plus the remarketing fee, and
•    the remarketing fee will equal 25 basis points (0.25%) of the aggregate principal amount of the NEE Capital debentures being remarketed.
If required, NEE Capital will use its commercially reasonable efforts to ensure that a registration statement with respect to the full principal amount of the NEE Capital debentures to be remarketed is effective such that the remarketing agents may rely on it in connection with the remarketing process. If a successful remarketing occurs on a remarketing date, NEE Capital will request the Depositary to notify its participants holding separate NEE Capital debentures of the reset rate and interest payment dates established for the NEE Capital debentures during the remarketing on the business day following the remarketing date on which the NEE Capital debentures were successfully remarketed. If a successful remarketing does not occur during a remarketing period, NEE Capital will cause a notice of the unsuccessful remarketing attempt to be published on the business day following the last remarketing day of the remarketing period (which notice, in the event of an unsuccessful remarketing on the final remarketing date, shall be published not later than 9:00 a.m., New York City time, and shall include the procedures that must be followed if a holder of separate NEE Capital debentures wishes to exercise its right to put such NEE Capital debentures to NEE Capital), in each case, by making a timely release to any appropriate news agency, including Bloomberg News and the Dow Jones Newswires.
In connection with a remarketing, holders of NEE Capital debentures that are not a component of the Corporate Units may elect to have their NEE Capital debentures remarketed as described under “Description of the NEE Capital Debentures—Optional Remarketing.”
A holder of Corporate Units may elect not to participate in any remarketing and to retain its applicable ownership interests in NEE Capital debentures that are components of the holder’s Corporate Units by (1) creating Treasury Units at any time prior to the business day preceding any remarketing period, (2) if there has not been a successful remarketing prior to the final remarketing period, providing written notice to the purchase contract agent of the holder’s intention to pay cash to satisfy its obligation under the related purchase contracts on or prior to the seventh business day before the Purchase Contract Settlement Date and delivering the cash payment required under the purchase contracts to the collateral agent on or prior to the sixth business day before the Purchase Contract Settlement Date or (3) settling the related purchase contracts early.
Early Settlement by Delivering Cash
At any time prior to the seventh business day immediately preceding the Purchase Contract Settlement Date, in the case of Corporate Units (of which the applicable ownership interest in a NEE Capital debenture remains a component), or at any time prior to the second business day immediately preceding the Purchase Contract Settlement Date, in the case of Treasury Units (or Corporate Units of which the applicable ownership interest in a NEE Capital debenture no longer is a component, or which remains a component because a successful remarketing did not occur during the final remarketing period), a holder of Equity Units may settle the related purchase contracts in their entirety provided that at such time, if so required under the U.S. federal securities laws, there is in effect a registration statement covering the shares of common stock to be delivered in respect of the purchase contracts being settled, by presenting and surrendering the related Equity Units certificate at the office of the purchase contract agent with the form of “Election to Settle Early/Fundamental Change Early Settlement” on the reverse side of such certificate completed and executed as indicated, accompanied by payment to NEE in immediately available funds of an amount equal to:
•    $50 multiplied by the number of purchase contracts being settled, plus
•    if the delivery is made with respect to any purchase contract during the period from the close of business on any record date next preceding any payment date to the opening of business on such payment date, an amount equal to the contract adjustment payments payable, if any, on the payment date with respect to the purchase contract; provided that no payment is required if NEE has elected to defer the contract adjustment payments which would otherwise be payable on the payment date.
If a purchase contract is settled early other than on a fundamental change early settlement date, and other than as discussed under “—Option to Defer Contract Adjustment Payments” with respect to deferred contract adjustment payments, a holder will have no right to receive any accrued and unpaid contract adjustment payments.
If the Treasury portfolio has not replaced the NEE Capital debentures as a component of Corporate Units, holders of Corporate Units will not be permitted to exercise their early settlement right during any period commencing on and including the business day preceding any remarketing period and ending on and including, in the case of a successful remarketing during that remarketing period, the reset effective date or, if no remarketing during such remarketing period is successful, the business day following the last remarketing date in the applicable remarketing period.
Holders of Corporate Units may settle early only in integral multiples of 20 Corporate Units. If a Treasury portfolio has replaced the NEE Capital debentures as a component of Corporate Units as a result of a successful remarketing of the NEE Capital debentures, a special event redemption or a mandatory redemption, holders of Corporate Units may settle early only in integral multiples of the Minimum Number of Corporate Units (or such other number of Corporate Units as may be determined by the remarketing agents upon a successful remarketing of NEE Capital debentures if the reset effective date is not a regular quarterly interest payment date). Holders of Treasury Units may settle early only in integral multiples of 20 Treasury Units.
So long as the Equity Units are evidenced by one or more global security certificates deposited with the Depositary, procedures for early settlement will also be governed by standing arrangements between the Depositary and the purchase contract agent.
The early settlement right is also subject to the condition that, if so required under the U.S. federal securities laws, NEE has a registration statement under the Securities Act of 1933 in effect covering the shares of NEE common stock and other securities, if any, deliverable upon settlement of a purchase contract. NEE has agreed that, if so required under the U.S. federal securities laws, NEE will use its commercially reasonable efforts to (1) have a registration statement in effect covering those shares of common stock and other securities to be delivered in respect of the purchase contracts being settled, and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement.
Upon early settlement of the purchase contracts related to any Corporate Units or Treasury Units:
•    the holder will receive a number of newly issued shares of NEE common stock equal to the Minimum Settlement Rate per Corporate Unit or Treasury Unit, regardless of the market price of NEE common stock on the date of early settlement, subject to adjustment under the circumstances described under “—Anti-dilution Adjustments” below, accompanied by an appropriate prospectus if required by law;
•    the NEE Capital debentures, the applicable ownership interest in the Treasury portfolio or the Treasury securities, as the case may be, related to the Corporate Units or Treasury Units will be transferred to the holder free and clear of NEE’s security interest;

•    the holder’s right to receive future contract adjustment payments will terminate and any accrued and unpaid contract adjustment payments for the period since the most recent quarterly payment date will terminate; and
•    no adjustment will be made to or for the holder on account of any accrued and unpaid contract adjustment payments referred to in the previous bullet point.
NEE will not issue any fractional shares of its common stock in connection with early settlement of any purchase contracts. In lieu of fractional shares otherwise issuable (calculated on an aggregate basis) in respect of the purchase contracts being early settled on any date by a holder of Corporate Units or Treasury Units, the holder will be entitled to receive an amount of cash equal to the fraction of a share multiplied by the Threshold Appreciation Price (taking into account any adjustments described under “Description of the Purchase Contracts—Anti-dilution Adjustments.”).
If the purchase contract agent receives an Equity Unit certificate, accompanied by the completed and executed “Election to Settle Early/Fundamental Change Early Settlement” and the required immediately available funds, from a holder of Equity Units by 5:00 p.m., New York City time, on a business day, that day will be considered the settlement date for the purchase contracts that form a component of those Equity Units. If the purchase contract agent receives the necessary documentation and funds after 5:00 p.m., New York City time, on a business day or at any time on a day that is not a business day, the next business day will be considered the settlement date for the purchase contracts that form a component of those Equity Units.
Upon early settlement of purchase contracts in the manner described above, presentation and surrender of the Equity Unit certificate evidencing the related Corporate Units or Treasury Units and payment of any transfer or similar taxes payable by the holder in connection with the issuance of the related NEE common stock to any person other than the holder of the Corporate Units or Treasury Units, NEE will cause the shares of its common stock being purchased to be issued, and the related NEE Capital debentures, the applicable ownership interest in the Treasury portfolio or the Treasury securities, as the case may be, securing the purchase contracts to be released from the pledge under the pledge agreements described under “—Pledged Securities and Pledge Agreements” and transferred, within three business days following the settlement date, to the purchasing holder or the holder’s designee.
Early Settlement upon a Fundamental Change
Prior to the Purchase Contract Settlement Date, if NEE is involved in a transaction that constitutes a fundamental change (as defined below), then following the fundamental change each holder of an Equity Unit will have the right to accelerate and settle the related purchase contract that is a component of the Equity Unit early at the settlement rate determined as if the applicable market value equaled the stock price (as defined below), plus an additional make-whole amount of shares (such additional make-whole amount of shares being hereafter referred to as the “make-whole shares”), provided that at such time, if so required under the U.S. federal securities laws, there is in effect a registration statement covering the common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled. This right is referred to as the “fundamental change early settlement right.”
NEE will provide each holder of an Equity Unit with a notice of the completion of a fundamental change within five business days thereof. The notice will specify a date, which shall be at least ten days after the date of the notice but no later than the earlier of 20 days after the date of such notice or five business days prior to the Purchase Contract Settlement Date, by which each holder’s fundamental change early settlement right must be exercised. The notice will set forth, among other things, the applicable settlement rate and the kind and amount of securities, cash or other consideration receivable by the holder upon settlement. To exercise the fundamental change early settlement right, a holder of an Equity Unit shall deliver to the purchase contract agent, no later than 4:00 p.m., New York City time, on the third business day before the fundamental change early settlement date, the certificate or certificates evidencing such holder’s Corporate Units or Treasury Units, and payment of the applicable purchase price in immediately available funds.
A “fundamental change” will be deemed to have occurred if either of the following occurs:

(1)    a “person” or “group” within the meaning of Section 13(d) of the Securities Exchange Act of 1934 has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Securities Exchange Act of 1934, of NEE common stock representing more than 50% of the voting power of NEE common stock; or
(2)    NEE is involved in a consolidation with or merger into any other person, or any merger of another person into NEE, or any transaction or series of related transactions (other than a merger or consolidation that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of NEE common stock), in each case in which 10% or more of the total consideration paid to NEE’s shareholders consists of cash or cash equivalents.
If a holder exercises the fundamental change early settlement right, NEE will deliver to the holder on the fundamental change early settlement date the kind and amount of securities, cash or other consideration that the holder would have been entitled to receive if such holder had settled the purchase contract immediately before the fundamental change at the settlement rate described above, plus the make-whole shares. The holder will also receive the NEE Capital debentures, the applicable ownership interest in the Treasury portfolio or the Treasury securities that are a component of the Corporate Units or Treasury Units, as the case may be. If a holder of an Equity Unit does not elect to exercise its fundamental change early settlement right, its Corporate Units or Treasury Units will remain outstanding and subject to normal settlement on the Purchase Contract Settlement Date. NEE has agreed that, if so required under the U.S. federal securities laws, NEE will use its commercially reasonable efforts to (1) have in effect a registration statement covering the securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with an early settlement upon a fundamental change. In the event that a holder seeks to exercise its fundamental change early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective, the holder’s exercise of such right shall be void unless and until such a registration statement shall be effective and NEE will have no further obligation with respect to any such registration statement if, notwithstanding using its commercially reasonable efforts, no registration statement is then effective.
If the Treasury portfolio has replaced the NEE Capital debentures as a component of the Corporate Units, holders of Corporate Units may exercise the fundamental change early settlement right only in integral multiples of the Minimum Number of Corporate Units (or such other number of Corporate Units as may be determined by the remarketing agents upon a successful remarketing of the NEE Capital debentures if the reset effective date is not a regular quarterly interest payment date). Otherwise, a holder of Corporate Units or Treasury Units may exercise the fundamental change early settlement right only in integral multiples of 20 Corporate Units or 20 Treasury Units, respectively.
Calculation of the Number of Make-Whole Shares. The number of make-whole shares per purchase contract applicable to a fundamental change early settlement will be determined by reference to the applicable Fundamental Change Early Settlement Table (set forth in Annex A), based on the date on which the fundamental change becomes effective (the “effective date”) and the “stock price” in the fundamental change, which will be:
•    in the case of a fundamental change described in clause (2) in the definition of “fundamental change” above and the holders of NEE common stock receive only cash in such fundamental change, the stock price paid per share will be the cash amount paid per share; or
•    otherwise, the stock price paid per share will be the average of the closing prices of NEE common stock over the 20 consecutive trading day period ending on the trading day immediately preceding the effective date of the fundamental change.
The stock prices set forth in the first column heading of the Fundamental Change Early Settlement Tables will be adjusted upon the occurrence of certain events requiring anti-dilution adjustments to the fixed settlement rates. Each of the make-whole share amounts in the tables will be subject to adjustment in the same manner as the fixed settlement rates. See “—Anti-dilution Adjustments.”

The exact stock price and effective date applicable to a fundamental change may not be set forth on the table, in which case:
•    if the stock price is between two stock price amounts on the table or the effective date is between two dates on the table, the amount of make-whole shares will be determined by straight line interpolation between the make-whole share amounts set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year;
•    if the stock price is in excess of the Fundamental Change Early Settlement Table High Price (as defined in Annex A) per share (subject to adjustment as described above), then the amount of make-whole shares will be zero; and
•    if the stock price is less than the Fundamental Change Early Settlement Table Low Price (as defined in Annex A) per share (subject to adjustment as described above) (the “minimum stock price”), then the amount of make-whole shares will be determined as if the stock price equaled the minimum stock price, using straight line interpolation, as described above, if the effective date is between two dates on the table.
Notice to Settle with Cash
A holder of a Corporate Unit (of which the applicable ownership interest in a NEE Capital debenture remains a component) that wishes to settle the related purchase contract with separate cash prior to the final remarketing period must notify the purchase contract agent by presenting and surrendering the certificate evidencing the Corporate Unit at the office of the purchase contract agent with the form of “Notice to Settle by Separate Cash” on the reverse side of the certificate completed and executed as indicated on or prior to 5:00 p.m., New York City time, on the seventh business day immediately preceding the Purchase Contract Settlement Date and delivering the required cash payment to the collateral agent on or prior to 11:00 a.m., New York City time, on the sixth business day immediately preceding the Purchase Contract Settlement Date.
A holder of a Treasury Unit or a Corporate Unit (of which the applicable ownership interest in a NEE Capital debenture is no longer a component or remains a component because a successful remarketing did not occur during the final remarketing period) that wishes to settle the related purchase contract with separate cash must notify the purchase contract agent by presenting and surrendering the certificate representing the Treasury Unit or the certificate evidencing the Corporate Unit, as the case may be, at the office of the purchase contract agent with the form of “Notice to Settle by Separate Cash” on the reverse side of such certificate completed and executed as indicated on or prior to 5:00 p.m., New York City time, on the second business day immediately preceding the Purchase Contract Settlement Date and delivering the required cash payment to the collateral agent on or prior to 11:00 a.m., New York City time, on the business day immediately preceding the Purchase Contract Settlement Date.
Upon cash settlement, the NEE Capital debenture or the applicable ownership interest in a Treasury portfolio, as the case may be, related to the Corporate Units will be transferred to the holder free and clear of NEE’s security interest. The holder of the Corporate Units will then receive the applicable number of shares of NEE common stock on the Purchase Contract Settlement Date.
Upon cash settlement, the Treasury security related to the Treasury Units will be transferred to the holder free and clear of NEE’s security interest. The holder of the Treasury Units will then receive the applicable number of shares of NEE common stock on the Purchase Contract Settlement Date.
If a holder of a Corporate Unit that has given notice of its intention to settle the purchase contract with separate cash fails to deliver the cash to the collateral agent by the applicable time and date specified above, the NEE Capital debentures component of such holder’s Corporate Units will automatically be remarketed or, if the NEE Capital debentures are not successfully remarketed during the final remarketing period, all holders of NEE Capital debentures (including beneficial owners of NEE Capital debentures that are components of the Corporate Units) will have the right to put their NEE Capital debentures to NEE Capital as described under “—Remarketing” above.

If a holder of a Treasury Unit that has given notice of its intention to settle the purchase contract with separate cash fails to deliver the cash to the collateral agent by the applicable time and date specified above, the proceeds of the Treasury security component of such holder’s Treasury Unit will be used to satisfy the holder’s obligation to purchase NEE common stock under the related purchase contract.
Contract Adjustment Payments
Contract adjustment payments in respect of Corporate Units and the Treasury Units are fixed at the Contract Adjustment Rate on $50 per purchase contract per year. Contract adjustment payments payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of contract adjustment payments for any period shorter than a full quarterly period for which contract adjustments payments are computed will be computed on the basis of the number of days in the period using 30-day calendar months. Contract adjustment payments will accrue from the Closing Date (as defined in Annex A) and will be payable quarterly in arrears on the Quarterly Payment Dates (as defined in Annex A) of each year, commencing the Initial Payment Date (as defined in Annex A).
Contract adjustment payments will be payable to the holders of purchase contracts as they appear on the books and records of the purchase contract agent on the relevant record dates, which, as long as all of the Equity Units remain in book-entry only form, will be the close of business on the business day immediately prior to the relevant payment date. These distributions will be paid through the purchase contract agent, who will hold amounts received in respect of the contract adjustment payments for the benefit of the holders of the purchase contracts relating to the Equity Units. Subject to any applicable laws and regulations, each such payment will be made as described under “—Book-Entry Only System.” In the event that all of the Equity Units do not remain in book-entry only form, NEE shall have the right to select relevant record dates, which shall be at least one business day but not more than 60 business days prior to the relevant payment dates, and to make payments by check mailed to the specified address of the holder as of the relevant record date or by wire transfer to an account appropriately designated by the holder entitled to payment.
If any date on which contract adjustment payments are to be made is not a business day, then payment of the contract adjustment payments payable on that date will be made on the next succeeding day which is a business day, and no interest or payment will be paid in respect of the delay. However, if such next succeeding business day is in the next succeeding calendar year, that payment will be made on the business day immediately preceding the scheduled payment date, in each case with the same force and effect as if made on that scheduled payment date. A “business day” means any day other than a Saturday, Sunday or any other day on which banking institutions and trust companies in New York City are permitted or required by any applicable law, regulation or executive order to close.
NEE’s obligations with respect to contract adjustment payments will be subordinate and junior in right of payment to its obligations under any of its senior indebtedness. Upon any payment or distribution of assets of NEE to its creditors upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other similar proceedings, the holders of NEE’s senior indebtedness shall first be entitled to receive payment in full of all amounts due or to become due thereon, or payment of such amounts shall have been provided for, before the holders of Equity Units shall be entitled to receive any contract adjustment payments with respect to any Equity Unit.
By reason of this subordination, in those events, holders of NEE’s senior indebtedness may receive more, ratably, and holders of Equity Units may receive less, ratably, than NEE’s other creditors. Because NEE is a holding company, contract adjustment payments on the Equity Units are effectively subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock issued, guaranteed or otherwise incurred by NEE’s subsidiaries. NEE’s subsidiaries are separate and distinct legal entities and have no obligation to pay any contract adjustment payments or to make any funds available for such payment.

In addition, no payment of contract adjustment payments with respect to any Equity Units may be made if:
•    any payment default on any senior indebtedness of NEE has occurred and is continuing beyond any applicable grace period; or
•    any default on any indebtedness of NEE (other than a payment default with respect to senior indebtedness) occurs and is continuing that permits the acceleration of the maturity on any indebtedness of NEE and the purchase contract agent receives a written notice of such default from NEE or the holders of such senior indebtedness.
Option to Defer Contract Adjustment Payments
NEE may, at its option and upon prior written notice to the holders of Equity Units and the purchase contract agent, defer the payment of contract adjustment payments on the related purchase contracts that are a component of the Equity Units otherwise payable on a payment date to any subsequent payment date (a “deferral period”) until no later than the Purchase Contract Settlement Date; provided, however, that in an early settlement upon a fundamental change or any other early settlement of the purchase contracts, NEE will pay deferred contract adjustment payments to but not including the fundamental change settlement date or the most recent quarterly payment date, as applicable. Prior to the expiration of any deferral period, NEE may further extend such deferral period to any subsequent payment date, but not beyond the Purchase Contract Settlement Date (or any applicable early settlement date or fundamental change early settlement date). Any deferred contract adjustment payments will accrue additional contract adjustment payments at the Corporate Unit Aggregate Rate per year until paid, compounded quarterly, which is equal to the rate of total distributions on the Corporate Units. If a purchase contract is settled early other than on a fundamental change early settlement date, and other than as discussed above with respect to deferred contract adjustment payments, a holder will have no right to receive any accrued and unpaid contract adjustment payments. In addition, if the purchase contracts are terminated upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to NEE, the right to receive any accrued and unpaid contract adjustment payments and deferred contract adjustment payments will also terminate.
In the event that NEE exercises its right to defer the payment of contract adjustment payments, then, until the deferred contract adjustment payments have been paid, NEE will not declare or pay dividends on, make other distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or make guarantee payments with respect to the foregoing other than:
•    purchases, redemptions or other acquisitions of shares of NEE capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or agents or a stock purchase or dividend reinvestment plan, or the satisfaction of its obligations pursuant to any contract or security, outstanding on the date that payment of contract adjustment payments is deferred requiring NEE to purchase, redeem or acquire its capital stock;
•    as a result of a reclassification of NEE’s capital stock or the exchange or conversion of all or a portion of one class or series of its capital stock, or the capital stock of one of its subsidiaries, for another class or series of its capital stock;
•    any exchange, redemption or conversion of any class or series of its indebtedness, or the indebtedness of one of its subsidiaries, for any class or series of its capital stock;
•    the purchase of fractional interests in shares of NEE capital stock pursuant to the conversion or exchange provisions of the capital stock or securities of NEE or one of its subsidiaries being converted or exchanged, or in connection with the settlement of stock purchase contracts;
•    dividends or other distributions paid or made in NEE capital stock (or rights to acquire NEE capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of NEE capital stock) and distributions in connection with the settlement of stock purchase contracts; or
•    redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan or the declaration or payment thereunder of a dividend or other distribution of or with respect to rights in the future.
NEE’s subsidiaries will not be restricted from making any similar payments on their capital stock if NEE exercises its right to defer payment of any contract adjustment payments.
Anti-dilution Adjustments
In order to maintain a holder’s relative investment in NEE common stock upon the occurrence of certain events, each fixed settlement rate will be subject to the following adjustments:
(1) Stock Dividends. If NEE pays or makes a dividend or other distribution on NEE common stock in such common stock, each fixed settlement rate in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be increased by dividing:
•    such fixed settlement rate by
•    a fraction, the numerator of which shall be the number of shares of NEE common stock outstanding at the close of business on the date fixed for such determination and the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution.
(2) Stock Purchase Rights. If NEE issues to all holders of NEE common stock, rights, options, warrants or other securities (that are not available on an equivalent basis to holders of Equity Units upon settlement of the purchase contracts), entitling them to subscribe for or purchase shares of NEE common stock for a period expiring within 45 days from the date of issuance of such rights, options, warrants or other securities at a price per share of NEE common stock less than the current market price (as defined below) on the date fixed for the determination of shareholders entitled to receive such rights, options, warrants or other securities (other than pursuant to a dividend reinvestment, stock purchase or similar plan), each fixed settlement rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing:
•    such fixed settlement rate by
•    a fraction, the numerator of which shall be the number of shares of NEE common stock outstanding at the close of business on the date fixed for such determination plus the number of shares of NEE common stock which the aggregate consideration expected to be received by NEE upon the exercise, conversion or exchange of such rights, options, warrants or other securities would purchase at such current market price and the denominator of which shall be the number of shares of NEE common stock outstanding at the close of business on the date fixed for such determination plus the number of shares of NEE common stock so offered for subscription or purchase, either directly or indirectly.
(3) Stock Splits, Reverse Splits and Combinations. If outstanding shares of NEE common stock shall be subdivided, split or reclassified into a greater number of shares of NEE common stock, each fixed settlement rate in effect at the opening of business on the day following the day upon which such subdivision, split or reclassification becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of NEE common stock shall each be combined or reclassified into a smaller number of shares of NEE common stock, each fixed settlement rate in effect at the opening of business on the day following the day upon which such combination or reclassification becomes effective shall be proportionately reduced.

(4) Debt or Asset Distributions. If NEE, by dividend or otherwise, distributes to all holders of NEE common stock evidences of its indebtedness or assets (including securities but excluding any rights, options, warrants or other securities referred to in paragraph (2) above, any dividend or other distribution paid exclusively in cash referred to in paragraph (5) below (including the Reference Dividend (as defined in Annex A), as described therein) and any dividend or other distribution of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of a spin-off referred to below, or dividend or other distribution referred to in paragraph (1) above), each fixed settlement rate in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution shall be increased by dividing:
•    such fixed settlement rate by
•    a fraction, the numerator of which shall be the current market price on the date fixed for such determination less the then fair market value (as determined in good faith by NEE’s board of directors, whose good faith determination will be conclusive) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of NEE common stock and the denominator of which shall be such current market price.
In the case of the payment of a dividend or other distribution on NEE common stock of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of NEE, which is referred to as a “spin-off,” the fixed settlement rates in effect immediately before the close of business on the record date fixed for determination of shareholders entitled to receive that distribution will be increased by dividing:
•    such fixed settlement rate by
•    a fraction, the numerator of which shall be the current market price of NEE common stock and the denominator of which shall be such current market price plus the fair market value (as determined in good faith by NEE’s board of directors, whose good faith determination will be conclusive) of those shares of capital stock or similar equity interests so distributed applicable to one share of common stock.
The adjustment to the fixed settlement rates under the preceding paragraph will occur on the date that is the earlier of:
•    the tenth trading day from and including the effective date of the spin-off; and
•    in the case of any spin-off that is effected simultaneously with an initial public offering of the securities being distributed in the spin-off, the date on which the initial public offering price of the securities being offered in such initial public offering is determined.
For purposes of this section, “initial public offering” means the first time securities of the same class or type as the securities being distributed in the spin-off are offered to the public for cash.
In the event of a spin-off that is not effected simultaneously with an initial public offering of the securities being distributed in the spin-off, the fair market value of the securities to be distributed to holders of NEE common stock means the average of the closing sale prices of those securities over the first ten trading days following the effective date of the spin-off. Also, for purposes of such a spin-off, the current market price of NEE common stock means the average of the closing sale prices of NEE common stock over the first ten trading days following the effective date of the spin-off.
If, however, an initial public offering of the securities being distributed in the spin-off is to be effected simultaneously with the spin-off, the fair market value of the securities being distributed in the spin-off means the initial public offering price, while the current market price of NEE common stock means the closing sale price of NEE common stock on the trading day on which the initial public offering price of the securities being distributed in the spin-off is determined.
(5) Cash Distributions. If NEE, by dividend or otherwise, makes distributions to all holders of NEE common stock exclusively in cash during any fiscal quarter (excluding any cash that is distributed in a reorganization event to which the provisions described below under “—Reorganization Events” apply or as part of a distribution referred to in paragraph (4) above) in an amount that exceeds the Reference Dividend per share of NEE common stock, immediately after the close of business on the date fixed for determination of the shareholders entitled to receive such distribution, each fixed settlement rate shall be increased by dividing:
•    each fixed settlement rate by
•    a fraction, the numerator of which shall be equal to the current market price on the date fixed for such determination less the per share amount of the distribution and the denominator of which shall be equal to such current market price minus the Reference Dividend.
The Reference Dividend is subject to adjustment (without duplication) from time to time whenever the fixed settlement rates are adjusted, in a manner inversely proportional to any such adjustment, provided that no adjustment will be made to the Reference Dividend for any adjustment made to the fixed settlement rates pursuant to this paragraph (5). In the event that such dividend or other distribution is not so paid or made, each fixed settlement rate shall again be adjusted to be the fixed settlement rates which would then be in effect if such dividend or other distribution had not been declared.
(6) Tender and Exchange Offers. In case a tender offer or exchange offer made by NEE or any subsidiary for all or any portion of NEE common stock shall expire and such tender offer or exchange offer (as amended through the expiration thereof) shall require the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the tender offer or exchange offer) of reacquired shares (as defined below)) of an aggregate consideration having a fair market value per share (as determined in good faith by NEE’s board of directors, whose good faith determination will be conclusive) of NEE common stock that exceeds the closing price of NEE common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, then, immediately prior to the opening of business on the trading day after the date of the last time (which is referred to as the “expiration time”) tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as amended through the expiration thereof), each fixed settlement rate shall be increased by dividing:
•    each fixed settlement rate immediately prior to the close of business on the date of the expiration time by
•    a fraction (A) the numerator of which shall be equal to (i) the product of (x) the current market price of NEE common stock on the date of the expiration time and (y) the number of shares of common stock outstanding (including any tendered or exchanged shares) on the date of the expiration time less (ii) the amount of cash plus the fair market value (as determined in good faith by NEE’s board of directors, whose good faith determination will be conclusive) of the aggregate consideration if any, other than cash, payable to shareholders pursuant to the tender offer or exchange offer (assuming the acceptance, up to any maximum specified in the terms of the tender offer or exchange offer, of reacquired shares), and (B) the denominator of which shall be equal to the product of (i) the current market price on the date of the expiration time and (ii) the result of (x) the number of shares of NEE common stock outstanding (including any tendered or exchanged shares) on the date of the expiration time less (y) the number of all shares validly tendered pursuant to the tender offer or exchange offer, not withdrawn and accepted on the date of the expiration time (such validly tendered or exchanged shares, up to any such maximum, being referred to as the “reacquired shares”).
The “current market price” per share of NEE common stock or any other security on any day means the average of the daily closing prices for the 20 consecutive trading days preceding the earlier of the day immediately preceding the day in question and the day before the “ex date” with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term “ex date,” when used with respect to any issuance or distribution, means the first date on which NEE common stock or such other security, as applicable, trades, regular way, on the principal U.S. securities exchange or quotation system on which NEE common stock or such other security, as applicable, is listed or quoted at that time, without the right to receive the issuance or distribution.
Reorganization Events. The following events are defined as “reorganization events”:
•    any consolidation or merger of NEE with or into another person or of another person with or into NEE, except in cases where NEE is the continuing entity and NEE common stock outstanding immediately prior to the consolidation or merger is not exchanged for cash, securities or other property of NEE or another person;
•    any sale, transfer, lease or conveyance to another person of the property of NEE as an entirety or substantially as an entirety;
•    any statutory share exchange business combination of NEE with another person (other than a statutory share exchange business combination in which NEE is the continuing entity and in which NEE common stock outstanding immediately prior to the statutory share exchange business combination is not exchanged for cash, securities or other property of NEE or another person); or
•    any liquidation, dissolution or winding up of NEE (other than as a result of, or after the occurrence of, bankruptcy, insolvency or reorganization of NEE).
Upon a reorganization event, each Equity Unit shall thereafter, in lieu of a variable number of shares of NEE common stock, be settled by delivery of exchange property units. An “exchange property unit” represents the right to receive the kind and amount of securities, cash and other property receivable in such reorganization event (without any interest thereon, and without any right to dividends or other distributions thereon which have a record date that is prior to the applicable settlement date) per share of NEE common stock by a holder of common stock that is not a person with which NEE is consolidated or into which NEE is merged or which merged into NEE or to which such sale or transfer was made, as the case may be (any such person is referred to as a “constituent person”), or an affiliate of a constituent person, to the extent such reorganization event provides for different treatment of common stock held by NEE’s affiliates and non-affiliates. In the event that holders of NEE common stock have the opportunity to elect the form of consideration to be received in such transaction, the exchange property unit that holders of Corporate Units or Treasury Units would have been entitled to receive will be deemed to be the weighted average of the types and amounts of consideration received by the holders of NEE common stock that affirmatively make an election.
In the event of such a reorganization event, the person formed by such consolidation or merger or the person which acquires NEE’s assets shall execute and deliver to the purchase contract agent an agreement providing that the holder of each Equity Unit that remains outstanding after the reorganization event (if any) shall have the rights described in the preceding paragraph. Such supplemental agreement shall provide for adjustments to the amount of any securities constituting all or a portion of an exchange property unit which, for events subsequent to the effective date of such reorganization event, shall be as nearly equivalent as may be practicable to the adjustments provided for in this “—Anti-dilution Adjustments” section. The provisions described in the preceding two paragraphs shall similarly apply to successive reorganization events.
Holders have the right to settle their obligations under the Equity Units early in the event of certain fundamental changes as described above under “—Early Settlement upon a Fundamental Change.”
A holder of Equity Units may be treated as receiving a constructive distribution from NEE with respect to the purchase contract if (1) the fixed settlement rates are adjusted (or fail to be adjusted) and, as a result of the adjustment (or failure to adjust), the holder’s proportionate interest in NEE’s assets or earnings and profits is increased, and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. Thus, under certain circumstances, an increase in (or a failure to decrease) the fixed settlement rates might give rise to a taxable dividend to a holder of Equity Units even though such holder will not receive any cash in connection with the increase in (or failure to decrease) such fixed settlement rate. In addition, non-U.S. holders of Equity Units may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax. See “United States Federal Income Tax Discussion—U.S. Holders—Purchase Contracts—Adjustment to Settlement Rate” and “—Non-U.S. Holders—Dividends.”
In addition, NEE may, but shall not be required to, increase a fixed settlement rate if its board of directors considers it to be advisable to avoid or diminish any income tax to any holders of shares of its common stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reason.
NEE currently does not have a shareholder rights plan with respect to NEE common stock. If NEE later adopts any shareholder rights plan involving the issuance of preferred share purchase rights or other similar rights (the “rights”) to all holders of its common stock, a holder of Equity Units shall be entitled to receive upon settlement of any purchase contract, in addition to the shares of common stock issuable upon settlement of such purchase contract, the related rights for the common stock, unless such rights under the future shareholder rights plan have separated from the common stock prior to the time of settlement of such purchase contract, in which case each fixed settlement rate shall be adjusted as discussed under “—(4) Debt or Asset Distributions” above on the date such rights separate from the common stock.
Adjustments to a fixed settlement rate will be calculated to the nearest 1/10,000th of a share. No adjustment to a fixed settlement rate will be required unless the adjustment would require an increase or decrease of at least one percent in such fixed settlement rate; provided, however, that if any adjustment is not required to be made because it would not change the fixed settlement rate by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment; and provided further that any such adjustment of less than one percent that has not been made shall be made (x) upon the end of NEE’s fiscal year and (y) upon the applicable settlement date for a purchase contract.
No adjustment to a fixed settlement rate need be made if holders may participate in the transaction that would otherwise give rise to an adjustment, so long as the distributed assets or securities the holders would receive upon settlement of the purchase contracts, if convertible, exchangeable, or exercisable, are convertible, exchangeable or exercisable, as applicable, without any loss of rights or privileges for a period of at least 45 days following settlement of the purchase contracts.
The fixed settlement rates will not be adjusted:
•    upon the issuance of any shares of NEE common stock pursuant to any present or future plan providing for the direct investment in NEE common stock or the reinvestment of dividends or interest payable on NEE’s securities or investment of additional optional amounts in shares of NEE common stock under any plan;
•    upon the issuance of any shares of NEE common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant compensation or other benefit plan or program of or assumed by NEE or any of its subsidiaries;
•    upon the issuance of any shares of NEE common stock pursuant to any option, warrant, right or any exercisable, exchangeable or convertible security outstanding as of the date the Equity Units were first issued;
•    for a change in the par value or no par value of the common stock;
•    for accumulated and unpaid dividends, other than as discussed under this “—Anti-dilution Adjustments” section; or

•    upon the issuance of shares of NEE common stock or securities convertible into, or exercisable or exchangeable for, NEE common stock, in public or private transactions, for consideration in cash or property, at any price NEE deems appropriate.
NEE will be required, within ten business days following the adjustment of any fixed settlement rate, to provide written notice to the purchase contract agent of the occurrence of the adjustment and a statement in reasonable detail setting forth the method by which the adjustment to such fixed settlement rate was determined and setting forth the revised fixed settlement rates.
If an adjustment is made to a fixed settlement rate, an adjustment will also be made to the applicable market value solely to determine which of the clauses of the definition of settlement rate will be applicable on the Purchase Contract Settlement Date or any fundamental change early settlement date.
Termination of Purchase Contracts
The purchase contracts, and NEE’s rights and obligations and the rights and obligations of the holders of Equity Units under the purchase contracts, including the right and obligation to purchase NEE common stock and the right to receive accumulated contract adjustment payments or deferred contract adjustment payments, will immediately and automatically terminate upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to NEE.
Upon any termination, the collateral agent will release the NEE Capital debentures underlying applicable ownership interests in NEE Capital debentures, the Treasury portfolio or the Treasury securities, as the case may be, held by it from the related pledge agreement to the purchase contract agent for distribution to the holders of Corporate Units and the Treasury Units. If a holder would otherwise have been entitled to receive less than $1,000 principal amount at maturity of any Treasury security upon termination of the purchase contract, the purchase contract agent will dispose of the security for cash and pay the cash to the holder. Upon any termination, however, the release and distribution may be subject to a delay. In the event that NEE becomes the subject of a proceeding under the U.S. Bankruptcy Code, the delay may occur as a result of the imposition of the automatic stay under the U.S. Bankruptcy Code and continue until the automatic stay has been lifted. NEE expects any such delay to be limited. Moreover, claims relating to the NEE Capital debentures will be subject to the equitable jurisdiction and powers of the bankruptcy court. For example, although NEE does not believe such an argument would prevail, a party in interest in a bankruptcy proceeding might successfully argue that the holders of Corporate Units or Treasury Units should be treated as equity holders, rather than creditors or owners of collateral, in the bankruptcy proceeding.
Pledged Securities and Pledge Agreements
The applicable ownership interests in the NEE Capital debentures, or, following a successful remarketing during the period for early remarketing, a special event redemption or a mandatory redemption, the applicable ownership interests in the Treasury portfolio, that are a component of the Corporate Units or, if substituted, the applicable ownership interest in the Treasury securities that are a component of the Treasury Units, collectively referred to as the “pledged securities,” will be pledged to NEE through the collateral agent, for the benefit of NEE, pursuant to a pledge agreement to secure the obligations of holders of Equity Units to purchase NEE common stock under the related purchase contracts. The rights of holders of Equity Units to the related pledged securities will be subject to NEE’s security interest created by such pledge agreement.
No holder of Corporate Units or Treasury Units will be permitted to withdraw the pledged securities related to such Corporate Units or Treasury Units from the related pledge arrangement except:
•    in the case of Corporate Units, to substitute Treasury securities for the related NEE Capital debentures or the applicable ownership interest in the Treasury portfolio, as the case may be, as provided for under “Description of the Equity Units—Creating Treasury Units by Substituting a Treasury Security for a NEE Capital Debenture;”

•    in the case of Treasury Units, to substitute NEE Capital debentures or the applicable ownership interest in the Treasury portfolio, as the case may be, for the related Treasury securities, as provided for under “Description of the Equity Units—Recreating Corporate Units;” or
•    upon the termination, early settlement or cash settlement of the related purchase contracts.
Subject to the security interest and the terms of the respective purchase contract agreements and the pledge agreements, each holder of Corporate Units, unless the Treasury portfolio has replaced the NEE Capital debentures as a component of the Corporate Units, will be entitled through the purchase contract agent and the collateral agent to all of the proportional rights and preferences of the related NEE Capital debentures that are components of the Corporate Units, including distribution, voting, redemption, repayment and liquidation rights. Each holder of Treasury Units and each holder of the Corporate Units, if the Treasury portfolio has replaced the NEE Capital debentures as a component of the Corporate Units, will retain beneficial ownership of the related Treasury securities or the applicable ownership interest in the Treasury portfolio, as applicable, pledged in respect of the related purchase contracts. NEE will have no interest in the pledged securities other than its security interest.
Except as described under “Description of the Equity Units—Payments on Corporate Units and Treasury Units,” the collateral agent will, upon receipt of payments, if any, on the pledged securities, distribute the payments to the purchase contract agent, which will in turn distribute those payments to the persons in whose names the related Corporate Units or Treasury Units are registered at the close of business on the record date immediately preceding the date of payment.
Book-Entry Only System
The Depositary acts as securities depositary for the Equity Units. The Equity Units were issued only as fully-registered securities registered in the name of Cede & Co., the Depositary’s nominee. Fully-registered global security certificates, representing the total aggregate number of Equity Units, were issued and were deposited with the purchase contract agent, as custodian for the Depositary, and bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.
In the event that the Depositary notifies NEE that it is unwilling or unable to continue as a depositary for the global security certificates and no successor depositary has been appointed within 90 days after this notice occurred and is continuing, certificates for the Equity Units will be printed and delivered in exchange for beneficial interests in the global security certificates. NEE may also decide to discontinue use of the system of book-entry transfers through the Depositary (or successor depositary). In that event, Equity Units certificates will be printed and delivered.
As long as the Depositary or its nominee is the registered owner of the global security certificates, the Depositary or the nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all Equity Units represented by these certificates for all purposes under the Equity Units and the purchase contract agreements. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates will not be entitled to have such global security certificates or the Equity Units represented by the global security certificates registered in their names, will not receive or be entitled to receive physical delivery of Equity Unit certificates in exchange for beneficial interests in global security certificates and will not be considered to be owners or holders of global security certificates or any Equity Units represented by these certificates for any purpose under the Equity Units or the purchase contract agreements.
All payments on the Equity Units represented by the global security certificates and all transfers and deliveries of related NEE Capital debentures, Treasury securities, NEE common stock and the Treasury portfolio will be made to the Depositary or its nominee, as the case may be, as the holder of the securities.
Ownership of beneficial interests in the global security certificates is limited to participants or persons that may hold beneficial interests through institutions that have accounts with the Depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Procedures for settlement of purchase contracts on the Purchase Contract Settlement Date or upon early settlement will be governed by arrangements among the Depositary, participants and persons that may hold beneficial interests through participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the Depositary from time to time. Neither NEE, NEE Capital nor any of their agents, nor the purchase contract agent nor any of its agents will have any responsibility or liability for any aspect of the Depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the Depositary’s records or any participant’s records relating to these beneficial ownership interests.
Purchases of global securities under the DTC system must be made by or through direct participants, which will receive a credit for the global securities on DTC’s records. The ownership interest of each actual purchaser of each security (“Beneficial Owner”) is in turn to be recorded on the direct and indirect participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participant or indirect participant through which the Beneficial Owner entered into the transaction.
The information in this section concerning the Depositary and the Depositary’s book-entry system has been obtained from sources that NEE and NEE Capital believe to be reliable, but neither NEE nor NEE Capital take any responsibility for the accuracy of this information.
CERTAIN OTHER PROVISIONS OF THE PURCHASE CONTRACT
AGREEMENTS AND THE PLEDGE AGREEMENTS
This section briefly summarizes some of the material provisions of the purchase contract agreements and the pledge agreements that are not described elsewhere in Part II. Corporate Units—Description of Equity Units. This summary does not contain a complete description of each purchase contract agreement and each pledge agreement. You should read this summary together with the purchase contract agreements and the pledge agreements for a complete understanding of all the provisions and for the definitions of some terms used in this summary. The purchase contract agreements and pledge agreements have been previously filed with the SEC and are exhibits to the Form 10-K. In addition, each purchase contract agreement is qualified as an indenture under the Trust Indenture Act of 1939 and is therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.
General
Except as described under “Description of the Purchase Contracts—Book-Entry Only System,” distributions on the Equity Units will be payable, purchase contracts will be settled (and documents related to the Equity Units and purchase contracts will be delivered), and transfers of the Equity Units will be registrable, at the office of the purchase contract agent in New York City. In addition, if all of the Equity Units do not remain in book-entry only form, payment of distributions on the Equity Units may be made, at NEE’s option, by check mailed to the address of the holder entitled to payment or by wire transfer to an account appropriately designated by the holder entitled to payment.
Shares of NEE common stock will be delivered on the Purchase Contract Settlement Date (or earlier upon early settlement), or, if the purchase contracts have terminated, the related pledged securities will be delivered (potentially after a delay as a result of the imposition of the automatic stay under the U.S. Bankruptcy Code (see “Description of the Purchase Contracts—Termination of Purchase Contracts”)), at the office of the purchase contract agent upon presentation and surrender of the related Equity Unit certificate.

If a holder of outstanding Corporate Units or Treasury Units fails to present and surrender the certificate evidencing the Corporate Units or Treasury Units to the purchase contract agent on or before the Purchase Contract Settlement Date (or earlier upon early settlement), the shares of NEE common stock issuable in settlement of the related purchase contract will be registered in the name of the purchase contract agent. The shares, together with any distributions thereon, will be held by the purchase contract agent as agent for the benefit of the holder until the applicable certificate is presented and surrendered or the holder provides satisfactory evidence that the certificate has been destroyed, mutilated, lost or stolen, together with any indemnity that may be required by the purchase contract agent and NEE.
If the purchase contracts have terminated prior to the Purchase Contract Settlement Date, the related pledged securities have been transferred to the purchase contract agent for distribution to the holders, and a holder fails to present and surrender the Equity Unit certificate evidencing the holder’s Corporate Units or Treasury Units to the purchase contract agent, the related pledged securities delivered to the purchase contract agent and payments on the pledged securities will be held by the purchase contract agent as agent for the benefit of the holder until the applicable certificate is presented and surrendered or the holder provides the evidence and the indemnity described above.
The purchase contract agent will have no obligation to invest or to pay interest on any amounts held by the purchase contract agent pending distribution to any holder.
No service charge will be made for any registration of transfer or exchange of the Equity Units, except for any tax or other governmental charge that may be imposed in connection therewith.
Modification
Each purchase contract agreement and pledge agreement contains provisions permitting NEE and the purchase contract agent and, in the case of the pledge agreements, the collateral agent, to modify the terms of the purchase contracts, such purchase contract agreement or the pledge agreement without the consent of the holders for any of the following purposes:
•    to evidence the succession of another person to NEE’s obligations;
•    to add to the covenants for the benefit of holders or to surrender any right or power of NEE under those agreements;
•    to evidence and provide for the acceptance of appointment of a successor purchase contract agent or a successor collateral agent, custodial agent or securities intermediary;
•    to cure any ambiguity, to correct or supplement any provisions that may be inconsistent with any other provision or to make such other provisions with respect to matters or questions arising under the purchase contract agreement and the pledge agreement, respectively, that do not adversely affect the interests of any holders in any material respect, provided that any amendment made solely to conform the provisions of such purchase contract agreement and the pledge agreement, respectively, to the description of the Equity Units, the purchase contracts and the other components of the Equity Units contained in the respective prospectus supplement relating to the Equity Units will not be deemed to adversely affect the interests of the holders; or
•    in the case of the purchase contract agreements only, to make provision with respect to the rights of holders pursuant to adjustments due to consolidations, mergers or other reorganization events.
Each purchase contract agreement and pledge agreement contains provisions permitting NEE and the purchase contract agent and, in the case of the pledge agreements, the collateral agent, with the consent of the holders of not less than a majority of the purchase contracts at the time outstanding, to modify the terms of such purchase contract, purchase contract agreement and pledge agreement. However, no such modification may, without the consent of the holder of each outstanding purchase contract affected by the modification:
•    change any payment date;
•    change the amount or type of pledged securities related to the purchase contract;
•    impair the right of the holder of any Equity Unit to receive distributions on the pledged securities or otherwise adversely affect the holder’s rights in or to the pledged securities;
•    reduce any contract adjustment payments or any deferred contract adjustment payments, or change the place or currency of payment;
•    impair the right to institute suit for the enforcement of the purchase contract, any contract adjustment payments or any deferred contract adjustment payments;
•    except as required pursuant to any anti-dilution adjustment, reduce the number of shares of NEE common stock or the amount of any other property purchasable under a purchase contract, increase the price to purchase NEE common stock or any other property upon settlement of any purchase contract, change the Purchase Contract Settlement Date or the right to early settlement or fundamental change early settlement or otherwise adversely affect the holder’s rights under a purchase contract in any material respect; or
•    reduce the percentage of outstanding purchase contracts the consent of the holders of which is required for the modification or amendment of the provisions of the purchase contracts, the purchase contract agreements or the pledge agreements.
If any amendment or proposal referred to above would adversely affect only the Corporate Units or the Treasury Units, then only the affected class of holders will be entitled to vote on the amendment or proposal and the amendment or proposal will not be effective except with the consent of the holders of not less than a majority of the affected class or, if referred to in the seven preceding bullet points, all of the holders of the affected class.
No Consent to Assumption
Each holder of Corporate Units or Treasury Units, by acceptance of those securities, will under the terms of the purchase contract agreements and the Corporate Units or Treasury Units, as applicable, be deemed expressly to have withheld any consent to the assumption (i.e., affirmance) of the related purchase contracts by NEE or its trustee if NEE becomes the subject of a case under the U.S. Bankruptcy Code.
Consolidation, Merger, Sale or Conveyance
NEE covenanted in the purchase contract agreements that it will not merge or consolidate with or into any other entity or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to any person or entity, unless:
•    NEE is the continuing entity, or the successor entity is an entity organized and existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes NEE’s obligations under the purchase contracts, the purchase contract agreements, the pledge agreements, the guarantee agreement and each remarketing agreement; and
•    NEE or the successor entity is not, immediately after the merger, consolidation, sale, assignment, transfer, lease or conveyance, in default of its payment obligations under the purchase contracts, the purchase contract agreements, the pledge agreements, the guarantee agreement or each remarketing agreement or in material default in the performance of any of its other obligations under these agreements.
Title
NEE, NEE Capital, the purchase contract agent, the collateral agent and any agent of NEE, NEE Capital, the purchase contract agent or the collateral agent may treat the registered owner of an Equity Unit as the absolute owner of that Equity Unit for the purpose of making payments and settling the related purchase contracts and for all other purposes regardless of any notice to the contrary.
Replacement of Equity Unit Certificates
In the event that physical certificates have been issued, any mutilated Equity Unit certificate will be replaced by NEE at the expense of the holder upon surrender of the certificate to the purchase contract agent. Equity Units certificates that have been destroyed, lost or stolen will be replaced by NEE at the expense of the holder upon delivery to NEE and the purchase contract agent of evidence of the destruction, loss or theft satisfactory to NEE and the purchase contract agent. In the case of a destroyed, lost or stolen Equity Unit certificate, an indemnity satisfactory to NEE and the purchase contract agent may be required at the expense of the holder of the Equity Units evidenced by the certificate before a replacement will be issued.
Notwithstanding the foregoing, NEE will not be obligated to issue any certificates for Corporate Units or Treasury Units on or after
•    the business day immediately preceding the earliest of
•    any early settlement date,
•    any fundamental change early settlement date, or
•    the Purchase Contract Settlement Date or
•    the date on which the purchase contracts have terminated.
Each purchase contract agreement provides that, in lieu of the delivery of a replacement Equity Unit certificate following the Purchase Contract Settlement Date, the purchase contract agent, upon delivery of the evidence and indemnity described above, will deliver NEE common stock issuable pursuant to the purchase contracts included in Corporate Units or Treasury Units evidenced by the certificate, or, if the purchase contracts have terminated prior to the Purchase Contract Settlement Date, transfer the pledged securities included in Corporate Units or Treasury Units evidenced by the certificate.
Defaults under the Purchase Contract Agreements
Within 90 days after the occurrence of any default by NEE in any of its obligations under a purchase contract agreement of which the purchase contract agent has received written notice at the corporate trust office of the purchase contract agent, the purchase contract agent will give notice of such default to the holders of the related Equity Units unless such default has been cured or waived. Except for a default in any payment obligation under a purchase contract agreement, the purchase contract agent will be protected in withholding such notice if and so long as a responsible officer of the purchase contract agent in good faith determines that the withholding of such notice is in the interests of the holders of Equity Units.
The purchase contract agent is not required to enforce any of the provisions of a purchase contract agreement against NEE. Each holder of Equity Units shall have the right to institute suit for the enforcement of any payment of contract adjustment payments then due and payable and the right to purchase NEE common stock as provided in such holder’s purchase contracts and generally exercise any other rights and remedies provided by law.

The holders of a majority of the outstanding purchase contracts under the related purchase contract agreement voting as one class may waive any past default by NEE and its consequences, except a default (1) in any payment on any Equity Unit or (2) in respect of a provision of such purchase contract agreement which cannot be modified or amended without the consent of the holder of each outstanding Equity Unit affected.
The Trust Indenture Act of 1939 requires NEE to provide annually to the purchase contract agent a certificate of one of its principal officers as to NEE’s compliance with all conditions and covenants in a purchase contract agreement.
Governing Law
The purchase contract agreements, the pledge agreements and the purchase contracts are governed by, and will be interpreted in accordance with, the laws of the State of New York without regard to New York’s conflict of laws principles, except to the extent that the laws of any other jurisdiction are mandatorily applicable.
Information Concerning the Purchase Contract Agent
The Bank of New York Mellon is the purchase contract agent. The purchase contract agent acts as the agent for the holders of Corporate Units and the Treasury Units from time to time. The purchase contract agreements do not obligate the purchase contract agent to exercise any discretionary actions in connection with a default under the terms of the Corporate Units and the Treasury Units or a purchase contract agreement.
The purchase contract agreements contain provisions limiting the liability of the purchase contract agent. The purchase contract agreements contain provisions under which the purchase contract agent may resign or be replaced. This resignation or replacement would be effective upon the appointment of a successor.
The Bank of New York Mellon also acts, and may act, as trustee under various indentures, trusts and guarantees of NEE and its affiliates, including as indenture trustee, security registrar and paying agent under the indenture and as guarantee trustee under the guarantee agreement. NEE and its affiliates maintain various banking and trust relationships with The Bank of New York Mellon.
Information Concerning the Collateral Agent
Deutsche Bank Trust Company Americas is the collateral agent. The collateral agent will act solely as NEE’s agent and will not assume any obligation or relationship of agency or trust for or with any of the holders of Corporate Units and Treasury Units except for the obligations owed by a pledgee of property to the owner of the property under the respective pledge agreement and applicable law.
The pledge agreements contain provisions limiting the liability of the collateral agent. The pledge agreements contain provisions under which the collateral agent may resign or be replaced. This resignation or replacement would be effective upon the appointment of a successor.
NEE and its affiliates maintain various banking and trust relationships with Deutsche Bank Trust Company Americas and its affiliates.
Miscellaneous
NEE will pay all fees and expenses related to the retention of the collateral agent and the enforcement by the purchase contract agent of the rights of the holders of Equity Units.
Holders that elect to substitute the related pledged securities, thereby creating Treasury Units or recreating Corporate Units, will be responsible for any fees or expenses payable in connection with the substitution, as well as any commissions, fees or other expenses incurred in acquiring the pledged securities to be substituted, and NEE will not be responsible for any of those fees or expenses.

DESCRIPTION OF THE NEE CAPITAL DEBENTURES
This section briefly summarizes some of the terms of the NEE Capital debentures and some of the provisions of the indenture. This summary does not contain a complete description of the NEE Capital debentures or the indenture referred to below. You should read this summary together with the indenture and the officer’s certificate creating the NEE Capital debentures for a complete understanding of all the provisions of the NEE Capital debentures and for the definitions of some terms used in this summary. The indenture and the officer’s certificates have been previously filed with the SEC and are exhibits to the Form 10-K. In addition, the indenture is qualified under the Trust Indenture Act of 1939 and is therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.
General
NEE Capital issued
•    $2,000,000,000 in aggregate principal amount of the NEE Capital Series N Debentures due June 1, 2029 which are a component of the 7.299% Corporate Units, and
•    $1,500,000,000 in aggregate principal amount of the NEE Capital Series O Debentures due November 1, 2029 which are a component of the 7.234% Corporate Units, in each case under an indenture, dated as of June 1, 1999, as amended, referred to as the “indenture,” between NEE Capital and The Bank of New York Mellon, as indenture trustee. An officer’s certificate supplemented the indenture and created the specific terms of each series of the NEE Capital debentures. In addition to acting as purchase contract agent with respect to the Equity Units, The Bank of New York Mellon acts as indenture trustee, security registrar and paying agent under the indenture and as guarantee trustee under the guarantee agreement with respect to the NEE Capital debentures. Under the indenture, NEE Capital may issue an unlimited amount of additional debt securities. The NEE Capital debentures and all other debentures, notes or other debt of NEE Capital issued previously or hereafter under the indenture are collectively referred to as the “Senior Debt Securities.”
The indenture provides that NEE Capital may not grant a lien on the capital stock of any of its majority-owned subsidiaries which shares of capital stock NEE Capital now or hereafter directly owns to secure indebtedness of NEE Capital without similarly securing the NEE Capital debentures, with certain exceptions. However, the indenture does not limit the aggregate amount of indebtedness that NEE Capital and its subsidiaries may issue, guarantee or otherwise incur nor does it limit the ability of NEE Capital’s subsidiaries to grant a lien on any of their assets, including the capital stock of their respective subsidiaries. The guarantee agreement referred to below under “—Mandatory Redemption” does not limit the aggregate amount of indebtedness NEE and its subsidiaries may issue, guarantee or otherwise incur.
NEE Capital’s corporate parent, NEE, absolutely, irrevocably and unconditionally guarantees the payment of principal, interest and premium, if any, on the NEE Capital debentures. The NEE Capital debentures and the guarantee are unsecured and unsubordinated and rank equally with other unsecured and unsubordinated indebtedness from time to time outstanding of NEE Capital and NEE, respectively. See “Description of NEE Guarantee” below.
Unless an earlier redemption has occurred, the entire principal amount of the NEE Capital debentures will mature and become due and payable, together with any accrued and unpaid interest, on the NEE Capital Debenture Maturity Date (as defined in Annex A). Except as described below under “—Mandatory Redemption” and except for a special event redemption as described below under “—Special Event Redemption,” the NEE Capital debentures will not be redeemable by NEE Capital.
NEE Capital debentures which are a component of the Corporate Units were issued in certificated form, in denominations of $1,000 and integral multiples of $1,000, without coupons; provided, however, that upon release by the collateral agent of NEE Capital debentures underlying the applicable ownership interests in the NEE Capital debentures pledged to secure the Corporate Units holders’ obligations to purchase NEE common stock under the related purchase contracts (other than any release of the NEE Capital debentures in connection with the creation of Treasury Units, an early settlement with separate cash, an early settlement upon a fundamental change, or a remarketing, each as described under “Description of the Purchase Contracts”), the NEE Capital debentures will be issuable in denominations of $50 principal amount and integral multiples thereof. The NEE Capital debentures may be transferred or exchanged, without service charge but upon payment of any taxes or other governmental charges payable in connection with the transfer or exchange, at the office described below.
Payments on NEE Capital debentures issued as a global security will be made to the Depositary, a successor depositary or, in the event that no depositary is used, to a paying agent for the NEE Capital debentures. Principal and interest with respect to certificated NEE Capital debentures will be payable, the transfer of the NEE Capital debentures will be registrable and NEE Capital debentures will be exchangeable for NEE Capital debentures of a like aggregate principal amount in denominations of $1,000 and integral multiples of $1,000 (unless the NEE Capital debentures have previously been issued in denominations of $50 and integral multiples thereof, in which case debentures will be exchangeable for a like aggregate principal amount in denominations of $50 and integral multiples of $50), at the office or agency maintained by NEE Capital for this purpose in New York City. However, at NEE Capital’s option, payment of interest may be made by check mailed to the address of the holder entitled to payment or by wire transfer to an account appropriately designated by the holder entitled to payment.
Each Corporate Unit includes a 5% undivided beneficial ownership interest in a NEE Capital debenture in the principal amount of $1,000 that corresponds to the stated amount of $50 per Corporate Unit.
The indenture trustee is initially the security registrar and the paying agent for the NEE Capital debentures. All transactions with respect to the NEE Capital debentures, including registration, transfer and exchange of the NEE Capital debentures, will be handled by the security registrar at an office in New York City designated by NEE Capital. NEE Capital has initially designated the corporate trust office of the indenture trustee as that office. In addition, holders of NEE Capital debentures should address any notices to NEE Capital regarding the NEE Capital debentures to that office. NEE Capital will notify holders of NEE Capital debentures of any change in the location of that office.
Interest and Payment
Each NEE Capital debenture bears interest initially at the respective Initial Interest Rate (as defined in Annex A) per year from the original issuance date to, but excluding, the reset effective date or, if no successful remarketing of the NEE Capital debentures of such series occurs, the respective NEE Capital Debenture Maturity Date. On or prior to the reset effective date, interest payments will be payable quarterly in arrears on each Quarterly Payment Date, each a “quarterly interest payment date,” commencing on the Initial Payment Date for such NEE Capital debentures. In addition, if the reset effective date falls on a day that is not also a quarterly interest payment date, holders of NEE Capital debentures will receive on the reset effective date a payment of accrued and unpaid interest from the most recent quarterly interest payment date to, but excluding, the reset effective date. In addition, for U.S. federal income tax purposes OID will accrue on the NEE Capital debentures. See “United States Federal Income Tax Discussion—U.S. Holders—NEE Capital Debentures—Original Issue Discount.”
The interest rate on the NEE Capital debentures will be reset to the reset rate upon a successful remarketing as described above under “Description of the Purchase Contracts—Remarketing.” The reset rate will become effective on the reset effective date, which is three business days immediately following a successful remarketing, unless the remarketing is successful within five business days of the next succeeding interest payment date, in which case such interest payment date will be the reset effective date; provided that in the event of a successful remarketing during the final remarketing period, the reset effective date will be the Purchase Contract Settlement Date. Following a successful remarketing of the NEE Capital debentures, the NEE Capital debentures will bear interest from the reset effective date at the reset rate to, but excluding, the NEE Capital Debenture Maturity Date. From the reset effective date, interest payments on all NEE Capital debentures will be paid semi-annually in arrears on interest payment dates to be selected by NEE Capital. Semi-annual interest payments will include interest accrued from and including the immediately preceding semi-annual interest payment date or, in the case of the first semi-annual interest payment date following the reset effective date, from the reset effective date.
If no successful remarketing of the NEE Capital debentures occurs, the interest rate on the NEE Capital debentures will not be reset and interest payments on all NEE Capital debentures will remain payable quarterly in arrears on the originally-scheduled quarterly interest payment dates.
The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly or semi-annual period for which interest is computed will be computed on the basis of the number of days in the period using 30-day calendar months. Interest on the NEE Capital debentures will be payable to the holders of NEE Capital debentures as they appear on the books and records of the securities registrar on the relevant record dates which, as long as all of the NEE Capital debentures remain in certificated form and are held by the purchase contract agent or are held in book-entry only form, will be one business day prior to the relevant payment date. In the event that NEE Capital debentures remain in certificated form but all are not held by the purchase contract agent or are not held in book-entry only form, NEE Capital shall have the right to select relevant record dates, which shall be at least one business day but no more than 60 business days prior to the relevant payment dates, and to make payments by check mailed to the address of the holder as of the relevant record date or by wire transfer to an account appropriately designated by the holder entitled to payment. In the event that any date on which interest is payable on the NEE Capital debentures is not a business day, then payment of the interest payable on that date will be made on the next succeeding day which is a business day, and no interest or payment will be paid in respect of the delay. However, if that business day is in the next succeeding calendar year, that payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on the scheduled payment date.
Market Reset Rate
The reset rate will be equal to the rate that is sufficient to allow a successful remarketing of the NEE Capital debentures and will be determined by the remarketing agents. In the case of a reset prior to the final remarketing period, which rate would be effective on the third day following the date of such successful remarketing, unless the remarketing is successful within five business days of the next succeeding interest payment date in which case such interest payment date will be the reset effective date, the reset rate will be the rate determined by the remarketing agents as the rate the NEE Capital debentures should bear in order for the NEE Capital debentures that are components of the Corporate Units to have an aggregate market value on the reset effective date of at least 100% of the remarketing Treasury portfolio purchase price described under “Description of the Purchase Contracts—Remarketing” plus the aggregate separate NEE Capital debenture purchase price plus the remarketing fee. In the case of a reset during the final remarketing period, the reset rate will be the rate determined by the remarketing agents as the rate the NEE Capital debentures should bear in order for each NEE Capital debenture being remarketed to have an aggregate market value of at least 100% of the principal amount of the NEE Capital debenture plus the remarketing fee. The reset rate will in no event exceed the maximum rate, if any, permitted by applicable law.
If the NEE Capital debentures are not successfully remarketed, the interest rate will not be reset and the NEE Capital debentures will continue to bear interest at the Initial Interest Rate, payable quarterly in arrears.
Optional Remarketing
On or prior to the second business day, but no earlier than the fifth business day immediately preceding the first remarketing day of any remarketing period, holders of NEE Capital debentures that are not components of Corporate Units may elect to have their NEE Capital debentures remarketed in the same manner as NEE Capital debentures that are components of Corporate Units by delivering their NEE Capital debentures, along with a notice of this election to the custodial agent. By delivering such notice, holders will elect to have their NEE Capital debentures remarketed in each remarketing attempt during the applicable remarketing period. The custodial agent will hold the NEE Capital debentures in an account separate from the collateral account in which the pledged securities will be held. Holders of NEE Capital debentures electing to have those NEE Capital debentures remarketed will also have the right to withdraw the election on or prior to the second business day immediately preceding the first remarketing day of the applicable remarketing period.
If each remarketing attempt during the applicable remarketing period is unsuccessful, the custodial agent will return the NEE Capital debentures that are not a component of the Corporate Units to their holders and these holders may elect to have their NEE Capital debentures included in the remarketings during each subsequent remarketing period by redelivering their NEE Capital debentures and notice of election in the manner described in this paragraph. Holders of Treasury Units that are also holders of NEE Capital debentures that are not part of the Corporate Units may also participate in any remarketing by recreating Corporate Units from their Treasury Units on or prior to the second business day immediately prior to the first remarketing day of any remarketing period.
Put Right Following Unsuccessful Final Remarketing
If the NEE Capital debentures have not been successfully remarketed prior to the Purchase Contract Settlement Date, holders of all NEE Capital debentures (including beneficial owners of NEE Capital debentures that are components of the Corporate Units) will have the right to put their NEE Capital debentures to NEE Capital on the Purchase Contract Settlement Date, upon at least two business days’ prior written notice to the purchase contract agent, for an amount equal to the put price. A holder of Corporate Units will be deemed to have automatically exercised this put right with respect to the NEE Capital debentures that are components of such Corporate Units as described under “Description of the Purchase Contracts—Remarketing,” unless the holder settles the related purchase contracts with separate cash as described under “Description of the Purchase Contracts—Early Settlement by Delivering Cash” and “—Notice to Settle with Cash.”
Mandatory Redemption
The following constitute “Guarantor Events” with respect to the NEE Capital debentures:
•    the guarantee agreement, dated as of June 1, 1999, between NEE, as guarantor (the “guarantor”), and The Bank of New York Mellon, as guarantee trustee, ceases to be in full force and effect;
•    a court issues a decree ordering or acknowledging the bankruptcy or insolvency of the guarantor, or appointing a custodian, receiver or other similar official for the guarantor, or ordering the winding up or liquidation of its affairs, and the decree remains in effect for 90 days; or
•    the guarantor seeks or consents to relief under federal or state bankruptcy or insolvency laws, or to the appointment of a custodian, receiver or other similar official for the guarantor, or makes an assignment for the benefit of its creditors, or admits in writing that it is bankrupt or insolvent.
NEE Capital shall, if a Guarantor Event occurs and is continuing, redeem all of the outstanding NEE Capital debentures within 60 days after the occurrence of the Guarantor Event at a redemption price described below unless, within 30 days after the occurrence of the Guarantor Event, S&P Global Ratings, a division of S&P Global Inc., and Moody’s Investors Service, Inc. (if the outstanding NEE Capital debentures are then rated by those rating agencies, or, if the outstanding NEE Capital debentures are then rated by only one of those rating agencies, then such rating agency, or, if the outstanding NEE Capital debentures are not then rated by either one of those rating agencies but are then rated by one or more other nationally recognized rating agencies, then at least one of those other nationally recognized rating agencies) shall have reaffirmed in writing that, after giving effect to such Guarantor Event, the credit rating on the outstanding NEE Capital debentures is investment grade (i.e., in one of the four highest categories, without regard to subcategories within such rating categories, of such rating agency).
If a Guarantor Event occurs and NEE Capital is not required to redeem the outstanding NEE Capital debentures as described above, NEE Capital will provide to the indenture trustee and the holders of outstanding NEE Capital debentures annual and quarterly reports containing the information that NEE Capital would be required to file with the SEC under Section 13 or Section 15(d) of the Securities Exchange Act of 1934 if it were subject to the reporting requirements of either of those Sections. If NEE Capital is, at that time, subject to the reporting requirements of either of those Sections, the filing of annual and quarterly reports with the SEC pursuant to either of those Sections will satisfy this requirement.
If NEE Capital is required to redeem all of the outstanding NEE Capital debentures following a Guarantor Event:
•    prior to the applicable Purchase Contract Settlement Date, if the purchase contracts have been previously or concurrently terminated as described under “Description of the Purchase Contracts—Termination of Purchase Contracts,” the mandatory redemption price will be equal to the principal amount of each NEE Capital debenture plus accrued and unpaid interest, if any, to, but excluding, the date of redemption;
•    prior to the applicable Purchase Contract Settlement Date, if the purchase contracts have not been so previously or concurrently terminated, the mandatory redemption price will be equal to, for each NEE Capital debenture, the redemption amount described below under “—Special Event Redemption” plus accrued and unpaid interest, if any, to, but excluding, the date of redemption, and such redemption price will be distributed to the collateral agent, as described below under “—Special Event Redemption”; or
•    on or after the applicable Purchase Contract Settlement Date, the mandatory redemption price will be equal to the principal amount of each NEE Capital debenture plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.
Special Event Redemption
If a special event occurs and is continuing, NEE Capital may, at its option, redeem the NEE Capital debentures in whole but not in part at any time at a price, which is referred to as the “redemption price,” equal to, for each NEE Capital debenture, the redemption amount described below plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. Installments of interest on NEE Capital debentures which are due and payable on or prior to a redemption date will be payable to the holders of NEE Capital debentures registered as such at the close of business on the relevant record dates. If, following the occurrence of a special event, NEE Capital exercises its option to redeem the NEE Capital debentures, the proceeds of the redemption will be payable in cash to the holders of NEE Capital debentures which are not part of Corporate Units. If the special event redemption occurs prior to a successful remarketing of the NEE Capital debentures, or if the NEE Capital debentures are not successfully remarketed prior to the Purchase Contract Settlement Date, the redemption price for the NEE Capital debentures that are components of the Corporate Units at the time of the special event redemption will be distributed to the collateral agent, who in turn will purchase the Treasury portfolio described below on behalf of the holders of Corporate Units and remit the remainder of the redemption price, if any, to the purchase contract agent for payment to the holders. Thereafter, the applicable ownership interests in the Treasury portfolio will be substituted for the applicable ownership interests in the NEE Capital debentures and will be pledged to NEE through the collateral agent to secure the Corporate Unit holders’ obligations to purchase NEE common stock under the purchase contracts.
“Special event” means either an accounting event or a tax event, each as defined below.
“Accounting event” means the receipt by the audit committee of NEE’s Board of Directors (or, if there is no such committee, by such Board of Directors) of a written report in accordance with Statement on Auditing Standards (“SAS”) No. 97, “Amendment to SAS No. 50—Reports on the Application of Accounting Principles,” from NEE’s independent auditors, provided at the request of NEE management, to the effect that, as a result of a change in accounting rules that becomes effective after the Closing Date, NEE must either (1) account for the purchase contracts as derivatives (or otherwise mark-to-market or measure the fair value of all or any portion of the purchase contracts with changes appearing in NEE’s income statement) or (2) account for the Equity Units using the if-converted method, and that such accounting treatment will cease to apply upon redemption of the NEE Capital debentures.

“Tax event” means the receipt by NEE Capital of an opinion of nationally recognized independent tax counsel experienced in such matters (which may be Morgan, Lewis & Bockius LLP or Squire Patton Boggs (US) LLP) to the effect that there is more than an insubstantial risk that interest payable by NEE Capital on the NEE Capital debentures would not be deductible, in whole or in part, by NEE Capital for U.S. federal income tax purposes as a result of any amendment to, change in, or announced proposed change in, the laws, or any regulations thereunder, of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, any amendment to or change in an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority or any interpretation or pronouncement by any legislative body, court, governmental agency or regulatory authority that provides for a position with respect to any such laws or regulations that differs from the generally accepted position on the Tax Event Measurement Date (as defined in Annex A), which amendment, change or proposed change is effective or which interpretation or pronouncement is announced on or after the Tax Event Measurement Date.
“Redemption amount” means
•    in the case of a special event redemption occurring prior to the earlier of (1) a successful remarketing or (2) the Purchase Contract Settlement Date, for each NEE Capital debenture, the product of the principal amount of that NEE Capital debenture and a fraction, the numerator of which is the Treasury portfolio purchase price and the denominator of which is the aggregate principal amount of the NEE Capital debentures included in Corporate Units on the special event redemption date, and
•    in the case of a special event redemption occurring on or after the earlier of (1) a successful remarketing or (2) the Purchase Contract Settlement Date, for each NEE Capital debenture outstanding on the special event redemption date, the principal amount of the NEE Capital debenture.
In no event shall the redemption amount be less than the principal amount of the NEE Capital debentures being redeemed.
As used in this context, “Treasury portfolio purchase price” means the lowest aggregate price quoted by a primary U.S. government securities dealer in New York City to the quotation agent on the third business day immediately preceding the special event redemption date for the purchase of the special event Treasury portfolio for settlement on the special event redemption date.
The Treasury portfolio to be purchased in connection with a special event redemption, or a special event Treasury portfolio, will consist of:
•    U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the Treasury Portfolio Maturity Deadline in an aggregate amount at maturity equal to the principal amount of the NEE Capital debentures that are components of the Corporate Units; and
•    with respect to each scheduled interest payment date on the NEE Capital debentures that occurs after the special event redemption date and on or prior to the Purchase Contract Settlement Date, U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to such scheduled interest payment date in an aggregate amount at maturity equal to the aggregate interest payment that would be due on the aggregate principal amount of the NEE Capital debentures that would have been components of the Corporate Units on that date (assuming no special event redemption) and assuming that interest accrued from and including the immediately preceding interest payment date to which interest has been paid.
Subject to the following sentence, the NEE Capital debentures are redeemable upon notice from NEE Capital at least 30 days but no more than 60 days prior to the redemption date. NEE Capital has reserved the right to amend the indenture without any consent, vote or other action of the holders of any debt securities issued under the indenture after December 1, 2021, including the NEE Capital debentures, to provide that notice of any redemption shall be given in the manner provided in the indenture to the holders of the debt securities to be redeemed not less than 10 nor more than 60 days prior to the date of redemption. Unless NEE Capital defaults in payment of the redemption price, on and after the redemption date interest shall cease to accrue on the NEE Capital debentures. In the event any NEE Capital debentures are called for redemption, neither NEE Capital nor the indenture trustee will be required to register the transfer of or exchange the NEE Capital debentures to be redeemed.
Security and Ranking.  The NEE Capital debentures are unsecured obligations of NEE Capital. The indenture does not limit NEE Capital’s ability to provide security with respect to other Senior Debt Securities. All Senior Debt Securities issued under the indenture will rank equally and ratably with all other Senior Debt Securities issued under the indenture, except to the extent that NEE Capital elects to provide security with respect to any Senior Debt Security (other than the NEE Capital debentures) without providing that security to all outstanding Senior Debt Securities in accordance with the indenture. The NEE Capital debentures rank senior to any debt securities of NEE capital that are expressly subordinated by their terms. The indenture does not limit NEE Capital’s ability to issue other unsecured debt.
While NEE Capital is a holding company that derives substantially all of its income from its operating subsidiaries, NEE Capital’s subsidiaries are separate and distinct legal entities and have no obligation to make any payments on the Senior Debt Securities or to make any funds available for such payment. Therefore, the Senior Debt Securities will effectively be subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by NEE Capital’s subsidiaries. In addition to trade liabilities, many of NEE Capital’s operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the Senior Debt Securities. The indenture does not place any limit on the amount of liabilities, including debt or preferred stock, that NEE Capital’s subsidiaries may issue, guarantee or incur.
Payment and Paying Agents.  On each interest payment date NEE Capital will pay interest on each NEE Capital debenture to the person in whose name that NEE Capital debenture is registered as of the close of business on the record date relating to that interest payment date. However, on the date that the NEE Capital Debentures mature, NEE Capital will pay the interest to the person to whom it pays the principal. Also, if NEE Capital has defaulted in the payment of interest on any NEE Capital debenture, it may pay that defaulted interest to the registered owner of that NEE Capital debenture:
(1)    as of the close of business on a date that the indenture trustee selects, which may not be more than 15 days or less than 10 days before the date that NEE Capital proposes to pay the defaulted interest, or
(2)    in any other lawful manner that does not violate the requirements of any securities exchange on which that NEE Capital debenture is listed and that the indenture trustee believes is practicable. (Indenture, Section 307).
The principal, premium, if any, and interest on the NEE Capital debentures at maturity will be payable when such NEE Capital debentures are presented at the main corporate trust office of The Bank of New York Mellon, as paying agent, in New York City. NEE Capital may change the place of payment on the NEE Capital debentures, appoint one or more additional paying agents, including NEE Capital, and remove any paying agent. (Indenture, Section 602).
Transfer and Exchange. NEE Capital debentures may be transferred or exchanged at the main corporate trust office of The Bank of New York Mellon, as security registrar, in New York City. NEE Capital may change the place for transfer and exchange of the NEE Capital debentures and may designate one or more additional places for that transfer and exchange.
There will be no service charge for any transfer or exchange of the NEE Capital debentures. However, NEE Capital may require payment of any tax or other governmental charge in connection with any transfer or exchange of the NEE Capital debentures.
NEE Capital will not be required to transfer or exchange any NEE Capital debenture selected for redemption. Also, NEE Capital will not be required to transfer or exchange any NEE Capital debenture during a period of 15 days before notice is to be given identifying the NEE Capital debentures selected to be redeemed. (Indenture, Section 305).
Defeasance.  NEE Capital may, at any time, elect to have all of its obligations discharged with respect to all or a portion of any Senior Debt Securities. To do so, NEE Capital must irrevocably deposit with the indenture trustee or any paying agent, in trust:
(1)    money in an amount that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Senior Debt Securities, on or prior to their maturity, or
(2)    in the case of a deposit made prior to the maturity of that series of Senior Debt Securities,
(a)    direct obligations of, or obligations unconditionally guaranteed by, the United States and entitled to the benefit of its full faith and credit that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, and
(b)    certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, the principal of and the interest on which, when due, without any regard to reinvestment of that principal or interest, will provide money that, together with any money deposited with or held by the indenture trustee, will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Senior Debt Securities, on or prior to their maturity, or
(3)    a combination of (1) and (2) that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Senior Debt Securities, on or prior to their maturity. (Indenture, Section 701).
Limitation on Liens.  So long as any Senior Debt Securities remain outstanding, NEE Capital will not secure any indebtedness with a lien on any shares of the capital stock of any of its majority-owned subsidiaries, which shares of capital stock NEE Capital now or hereafter directly owns, unless NEE Capital equally secures all Senior Debt Securities. However, this restriction does not apply to or prevent:
(1)    any lien on capital stock created at the time NEE Capital acquires that capital stock, or within 270 days after that time, to secure all or a portion of the purchase price for that capital stock,
(2)    any lien on capital stock existing at the time NEE Capital acquires that capital stock (whether or not NEE Capital assumes the obligations secured by the lien and whether or not the lien was created in contemplation of the acquisition),
(3)    any extensions, renewals or replacements of the liens described in (1) and (2) above, or of any indebtedness secured by those liens; provided, that,
(a)    the principal amount of indebtedness secured by those liens immediately after the extension, renewal or replacement may not exceed the principal amount of indebtedness secured by those liens immediately before the extension, renewal or replacement, and
(b)    the extension, renewal or replacement lien is limited to no more than the same proportion of all shares of capital stock as were covered by the lien that was extended, renewed or replaced, or
(4)    any lien arising in connection with court proceedings; provided that, either

(a)    the execution or enforcement of that lien is effectively stayed within 30 days after entry of the corresponding judgment (or the corresponding judgment has been discharged within that 30 day period) and the claims secured by that lien are being contested in good faith by appropriate proceedings,
(b)    the payment of that lien is covered in full by insurance and the insurance company has not denied or contested coverage, or
(c)    so long as that lien is adequately bonded, any appropriate legal proceedings that have been duly initiated for the review of the corresponding judgment, decree or order have not been fully terminated or the periods within which those proceedings may be initiated have not expired.
Liens on any shares of the capital stock of any of NEE Capital’s majority-owned subsidiaries, which shares of capital stock NEE Capital now or hereafter directly owns, other than liens described in (1) through (4) above, are referred to as “Restricted Liens.” The foregoing limitation does not apply to the extent that NEE Capital creates any Restricted Liens to secure indebtedness that, together with all other indebtedness of NEE Capital secured by Restricted Liens, does not at the time exceed 5% of NEE Capital’s Consolidated Capitalization. (Indenture, Section 608).
For this purpose, “Consolidated Capitalization” means the sum of:
(1)    Consolidated Shareholders’ Equity,
(2)    Consolidated Indebtedness for borrowed money (exclusive of any amounts which are due and payable within one year); and, without duplication, and
(3)    any preference or preferred stock of NEE Capital or any Consolidated Subsidiary which is subject to mandatory redemption or sinking fund provisions.
The term “Consolidated Shareholders’ Equity” as used above means the total assets of NEE Capital and its Consolidated Subsidiaries less all liabilities of NEE Capital and its Consolidated Subsidiaries. As used in this definition, the term “liabilities” means all obligations which would, in accordance with generally accepted accounting principles, be classified on a balance sheet as liabilities, including without limitation:
(1)    indebtedness secured by property of NEE Capital or any of its Consolidated Subsidiaries whether or not NEE Capital or such Consolidated Subsidiary is liable for the payment thereof unless, in the case that NEE Capital or such Consolidated Subsidiary is not so liable, such property has not been included among the assets of NEE Capital or such Consolidated Subsidiary on such balance sheet,
(2)    deferred liabilities, and
(3)    indebtedness of NEE Capital or any of its Consolidated Subsidiaries that is expressly subordinated in right and priority of payment to other liabilities of NEE Capital or such Consolidated Subsidiary.
As used in this definition, “liabilities” includes preference or preferred stock of NEE Capital or any Consolidated Subsidiary only to the extent of any such preference or preferred stock that is subject to mandatory redemption or sinking fund provisions.
The term “Consolidated Indebtedness” means total indebtedness as shown on the consolidated balance sheet of NEE Capital and its Consolidated Subsidiaries.
The term “Consolidated Subsidiary,” means at any date any direct or indirect majority-owned subsidiary whose financial statements would be consolidated with those of NEE Capital in NEE Capital’s consolidated financial statements as of such date in accordance with generally accepted accounting principles. (Indenture, Section 608).
The foregoing limitation does not limit in any manner the ability of:
(1)    NEE Capital to place liens on any of its assets other than the capital stock of directly held, majority-owned subsidiaries,
(2)    NEE Capital or NEE to cause the transfer of its assets or those of its subsidiaries, including the capital stock covered by the foregoing restrictions,
(3)    NEE to place liens on any of its assets, or
(4)    any of the direct or indirect subsidiaries of NEE Capital or NEE (other than NEE Capital) to place liens on any of their assets.
Consolidation, Merger, and Sale of Assets.  Under the indenture, NEE Capital may not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless:
(1)    the entity formed by that consolidation, or the entity into which NEE Capital is merged, or the entity that acquires or leases NEE Capital’s properties and assets, is an entity organized and existing under the laws of the United States, any state or the District of Columbia and that entity expressly assumes NEE Capital’s obligations on all Senior Debt Securities and under the indenture,
(2)    immediately after giving effect to the transaction, no event of default under the indenture and no event that, after notice or lapse of time or both, would become an event of default under the indenture exists, and
(3)    NEE Capital delivers an officer’s certificate and an opinion of counsel to the indenture trustee, as provided in the indenture. (Indenture, Section 1101).
The indenture does not restrict NEE Capital in a merger in which NEE Capital is the surviving entity.
Events of Default.  Each of the following is an event of default under the indenture with respect to the Senior Debt Securities of any series:
(1)    failure to pay interest on the Senior Debt Securities of that series within 30 days after it is due,
(2)    failure to pay principal or premium, if any, on the Senior Debt Securities of that series when it is due,
(3)    failure to perform, or breach of, any other covenant or warranty in the indenture, other than a covenant or warranty that does not relate to that series of Senior Debt Securities, that continues for 90 days after (i) NEE Capital receives written notice of such failure to comply from the indenture trustee or (ii) NEE Capital and the indenture trustee receive written notice of such failure to comply from the registered owners of at least 33% in principal amount of the Senior Debt Securities of that series,
(4)    certain events of bankruptcy, insolvency or reorganization of NEE Capital, or
(5)    any other event of default specified with respect to the Senior Debt Securities of that series. (Indenture, Section 801).
In the case of an event of default listed in item (3) above, the indenture trustee may extend the grace period. In addition, if registered owners of a particular series have given a notice of default, then registered owners of at least the same percentage of Senior Debt Securities of that series, together with the indenture trustee, may also extend the grace period. The grace period will be automatically extended if NEE Capital has initiated and is diligently pursuing corrective action. (Indenture, Section 801). An event of default with respect to the Senior Debt Securities of a particular series will not necessarily constitute an event of default with respect to Senior Debt Securities of any other series issued under the indenture.
In addition to the events of default listed above, each of the following events will be an event of default under the indenture with respect to the NEE Capital debentures:
(1)    the guarantor consolidates with or merges into any other entity or conveys, transfers or leases substantially all of its properties and assets to any entity, unless
(a)    the entity formed by such consolidation or into which the guarantor is merged, or the entity to which the guarantor conveys, transfers or leases substantially all of its properties and assets is an entity organized and existing under the laws of the United States, any state thereof or the District of Columbia, and expressly assumes the obligations of the guarantor under the guarantee agreement; and
(b)    immediately after giving effect to such transaction, no event of default under the indenture and no event that, after notice or lapse of time or both, would become an event of default under the indenture, shall have occurred and be continuing; or
(2)    NEE Capital fails to redeem any of the NEE Capital debentures that it is required to redeem as described under “—Mandatory Redemption” above.
Remedies.  If an event of default applicable to the Senior Debt Securities of one or more series, but not applicable to all outstanding Senior Debt Securities, exists, then either (i) the indenture trustee or (ii) the registered owners of at least 33% in aggregate principal amount of the Senior Debt Securities of each of the affected series may declare the principal of and accrued but unpaid interest on all the Senior Debt Securities of that series to be due and payable immediately. (Indenture, Section 802). However, under the indenture, some Senior Debt Securities may provide for a specified amount less than their entire principal amount to be due and payable upon that declaration. Such a Senior Debt Security is defined as a “Discount Security” in the indenture.
If an event of default is applicable to all outstanding Senior Debt Securities, then either (i) the indenture trustee or (ii) the registered owners of at least 33% in aggregate principal amount of all outstanding Senior Debt Securities of all series, voting as one class, and not the registered owners of any one series, may make a declaration of acceleration. However, the event of default giving rise to the declaration relating to any series of Senior Debt Securities will be automatically waived, and that declaration and its consequences will be automatically rescinded and annulled, if, at any time after that declaration and before a judgment or decree for payment of the money due has been obtained:
(1)    NEE Capital pays or deposits with the indenture trustee a sum sufficient to pay:
(a)    all overdue interest on all Senior Debt Securities of that series,
(b)    the principal of and any premium on any Senior Debt Securities of that series that have become due for reasons other than that declaration, and interest that is then due,
(c)    interest on overdue interest for that series, and
(d)    all amounts then due to the indenture trustee under the indenture, and
(2)    any other event of default with respect to the Senior Debt Securities of that series has been cured or waived as provided in the indenture. (Indenture, Section 802).

Other than its obligations and duties in case of an event of default under the indenture, the indenture trustee is not obligated to exercise any of its rights or powers under the indenture at the request or direction of any of the registered owners of the Senior Debt Securities, unless those registered owners offer reasonable indemnity to the indenture trustee. (Indenture, Section 903). If they provide this reasonable indemnity, the registered owners of a majority in principal amount of any series of Senior Debt Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee, with respect to the Senior Debt Securities of that series. However, if an event of default under the indenture relates to more than one series of Senior Debt Securities, only the registered owners of a majority in aggregate principal amount of all affected series of Senior Debt Securities, considered as one class, will have the right to make that direction. Also, the direction must not violate any law or the indenture, and may not expose the indenture trustee to personal liability in circumstances where the indemnity would not, in the indenture trustee’s sole discretion, be adequate, and the indenture trustee may take any other action that it deems proper and not inconsistent with such direction. (Indenture, Section 812).
A registered owner of a Senior Debt Security has the right to institute a suit for the enforcement of payment of the principal of or premium, if any, or interest on that Senior Debt Security on or after the applicable due date specified in that Senior Debt Security. (Indenture, Section 808). No registered owner of Senior Debt Securities of any series will have any other right to institute any proceeding under the indenture, or any other remedy under the indenture, unless:
(1)    that registered owner has previously given to the indenture trustee written notice of a continuing event of default with respect to the Senior Debt Securities of that series,
(2)    the registered owners of a majority in aggregate principal amount of the outstanding Senior Debt Securities of all series in respect of which an event of default under the indenture exists, considered as one class, have made written request to the indenture trustee to institute that proceeding in its own name as trustee, and have offered reasonable indemnity to the indenture trustee against related costs, expenses and liabilities,
(3)    the indenture trustee for 60 days after its receipt of that notice, request and offer of indemnity has failed to institute any such proceeding, and
(4)    no direction inconsistent with that request was given to the indenture trustee during this 60 day period by the registered owners of a majority in aggregate principal amount of the outstanding Senior Debt Securities of all series in respect of which an event of default under the indenture exists, considered as one class. (Indenture, Section 807).
NEE Capital is required to deliver to the indenture trustee an annual statement as to its compliance with all conditions and covenants under the indenture. (Indenture, Section 606).
Modification and Waiver.  Without the consent of any registered owner of Senior Debt Securities, NEE Capital and the indenture trustee may amend or supplement the indenture for any of the following purposes:
(1)    to provide for the assumption by any permitted successor to NEE Capital of NEE Capital’s obligations under the indenture and the Senior Debt Securities in the case of a merger or consolidation or a conveyance, transfer or lease of NEE Capital’s properties and assets substantially as an entirety,
(2)    to add covenants of NEE Capital or to surrender any right or power conferred upon NEE Capital by the indenture,
(3)    to add any additional events of default,
(4)    to change, eliminate or add any provision of the indenture, provided that if that change, elimination or addition will materially adversely affect the interests of the registered owners of Senior Debt Securities of any series or tranche, that change, elimination or addition will become effective with respect to that particular series or tranche only
(a)    when the required consent of the registered owners of Senior Debt Securities of that particular series or tranche has been obtained, or
(b)    when no Senior Debt Securities of that particular series or tranche remain outstanding under the indenture,
(5)    to provide collateral security for all but not a part of the Senior Debt Securities,
(6)    to create the form or terms of Senior Debt Securities of any other series or tranche,
(7)    to provide for the authentication and delivery of bearer securities and the related coupons and for other matters relating to those bearer securities,
(8)    to accept the appointment of a successor indenture trustee with respect to the Senior Debt Securities of one or more series and to change any of the provisions of the indenture as necessary to provide for the administration of the trusts under the indenture by more than one trustee,
(9)    to add procedures to permit the use of a non-certificated system of registration for all, or any series or tranche of, the Senior Debt Securities,
(10)    to change any place where
(a)    the principal of and premium, if any, and interest on all, or any series or tranche of, Senior Debt Securities are payable,
(b)    all, or any series or tranche of, Senior Debt Securities may be surrendered for registration, transfer, or exchange, and
(c)    notices and demands to or upon NEE Capital in respect of Senior Debt Securities and the indenture may be served, or
(11)    to cure any ambiguity or inconsistency or to add or change any other provisions with respect to matters and questions arising under the indenture, provided those changes or additions may not materially adversely affect the interests of the registered owners of Senior Debt Securities of any series or tranche. (Indenture, Section 1201).
The registered owners of a majority in aggregate principal amount of the Senior Debt Securities of all series then outstanding may waive compliance by NEE Capital with certain restrictive provisions of the indenture. (Indenture, Section 607). The registered owners of a majority in principal amount of the outstanding Senior Debt Securities of any series may waive any past default under the indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and a default with respect to certain restrictive covenants or provisions of the indenture that cannot be modified or amended without the consent of the registered owner of each outstanding Senior Debt Security of that series affected. (Indenture, Section 813).
In addition to any amendments described above, if the Trust Indenture Act of 1939 is amended after the date of the indenture in a way that requires changes to the indenture or in a way that permits changes to, or the elimination of, provisions that were previously required by the Trust Indenture Act of 1939, the indenture will be deemed to be amended to conform to that amendment of the Trust Indenture Act of 1939 or to make those changes, additions or eliminations. NEE Capital and the indenture trustee may, without the consent of any registered owners, enter into supplemental indentures to make that amendment. (Indenture, Section 1201).

Except for any amendments described above, the consent of the registered owners of a majority in aggregate principal amount of the Senior Debt Securities of all series then outstanding, considered as one class, is required for all other modifications to the indenture. However, if less than all of the series of Senior Debt Securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the registered owners of a majority in aggregate principal amount of outstanding Senior Debt Securities of all directly affected series, considered as one class, is required. But, if NEE Capital issues any series of Senior Debt Securities in more than one tranche and if the proposed supplemental indenture directly affects the rights of the registered owners of Senior Debt Securities of less than all of those tranches, then the consent only of the registered owners of a majority in aggregate principal amount of the outstanding Senior Debt Securities of all directly affected tranches, considered as one class, will be required. However, none of those amendments or modifications may:
(1)    change the dates on which the principal of or interest on a Senior Debt Security is due without the consent of the registered owner of that Senior Debt Security,
(2)    reduce any Senior Debt Security’s principal amount or rate of interest (or the amount of any installment of that interest) or change the method of calculating that rate without the consent of the registered owner of that Senior Debt Security,
(3)    reduce any premium payable upon the redemption of a Senior Debt Security without the consent of the registered owner of that Senior Debt Security,
(4)    change the currency (or other property) in which a Senior Debt Security is payable without the consent of the registered owner of that Senior Debt Security,
(5)    impair the right to sue to enforce payments on any Senior Debt Security on or after the date that it states that the payment is due (or, in the case of redemption, on or after the redemption date) without the consent of the registered owner of that Senior Debt Security,
(6)    reduce the percentage in principal amount of the outstanding Senior Debt Securities of any series or tranche whose owners must consent to an amendment, supplement or waiver without the consent of the registered owner of each outstanding Senior Debt Security of that particular series or tranche,
(7)    reduce the requirements for quorum or voting of any series or tranche without the consent of the registered owner of each outstanding Senior Debt Security of that particular series or tranche, or
(8)    modify certain of the provisions of the indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Senior Debt Securities of any series or tranche, without the consent of the registered owner of each outstanding Senior Debt Security affected by the modification.
A supplemental indenture that changes or eliminates any provision of the indenture that has expressly been included only for the benefit of one or more particular series or tranches of Senior Debt Securities, or that modifies the rights of the registered owners of Senior Debt Securities of that particular series or tranche with respect to that provision, will not affect the rights under the indenture of the registered owners of the Senior Debt Securities of any other series or tranche. (Indenture, Section 1202).
The indenture provides that, in order to determine whether the registered owners of the required principal amount of the outstanding Senior Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the indenture, or whether a quorum is present at the meeting of the registered owners of Senior Debt Securities, Senior Debt Securities owned by NEE Capital or any other obligor upon the Senior Debt Securities or any affiliate of NEE Capital or of that other obligor (unless NEE Capital, that affiliate or that obligor owns all Senior Debt Securities outstanding under the indenture, determined without regard to this provision) will be disregarded and deemed not to be outstanding. (Indenture, Section 101).

If NEE Capital solicits any action under the indenture from registered owners of Senior Debt Securities, NEE Capital may, at its option, fix in advance a record date for determining the registered owners of Senior Debt Securities entitled to take that action, but NEE Capital will not be obligated to do so. If NEE Capital fixes such a record date, that action may be taken before or after that record date, but only the registered owners of record at the close of business on that record date will be deemed to be registered owners of Senior Debt Securities for the purposes of determining whether registered owners of the required proportion of the outstanding Senior Debt Securities have authorized that action. For these purposes, the outstanding Senior Debt Securities will be computed as of the record date. Any action of a registered owner of any Senior Debt Security under the indenture will bind every future registered owner of that Senior Debt Security, or any Senior Debt Security replacing that Senior Debt Security, with respect to anything that the indenture trustee or NEE Capital do, fail to do, or allow to be done in reliance on that action, whether or not that action is noted upon that Senior Debt Security. (Indenture, Section 104).
Resignation and Removal of Indenture Trustee.  The indenture trustee may resign at any time with respect to any series of Senior Debt Securities by giving written notice of its resignation to NEE Capital. Also, the registered owners of a majority in principal amount of the outstanding Senior Debt Securities of one or more series of Senior Debt Securities may remove the indenture trustee at any time with respect to the Senior Debt Securities of that series, by delivering an instrument evidencing this action to the indenture trustee and NEE Capital. The resignation or removal of the indenture trustee and the appointment of a successor trustee will not become effective until a successor trustee accepts its appointment.
Except with respect to a trustee under the indenture appointed by the registered owners of Senior Debt Securities, the indenture trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the indenture if:
(1)    no event of default under the indenture or event that, after notice or lapse of time, or both, would become an event of default under the indenture exists, and
(2)    NEE Capital has delivered to the indenture trustee a resolution of its Board of Directors appointing a successor trustee and that successor trustee has accepted that appointment in accordance with the terms of the indenture. (Indenture, Section 910).
Notices.  Notices to registered owners of Senior Debt Securities will be sent by mail to the addresses of those registered owners as they appear in the security register for those Senior Debt Securities. (Indenture, Section 106).
Title.  NEE Capital, the indenture trustee, and any agent of NEE Capital or the indenture trustee, may treat the person in whose name a Senior Debt Security is registered as the absolute owner of that Senior Debt Security, whether or not that Senior Debt Security is overdue, for the purpose of making payments and for all other purposes, regardless of any notice to the contrary. (Indenture, Section 308).
Governing Law.  The indenture and the Senior Debt Securities are governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles thereunder, except to the extent that the law of any other jurisdiction is mandatorily applicable. (Indenture, Section 112).
Book-Entry and Settlement
NEE Capital debentures which are released from the pledge following substitution of collateral or cash settlement of the purchase contracts will be issued in the form of one or more global certificates, which are referred to as global securities, registered in the name of the Depositary or its nominee. Except under the limited circumstances described below or except upon recreation of Corporate Units, NEE Capital debentures represented by the global securities will not be exchangeable for, and will not otherwise be issuable as, NEE Capital debentures in certificated form. The global securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor depositary or its nominee.

Except as provided below, owners of beneficial interests in such a global security will not be entitled to receive physical delivery of NEE Capital debentures in certificated form and will not be considered the holders (as defined in the indenture) thereof for any purpose under the indenture, and no global security representing NEE Capital debentures shall be exchangeable, except for another global security of like denomination and tenor to be registered in the name of the Depositary or its nominee or a successor depositary or its nominee. Accordingly, each beneficial owner must rely on the procedures of the Depositary or if such person is not a participant, on the procedures of the participant through which such person owns its interest to exercise any rights of a holder under the indenture.
In the event that
•    the Depositary notifies NEE Capital that it is unwilling or unable to continue as a Depositary for the global security certificates and no successor depositary has been appointed within 90 days after this notice,
•    the Depositary at any time ceases to be a clearing agency registered under the Securities Exchange Act of 1934 at which time the Depositary is required to be so registered to act as the Depositary and no successor depositary has been appointed within 90 days after NEE Capital learns that the Depositary has ceased to be so registered, or
•    NEE Capital determines in its sole discretion that it will no longer have NEE Capital debentures represented by global securities or permit any global security certificates to be exchangeable, certificates for the NEE Capital debentures will be printed and delivered in exchange for beneficial interests in the global security certificates. Any global debenture certificate that is exchangeable pursuant to the preceding sentence shall be exchangeable for NEE Capital debenture certificates registered in the names directed by the Depositary. NEE Capital expects that these instructions will be based upon directions received by the Depositary from its participants with respect to ownership of beneficial interests in the global security certificates.
DESCRIPTION OF NEE GUARANTEE
General.  This section briefly summarizes some of the provisions of the Guarantee Agreement, dated as of June 1, 1999, between NEE and The Bank of New York Mellon, as guarantee trustee, referred to as the “Guarantee Trustee.” The Guarantee Agreement, referred to as the “Guarantee Agreement,” was executed for the benefit of the indenture trustee, which holds the Guarantee Agreement for the benefit of registered owners of the Senior Debt Securities covered by the Guarantee Agreement. This summary does not contain a complete description of the Guarantee Agreement. You should read this summary together with the Guarantee Agreement for a complete understanding of all the provisions. The Guarantee Agreement has previously been filed with the SEC and is an exhibit to the Form 10-K. In addition, the Guarantee Agreement is qualified as an indenture under the Trust Indenture Act of 1939 and is therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.
Under the Guarantee Agreement, NEE absolutely, irrevocably and unconditionally guarantees the prompt and full payment, when due and payable (including upon acceleration, redemption or stated maturity), of the principal, interest and premium, if any, on the Senior Debt Securities that are covered by the Guarantee Agreement to the registered owners of those Senior Debt Securities, according to the terms of those Senior Debt Securities and the indenture. Pursuant to the Guarantee Agreement, all of the Senior Debt Securities are covered by the Guarantee Agreement except Senior Debt Securities that by their terms are expressly not entitled to the benefit of the Guarantee Agreement. All of the NEE Capital debentures will be covered by the Guarantee Agreement. This guarantee is referred to as the “Guarantee.” NEE is only required to make these payments if NEE Capital fails to pay or provide for punctual payment of any of those amounts on or before the expiration of any applicable grace periods. (Guarantee Agreement, Section 5.01). In the Guarantee Agreement, NEE has waived its right to require the Guarantee Trustee, the indenture trustee or the registered owners of Senior Debt Securities covered by the Guarantee

Agreement to exhaust their remedies against NEE Capital prior to bringing suit against NEE. (Guarantee Agreement, Section 5.06).
The Guarantee is a guarantee of payment when due (i.e., the guaranteed party may institute a legal proceeding directly against NEE to enforce its rights under the Guarantee Agreement without first instituting a legal proceeding against any other person or entity). The Guarantee is not a guarantee of collection. (Guarantee Agreement, Section 5.01).
The covenants in the Guarantee Agreement would not give registered owners of the Senior Debt Securities covered by the Guarantee Agreement protection in the event of a highly-leveraged transaction involving NEE.
Security and Ranking.  The Guarantee is an unsecured obligation of NEE and ranks equally and ratably with all other unsecured and unsubordinated indebtedness of NEE. There is no limit on the amount of other indebtedness, including guarantees, that NEE may incur or issue.
While NEE is a holding company that derives substantially all of its income from its operating subsidiaries, NEE’s subsidiaries are separate and distinct legal entities and have no obligation to make any payments under the Guarantee Agreement or to make any funds available for such payment. Therefore, the Guarantee effectively is subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by NEE’s subsidiaries. In addition to trade liabilities, many of NEE’s operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the Guarantee. Neither the indenture nor the Guarantee Agreement places any limit on the amount of liabilities, including debt or preferred stock, that NEE’s subsidiaries may issue, guarantee or incur.
Events of Default.  An event of default under the Guarantee Agreement will occur upon the failure of NEE to perform any of its payment obligations under the Guarantee Agreement. (Guarantee Agreement, Section 1.01). The registered owners of a majority of the aggregate principal amount of the outstanding Senior Debt Securities covered by the Guarantee Agreement have the right to:
(1)    direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee under the Guarantee Agreement, or
(2)    direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee Agreement. (Guarantee Agreement, Section 3.01).
The Guarantee Trustee must give notice of any event of default under the Guarantee Agreement known to the Guarantee Trustee to the registered owners of Senior Debt Securities covered by the Guarantee Agreement within 90 days after the occurrence of that event of default, in the manner and to the extent provided in subsection (c) of Section 313 of the Trust Indenture Act of 1939, unless such event of default has been cured or waived prior to the giving of such notice. (Guarantee Agreement, Section 2.07). The registered owners of all outstanding Senior Debt Securities may waive any past event of default and its consequences. (Guarantee Agreement, Section 2.06).
The Guarantee Trustee, the indenture trustee and the registered owners of Senior Debt Securities covered by the Guarantee Agreement have all of the rights and remedies available under applicable law and may sue to enforce the terms of the Guarantee Agreement and to recover damages for the breach of the Guarantee Agreement. The remedies of each of the Guarantee Trustee, the indenture trustee and the registered owners of Senior Debt Securities covered by the Guarantee Agreement, to the extent permitted by law, are cumulative and in addition to any other remedy now or hereafter existing at law or in equity. At the option of any of the Guarantee Trustee, the indenture trustee or the registered owners of Senior Debt Securities covered by the Guarantee Agreement, that person or entity may join NEE in any lawsuit commenced by that person or entity against NEE Capital with respect to any obligations under the Guarantee Agreement. Also, that person or entity may recover against NEE in that lawsuit, or in any independent lawsuit against NEE, without first asserting, prosecuting or exhausting any remedy or claim against NEE Capital. (Guarantee Agreement, Section 5.06).

NEE is required to deliver to the Guarantee Trustee an annual statement as to its compliance with all conditions under the Guarantee Agreement. (Guarantee Agreement, Section 2.04).
Modification.  NEE and the Guarantee Trustee may, without the consent of any registered owner of Senior Debt Securities covered by the Guarantee Agreement, agree to any changes to the Guarantee Agreement that do not materially adversely affect the rights of registered owners. The Guarantee Agreement also may be amended with the prior approval of the registered owners of a majority in aggregate principal amount of all outstanding Senior Debt Securities covered by the Guarantee Agreement. However, the right of any registered owner of Senior Debt Securities covered by the Guarantee Agreement to receive payment under the Guarantee Agreement on the due date of the Senior Debt Securities held by that registered owner, or to institute suit for the enforcement of that payment on or after that due date, may not be impaired or affected without the consent of that registered owner. (Guarantee Agreement, Section 6.01).
Termination of the Guarantee Agreement.  The Guarantee Agreement will terminate and be of no further force and effect upon full payment of all Senior Debt Securities covered by the Guarantee Agreement. (Guarantee Agreement, Section 5.05).
Governing Law.  The Guarantee Agreement is governed by and will be construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereunder, except to the extent that the law of any other jurisdiction is mandatorily applicable. (Guarantee Agreement, Section 5.07).
UNITED STATES FEDERAL INCOME TAX DISCUSSION
Unless otherwise stated, this discussion deals only with Equity Units, applicable ownership interests in NEE Capital debentures (or the Treasury portfolio, or Treasury securities) and NEE common stock held as capital assets (generally, assets held for investment) by holders that are U.S. persons (as defined below) that purchased Equity Units upon original issuance at their “issue price,” which equals the first price to the public at which a substantial amount of the Equity Units were sold for money (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). The tax treatment of a holder may vary depending on the holder’s particular situation. This discussion does not address all of the tax consequences that may be relevant to holders that may be subject to special tax treatment such as, for example, banks, insurance companies, broker dealers, tax exempt organizations, foreign taxpayers, regulated investment companies, real estate investment trusts, controlled foreign corporations, passive foreign investment companies, persons subject to special tax accounting rules as a result of their use of applicable financial statements, persons holding Equity Units, applicable ownership interests in NEE Capital debentures (or the Treasury portfolio, or Treasury securities), or shares of NEE common stock as part of a straddle, hedge, conversion transaction or other integrated investment and persons whose functional currency is not the U.S. dollar. This discussion does not address any aspects of state, local, or foreign tax laws. In addition, this discussion does not address all of the U.S. federal income tax considerations that may be relevant to holders, such as the Medicare contribution tax or U.S. federal tax laws other than those pertaining to income tax (such as the estate or gift tax), and the effect of those taxes on the ownership and disposition of the Equity Units, applicable ownership interests in NEE Capital debentures (or the Treasury portfolio, or Treasury securities) or NEE common stock acquired under a purchase contract. This discussion is based on the U.S. federal income tax laws, regulations, rulings and decisions in effect as of the date hereof, which are subject to change or differing interpretations, possibly on a retroactive basis. Holders should consult their own tax advisors as to the particular tax consequences to them of purchasing, owning and disposing of the Equity Units, applicable ownership interests in NEE Capital debentures (or the Treasury portfolio, or Treasury securities) or NEE common stock acquired under a purchase contract, including the application and effect of U.S. federal, state, local and foreign tax laws.
For purposes of this discussion, the term “U.S. person” means:
•    an individual who is a citizen or resident of the United States;

•    a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
•    an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•    a trust if  (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) the trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes.
A “non-U.S. holder” is a holder that is an individual, corporation, estate or trust that is not a U.S. person.
If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Equity Units, any component thereof including applicable ownership interests in NEE Capital debentures (or the Treasury portfolio, or Treasury securities), or any NEE common stock, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding any of the above instruments should consult their own tax advisors.
The IRS has issued a ruling, Rev. Rul. 2003-97, 2003-2 C.B. 380, addressing certain aspects of instruments substantially similar to the Equity Units. In the ruling, the IRS concluded that the notes issued as part of a unit with a purchase contract were debt for U.S. federal income tax purposes. Pursuant to this ruling, NEE Capital reports the NEE Capital debentures issued as part of an Equity Unit with a purchase contract as indebtedness for U.S. federal income tax purposes. The remainder of this discussion assumes that the NEE Capital debentures will be respected as indebtedness for U.S. federal income tax purposes.
Holders should consult their own tax advisors with respect to the tax consequences to them of purchasing, owning and disposing of the Equity Units, any component thereof including applicable ownership interests in NEE Capital debentures (or the Treasury portfolio, or Treasury securities), and any NEE common stock acquired under a purchase contract, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in the U.S. federal or other tax laws.
U.S. Holders
Allocation of Original Purchase Price for Equity Units
A holder’s acquisition of an Equity Unit is treated as an acquisition of a unit consisting of two components, an applicable ownership interest in a NEE Capital debenture (or the Treasury portfolio, or Treasury securities) and a related purchase contract. For purpose of the original issue discount rules and initial tax basis calculations, the allocation of original issue purchase price between these components is determined based on the respective fair market values of these components at the time the Equity Units are originally issued for federal income tax purposes. NEE Capital reports the Equity Unit original issue date fair market value of the applicable ownership interest in the NEE Capital debenture as the applicable NEE Capital Debenture Fair Market Value and Equity Unit original issue date fair market value of each purchase contract as $0. This position is binding upon holders (but not on the IRS) unless holders explicitly disclose a contrary position on a statement attached to their timely filed U.S. federal income tax returns for the taxable year in which an Equity Unit is first issued. Thus, absent such disclosure, holders should allocate the original issue purchase price for an Equity Unit for purposes of the original issue discount rules and initial tax basis calculations in accordance with the foregoing. The remainder of this discussion assumes that this allocation will be respected for U.S. federal income tax purposes.
Ownership of Applicable Interests in the NEE Capital Debentures or Treasury Securities
Holders are treated as owning the applicable interests in NEE Capital debentures or Treasury securities constituting a part of the Corporate Units or Treasury Units, respectively, for U.S. federal income tax purposes. NEE, NEE Capital and, by virtue of their acquisition of Equity Units, holders agree to treat the applicable interests in the NEE Capital debentures or Treasury securities constituting a part of the Equity Units as owned by holders for U.S. federal income tax purposes, and the remainder of this discussion assumes such treatment. The U.S. federal income tax consequences of owning the applicable interests in the NEE Capital debentures or Treasury securities are discussed below (see “— NEE Capital Debentures,” “— Treasury Securities” and “— Remarketing, Special Event Redemption and Mandatory Redemption of NEE Capital Debentures”).
Sales, Exchanges or Other Taxable Dispositions of Equity Units
If holders sell, exchange or otherwise dispose of an Equity Unit in a taxable disposition (a “disposition”), they will be treated as having sold, exchanged or disposed of each of the purchase contract and the applicable ownership interest in the NEE Capital debenture, or the applicable ownership interest in the Treasury portfolio or the Treasury securities, as the case may be, that constitute such Equity Unit, and the proceeds realized on such disposition will be allocated among the components of the Equity Unit in proportion to the respective fair market values of the components. As a result, a holder generally will recognize gain or loss equal to the difference between the portion of the proceeds received that is allocable to the component and the holder’s adjusted tax basis in the applicable component, except to the extent the holder is treated as receiving an amount with respect to accrued interest, accrued contract adjustment payments or deferred contract adjustment payments on the purchase contract, which amount may be treated as ordinary income to the extent not previously included in income. In the case of the purchase contract, or the applicable ownership interest in the Treasury portfolio and Treasury securities, such gain or loss will generally be capital gain or loss, and such gain or loss generally will be long-term capital gain or loss if holders held the particular component for more than one year immediately prior to such disposition. Under U.S. federal income tax law, certain non-corporate holders, including individuals, are eligible for preferential tax rates with respect to long-term capital gains. The deductibility of capital losses is subject to certain limitations. The rules governing the determination of the character of gain or loss on the disposition of applicable ownership interests in NEE Capital debentures are summarized under “—NEE Capital Debentures—Sales, Exchanges or Other Taxable Dispositions of Applicable Ownership Interests in NEE Capital Debentures.”
If the disposition of an Equity Unit occurs when the purchase contract has a negative value, holders are considered to have received additional consideration for the applicable ownership interest in the NEE Capital debenture, or the applicable ownership interest in the Treasury portfolio or Treasury securities, as the case may be, in an amount equal to such negative value and to have paid such amount to be released from their obligation under the purchase contract. Because, as discussed below, any gain on the disposition of applicable ownership interests in NEE Capital debentures prior to the earlier of the reset effective date and the Purchase Contract Settlement Date (the “Reset Date”) generally will be treated as ordinary interest income for U.S. federal income tax purposes, the ability to offset such interest income with a loss on the purchase contract may be limited. Holders should consult their own tax advisors regarding a disposition of an Equity Unit at a time when the purchase contract has a negative value.
In determining gain or loss, contract adjustment payments or deferred contract adjustment payments that have been received by holders, but have not previously been included in their income, should either reduce their adjusted tax basis in the purchase contract or result in an increase in the amount realized on the disposition of the purchase contract. Any contract adjustment payments or deferred contract adjustment payments previously included in holders’ income but not received by the holders should increase their adjusted tax basis in the purchase contract (see “—Purchase Contracts—Contract Adjustment Payments and Deferred Contract Adjustment Payments” below).
NEE Capital Debentures
The discussion in this section applies to holders if they hold applicable ownership interests in NEE Capital debentures or Corporate Units that include applicable ownership interests in NEE Capital debentures.
Original Issue Discount. Because of the manner in which the interest rate on the NEE Capital debentures is to be reset, the NEE Capital debentures are classified as contingent payment debt instruments subject to the “noncontingent bond method” for accruing OID, as set forth in the applicable Treasury Regulations. NEE Capital treats the NEE Capital debentures in that manner, and the remainder of this discussion assumes that the NEE Capital debentures are so treated for U.S. federal income tax purposes. As discussed more fully below, the effects of applying such method are:
•    to require holders, regardless of their usual method of tax accounting, to use an accrual method with respect to the interest income on their applicable ownership interests in NEE Capital debentures;
•    for all accrual periods until the Reset Date, and possibly for accrual periods thereafter with respect to applicable ownership interests in NEE Capital debentures, to require holders to accrue interest income in excess of interest payments actually received; and
•    generally to result in ordinary, rather than capital, treatment of any gain or loss on the sale, exchange or other disposition of applicable ownership interests in NEE Capital debentures.
See “—Sales, Exchanges or Other Taxable Dispositions of Applicable Ownership Interests in NEE Capital Debentures.”
Holders are required to accrue OID on a constant yield to maturity basis based on the “comparable yield” of the NEE Capital debentures. The comparable yield of the NEE Capital debentures is generally the rate at which NEE Capital would issue a fixed rate debt instrument with terms and conditions similar to the NEE Capital debentures (which rate will exceed the current interest payments on the NEE Capital debentures). NEE Capital has determined that, for the NEE Capital debentures,
•    (with respect to the 7.299% Corporate Units) the comparable yield is 5.15% and the projected payments, per $50 applicable ownership interest of NEE Capital debentures, are $0.5078 on the Initial Payment Date, $0.6437 for each subsequent quarter ending on or prior to the Purchase Contract Settlement Date and $0.8879 for each semi-annual period ending after Purchase Contract Settlement Date. NEE Capital has also determined that the projected payment for the NEE Capital debentures, per $50 applicable ownership interest of NEE Capital debentures, at the maturity date is $50.8879 (which includes the stated principal amount of the NEE Capital debentures as well as the final projected interest payment); and
•    (with respect to the 7.234% Corporate Units) the comparable yield is 4.75% and the projected payments, per $50 applicable ownership interest of NEE Capital debentures, are $0.58581 on the Initial Payment Date, $0.57938 for each subsequent quarter ending on or prior to the Purchase Contract Settlement Date and $0.93794 for each semi-annual period ending after the Purchase Contract Settlement Date. NEE Capital has also determined that the projected payment for the NEE Capital debentures, per $50 applicable ownership interest of NEE Capital debentures, at the maturity date is $50.93794 (which includes the stated principal amount of the NEE Capital debentures as well as the final projected interest payment).
The amount of OID on a NEE Capital debenture for each accrual period is determined by multiplying the comparable yield of the NEE Capital debenture (adjusted for the length of the accrual period) by the NEE Capital debenture’s adjusted issue price at the beginning of the accrual period. Based on the allocation of the purchase price of each Corporate Unit described above, the adjusted issue price of each applicable ownership interest in a NEE Capital debenture, per $50 applicable ownership interest of NEE Capital debentures, at the beginning of the first accrual period is the applicable NEE Capital Debenture Fair Market Value, and the adjusted issue price of each applicable ownership interest in a NEE Capital debenture at the beginning of each subsequent accrual period will be equal to the applicable NEE Capital Debenture Fair Market Value, increased by any OID previously accrued by holders on such applicable ownership interest in the NEE Capital debenture and decreased by the amount of projected payments on such applicable ownership interest in the NEE Capital debenture through such date. The amount of OID so determined will then be allocated on a ratable basis to each day in the accrual period that holders hold such applicable ownership interest in the NEE Capital debenture.

If, after the Reset Date, the remaining amounts of principal and interest payable on an applicable ownership interest in NEE Capital debentures differ from the payments set forth on the applicable projected payment schedule, negative or positive adjustments reflecting such difference are generally taken into account by holders as adjustments to interest income in a reasonable manner over the period to which they relate.
A holder is generally bound by the comparable yield and projected payment schedules for applicable ownership interests in NEE Capital debentures provided by NEE Capital unless either is unreasonable. If a holder decides to use its own comparable yield and projected payment schedules, the holder must explicitly disclose this fact and the reason for using different comparable yield and projected payment schedules. In general, this disclosure must be made on a statement attached to the holder’s timely filed U.S. federal income tax return for the taxable year that includes the date of the holder’s acquisition of the applicable ownership interests in NEE Capital debentures.
The foregoing comparable yield and projected payment schedules are supplied by NEE Capital solely for computing income under the noncontingent bond method for U.S. federal income tax purposes and do not constitute projections or representations as to the amounts that holders will actually receive as a result of owning applicable ownership interests in NEE Capital debentures or Corporate Units.
Adjustment to Tax Basis in Applicable Ownership Interests in NEE Capital Debentures. A holder’s tax basis in an applicable ownership interest in NEE Capital debentures will be increased by the amount of OID included in income with respect to such applicable ownership interest in NEE Capital debentures and decreased by the amount of projected payments with respect to such applicable ownership interest in NEE Capital debentures through the computation date.
Sales, Exchanges or Other Taxable Dispositions of Applicable Ownership Interests in NEE Capital Debentures. Holders will recognize gain or loss on a disposition of an applicable ownership interest in NEE Capital debentures (including a redemption for cash or the remarketing thereof) in an amount equal to the difference between the amount realized by holders on the disposition of the applicable ownership interest in NEE Capital debentures and their adjusted tax basis in the applicable ownership interest in NEE Capital debentures. Selling expenses incurred by holders, including the remarketing fee, will reduce the amount of gain or increase the amount of loss recognized by holders upon a disposition of applicable ownership interests in NEE Capital debentures. Gain recognized on the disposition of applicable ownership interests in NEE Capital debentures prior to the Reset Date will be treated as ordinary interest income. Loss recognized on the disposition of applicable ownership interests in NEE Capital debentures prior to the Reset Date will be treated as ordinary loss to the extent of the holders’ prior inclusions of OID on the applicable ownership interests in NEE Capital debentures. Any loss in excess of such amount will be treated as a capital loss. In general, gain recognized on the disposition of applicable ownership interests in NEE Capital debentures on or after the Reset Date will be ordinary interest income to the extent attributable to the remaining positive adjustments, if any, not already taken into account as positive adjustments to interest income under a reasonable manner as described above under “— Original Issue Discount.” Any gain recognized in excess of such amount and any loss recognized on such a disposition will generally be treated as a capital gain or loss. Under U.S. federal income tax law, certain non-corporate holders, including individuals, are eligible for preferential tax rates in respect of long-term capital gains. The deductibility of capital losses is subject to certain limitations.
Treasury Securities
The discussion in this section will apply to holders that hold Treasury Units or Treasury securities.
Original Issue Discount. If holders hold Treasury Units, they will be required to treat their ownership interest in the Treasury securities included in a Treasury Unit as an interest in a bond that was originally issued on the date they acquired the Treasury securities. Any such Treasury securities that are owned or treated as owned by holders will have OID equal to the excess of the amount payable at maturity of such Treasury securities over the purchase price thereof. Holders are required to include such OID in income on a constant yield to maturity basis over the period between the purchase date of the Treasury securities and the maturity date of the Treasury securities, regardless of their regular method of tax accounting and in advance of the receipt of cash attributable to such OID.

A holder’s adjusted tax basis in the Treasury securities will be increased by the amounts of such OID included in such holder’s gross income.
Sales, Exchanges or Other Taxable Dispositions of Treasury Securities. As discussed below, in the event that holders obtain the release of Treasury securities by delivering applicable ownership interests in NEE Capital debentures to the collateral agent, holders generally will not recognize gain or loss upon such substitution. Holders will recognize gain or loss on a subsequent disposition of the Treasury securities in an amount equal to the difference between the amount realized by holders on such disposition and their adjusted tax basis in the Treasury securities. Such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if holders held such Treasury securities for more than one year immediately prior to such disposition. Under U.S. federal income tax law, certain non-corporate holders, including individuals, are eligible for preferential tax rates in respect of long-term capital gains. The deductibility of capital losses is subject to certain limitations.
Purchase Contracts
Contract Adjustment Payments and Deferred Contract Adjustment Payments. There is no direct authority addressing the treatment, under current law, of the contract adjustment payments or deferred contract adjustment payments, and such treatment is, therefore, unclear. Contract adjustment payments and deferred contract adjustment payments may constitute taxable ordinary income to holders when received or accrued, in accordance with their regular method of tax accounting. To the extent NEE is required to file information returns with respect to contract adjustment payments or deferred contract adjustment payments, it intends to report such payments as taxable ordinary income to holders. Holders should consult their own tax advisors concerning the treatment of contract adjustment payments and deferred contract adjustment payments.
The treatment of contract adjustment payments and deferred contract adjustment payments could affect a holder’s adjusted tax basis in a purchase contract or NEE common stock received under a purchase contract or the amount realized by a holder upon the sale or disposition of an Equity Unit or the termination of a purchase contract. In particular, any contract adjustment payments or deferred contract adjustment payments that have been:
•    included in holders’ income, but not paid to them, should increase their adjusted tax basis in the purchase contract; and
•    paid to holders, but not included in their income, should either reduce their adjusted tax basis in the purchase contract or result in an increase in the amount realized on the disposition of the purchase contract.
See “— Acquisition of NEE Common Stock Under a Purchase Contract,” “— Sales, Exchanges or Other Taxable Dispositions of Equity Units” and “— Termination of Purchase Contract.”
Acquisition of NEE Common Stock Under a Purchase Contract. Holders generally will not recognize gain or loss on the purchase of NEE common stock under a purchase contract, including upon early settlement upon a fundamental change or any other early settlement, except with respect to any cash paid in lieu of a fractional share of NEE common stock. Holders’ aggregate initial tax basis in NEE common stock received under a purchase contract will generally equal the purchase price paid for such common stock, plus the properly allocable portion of their adjusted tax basis (if any) in the purchase contract, less the portion of such purchase price and adjusted tax basis allocable to the fractional share. The holding period for NEE common stock received under a purchase contract will commence on the day following the acquisition of such common stock.
Ownership of NEE Common Stock Acquired Under the Purchase Contract. Any distribution on NEE common stock paid by NEE out of its current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) will constitute a dividend and will be includible in income by holders when received. Any such dividend will be eligible for the dividends received deduction if the holder is an otherwise qualifying corporate holder that meets the holding period and other requirements for the dividends received deduction. Under U.S.

federal income tax law, individuals who receive dividends are eligible for a reduced rate of taxation if certain holding period and other requirements are satisfied.
Upon a disposition of NEE common stock, holders generally will recognize capital gain or loss equal to the difference between the amount realized and their adjusted tax basis in NEE common stock. Such capital gain or loss generally will be long-term capital gain or loss if they held such common stock for more than one year immediately prior to such disposition. Under U.S. federal income tax law, certain non-corporate holders, including individuals, are eligible for preferential tax rates in respect of long-term capital gains. The deductibility of capital losses is subject to certain limitations.
Early Settlement of Purchase Contract. Holders will not recognize gain or loss on the receipt of their proportionate share of applicable interests in NEE Capital debentures or Treasury securities or the applicable ownership interest in a Treasury portfolio upon early settlement of a purchase contract, and holders will have the same adjusted tax basis in such applicable interests in NEE Capital debentures, Treasury securities or the applicable ownership interest in a Treasury portfolio as before such early settlement.
Termination of Purchase Contract. If a purchase contract terminates, holders will recognize gain or loss equal to the difference between the amount realized (if any) upon such termination and their adjusted tax basis (if any) in the purchase contract at the time of such termination. Such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if holders held such purchase contract for more than one year immediately prior to such termination. Under U.S. federal income tax law, certain non-corporate holders, including individuals, are eligible for preferential tax rates in respect of long-term capital gains. The deductibility of capital losses is subject to certain limitations. A holder will not recognize gain or loss on the receipt of the holder’s proportionate share of applicable ownership interests in NEE Capital debentures or Treasury securities or the applicable ownership interest in a Treasury portfolio upon termination of the purchase contract and will have the same adjusted tax basis in the applicable ownership interests in NEE Capital debentures, Treasury securities or the applicable ownership interest in a Treasury portfolio as before such distribution.
Adjustment to Settlement Rate. A holder might be treated as receiving a constructive distribution from NEE if  (1) the settlement rate is adjusted (or fails to be adjusted) and as a result of that adjustment (or failure to adjust) such holder’s proportionate interest in NEE’s assets or earnings and profits is increased and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the settlement rate would not be considered made pursuant to such a formula if the adjustment were made to compensate a holder for certain taxable distributions with respect to NEE common stock. Thus, under certain circumstances, an adjustment to (or a failure to adjust) the settlement rate might give rise to a taxable dividend to a holder even though such holder would not receive any distribution related thereto.
Substitution of Treasury Securities to Create or Recreate Treasury Units
Holders of Corporate Units that deliver Treasury securities to the collateral agent in substitution for applicable ownership interests in the NEE Capital debentures or the applicable ownership interest in a Treasury portfolio will not recognize gain or loss upon their delivery of such Treasury securities or their receipt of the applicable ownership interest in NEE Capital debentures or the applicable ownership interest in a Treasury portfolio. Holders will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by holders with respect to such Treasury securities and such applicable ownership interests in NEE Capital debentures or the applicable ownership interest in a Treasury portfolio, and their adjusted tax bases in the Treasury securities, the applicable ownership interests in NEE Capital debentures or the applicable ownership interest in a Treasury portfolio and the purchase contract will not be affected by such delivery and release.
Substitution of Applicable Ownership Interests in NEE Capital Debentures or the Applicable Ownership Interest in a Treasury Portfolio to Recreate Corporate Units
Holders of Treasury Units that deliver applicable ownership interests in NEE Capital debentures or the applicable ownership interest in a Treasury portfolio to the collateral agent in substitution for Treasury securities to recreate Corporate Units will not recognize gain or loss upon their delivery of such applicable ownership interests in NEE Capital debentures or the applicable ownership interest in a Treasury portfolio or their receipt of the Treasury securities. Holders will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by holders with respect to such Treasury securities and applicable ownership interests in NEE Capital debentures or the applicable ownership interest in a Treasury portfolio, and their adjusted tax bases in the Treasury securities, applicable ownership interests in the NEE Capital debentures or the applicable ownership interest in a Treasury portfolio and the purchase contract will not be affected by such delivery and release.
Remarketing, Special Event Redemption and Mandatory Redemption of NEE Capital Debentures
A remarketing, a special event redemption or a mandatory redemption will be a taxable event for holders of applicable ownership interests in NEE Capital debentures, which will be subject to tax in the manner described above under “— NEE Capital Debentures — Sales, Exchanges or Other Taxable Dispositions of Applicable Ownership Interests in NEE Capital Debentures.”
Ownership of Treasury Portfolio. In the event of a successful remarketing of the NEE Capital debentures, a special event redemption prior to the Purchase Contract Settlement Date or a mandatory redemption prior to the Purchase Contract Settlement Date (if the purchase contracts have not been so previously or concurrently terminated), NEE Capital and, by virtue of their acquisition of Corporate Units, holders agree to treat the applicable ownership interest in the Treasury portfolio constituting a part of their Corporate Units as owned by holders for U.S. federal income tax purposes. In such a case, holders will be required to include in income any amount earned on such pro rata portion of the Treasury portfolio for U.S. federal income tax purposes. The remainder of this discussion assumes that holders of Corporate Units will be treated as the owners of the applicable ownership interest in the Treasury portfolio constituting a part of such Corporate Units for U.S. federal income tax purposes.
Interest Income and Original Issue Discount. The Treasury portfolio will consist of U.S. Treasury securities (or principal or interest strips thereof). Following a successful remarketing of the NEE Capital debentures, a special event redemption prior to the Purchase Contract Settlement Date or a mandatory redemption prior to the Purchase Contract Settlement Date, holders will be required to treat their pro rata portion of each U.S. Treasury security in the Treasury portfolio as a bond that was originally issued on the date the collateral agent acquired the relevant U.S. Treasury securities and that has OID equal to their pro rata portion of the excess of the amounts payable on such U.S. Treasury securities over the value of the U.S. Treasury securities at the time the collateral agent acquires them on behalf of holders of Corporate Units. Holders will be required to include such OID (other than OID on short-term U.S. Treasury securities (as defined below)) in income for U.S. federal income tax purposes as it accrues on a constant yield to maturity basis, regardless of their regular method of tax accounting. To the extent that a payment from the Treasury portfolio made in respect of a scheduled interest payment on remarketed or redeemed applicable ownership interests in NEE Capital debentures exceeds the amount of such OID, such payment will be treated as a return of a holder’s investment in the Treasury portfolio and will not be considered current income for U.S. federal income tax purposes.
In the case of any U.S. Treasury security with a maturity of one year or less from the date of its issue (a “short-term U.S. Treasury Security”), holders will generally be required to include OID in income as it accrues only if they are accrual basis taxpayers. If holders are accrual basis taxpayers, they will generally accrue such OID on a straight line basis, unless they make an election to accrue such OID on a constant yield to maturity basis.
Tax Basis of the Applicable Ownership Interest in a Treasury Portfolio. The initial tax basis of holders in their applicable ownership interest in a Treasury portfolio will equal their pro rata portion of the amount paid by the collateral agent for the Treasury portfolio. A holder’s adjusted tax basis in the applicable ownership interest in the Treasury portfolio will be increased by the amount of OID included in income with respect thereto and decreased by the amount of cash received in respect of the Treasury portfolio.
Sales, Exchanges or Other Dispositions of the Applicable Ownership Interest in a Treasury Portfolio. Holders that obtain the release of their applicable ownership interest in a Treasury portfolio and subsequently dispose of such interest will recognize gain or loss on such disposition in an amount equal to the difference between the amount realized upon such disposition and such holders’ adjusted tax basis in the applicable ownership interest in that Treasury portfolio. Such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if holders held such applicable interest in the Treasury portfolio for more than one year immediately prior to such disposition. Under U.S. federal income tax law, certain non-corporate holders, including individuals, are eligible for preferential tax rates in respect of long-term capital gains. The deductibility of capital losses is subject to certain limitations.
Backup Withholding Tax and Information Reporting
Unless holders are exempt recipients, such as corporations, interest, OID, contract adjustment payments or deferred contract adjustment payments, and dividends received on, and proceeds received from the sale of, Equity Units, applicable ownership interests in NEE Capital debentures, purchase contracts, Treasury securities, the applicable ownership interest in a Treasury portfolio, or NEE common stock acquired under a purchase contract, as the case may be, may be subject to information reporting and may also be subject to U.S. federal backup withholding tax if holders fail to supply accurate taxpayer identification numbers or otherwise fail to comply with applicable U.S. information reporting or certification requirements.
The amount of any backup withholding from a payment to a holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely and properly furnished to the IRS.
Additional Disclosure Requirements
If a holder sells Equity Units, applicable ownership interests in the NEE Capital debentures, the applicable ownership interest in the Treasury portfolio, Treasury securities, or NEE common stock at a loss that meets certain thresholds, the holder (and/or the partners or shareholders of the holder, if the holder is a partnership or an S corporation for U.S. federal income tax purposes) may be required to file a disclosure statement with the IRS. Holders and their partners or shareholders should consult their own tax advisors with respect to any disclosure requirements that may apply to them in their own particular circumstances.
Non-U.S. Holders
The following discussion applies to “non-U.S. holders” as defined above. This discussion does not address all aspects of U.S. federal income tax law that may be relevant to non-U.S. holders in light of their particular circumstances, such as non-U.S. holders that are subject to special tax treatment (for example, persons engaged in a trade or business in the United States, controlled foreign corporations, or passive foreign investment companies), nor does it address alternative minimum taxes, estate taxes or state, local, or foreign taxes. In addition, this discussion does not address the U.S. tax consequences to any non-U.S. holder that owns 10% or more of the Equity Units or that owns or is deemed to own, for purposes of Section 871(h) of the Code, 10% or more of the total combined voting power of all classes of NEE’s stock entitled to vote. Prospective investors that are subject to special tax treatment, and investors that own 10% or more of the Equity Units, or own or are deemed to own, for purposes of Section 871(h)(3) of the Code, 10% or more of the total combined voting power of all classes of NEE’s stock entitled to vote, are urged to consult their own tax advisors with respect to the U.S. federal income tax consequences to them of an investment in the Equity Units, in light of their own particular circumstances.
Payments of Principal and Interest on Applicable Ownership Interests in NEE Capital Debentures, Treasury Securities, and the Applicable Ownership Interest in the Treasury Portfolio
Except as provided below under “— Backup Withholding and Information Reporting” and “— Additional Withholding Requirements,” no U.S. withholding tax is imposed on any payment of interest (including any OID) on applicable ownership interests in NEE Capital debentures, Treasury securities or the applicable ownership interest in the Treasury portfolio, under the “portfolio interest rule” provided that (1) interest paid is not effectively connected with the non-U.S. holder’s conduct of a trade or business in the U.S., (2) the non-U.S. holder is not a controlled foreign corporation related to NEE through stock ownership, (3) the non-U.S. holder is not a bank whose receipt of interest is described in Section 881(c)(3)(A) of the Code, (4) in the case of applicable ownership interests in NEE Capital debentures, the non-U.S. holder does not own, either directly or through the application of certain constructive ownership rules, 10% or more of the total combined voting power of all classes of NEE’s voting stock for U.S. federal income tax purposes, and (5) (a) the non-U.S. holder provides a properly executed IRS Form W-8BEN or W-8BEN-E (or suitable substitute form) and the payor does not have actual knowledge or reason to know that the non-U.S. holder is a U.S. person, or (b) if the non-U.S. holder is a foreign partnership or holds the Equity Units, applicable ownership interests in NEE Capital debentures, Treasury securities, or the applicable ownership in a Treasury portfolio through certain foreign intermediaries, certain alternative certification requirements are satisfied.
If a non-U.S. holder does not satisfy the requirements described above for the “portfolio interest rule”, payments of interest (including OID) made to such non-U.S. holder is subject to a 30% U.S. federal withholding tax, unless the non-U.S. holder provides the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or suitable substitute form) claiming an exemption from, or reduction in the rate of, withholding under the benefit of an applicable tax treaty; or IRS Form W-8ECI (or suitable substitute form) stating that interest paid on applicable ownership interests in NEE Capital debentures, Treasury securities or the applicable ownership interest in the Treasury portfolio is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the U.S.
The 30% U.S. federal withholding tax generally does not apply to any payment of principal on applicable ownership interests in NEE Capital debentures, Treasury securities or the applicable ownership interest in the Treasury portfolio.
Dividends
Dividends received by a non-U.S. holder on NEE common stock generally are subject to U.S. withholding tax at a 30% rate. In certain circumstances, a non-U.S. holder may be entitled to a reduced rate of withholding pursuant to an applicable income tax treaty. In order to claim the benefits of an applicable income tax treaty, a non-U.S. holder is required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or suitable substitute form).
As discussed above, an adjustment to the settlement rate may result in a constructive distribution that is treated as a taxable constructive dividend to the holder of Equity Units. See “U.S. Holders — Purchase Contracts — Adjustment to Settlement Rate.” If NEE determines that any such adjustment results in a constructive dividend to a non-U.S. holder of Equity Units, NEE may withhold on interest (or some other amount) paid to a non-U.S. holder in order to pay the proper U.S. withholding tax on such constructive dividend.
Contract Adjustment Payments
NEE treats any contract adjustment payments paid to a non-U.S. holder as amounts generally subject to U.S. withholding tax at a 30% rate. In certain circumstances, a non-U.S. holder may be entitled to a reduced rate of withholding (or a complete exemption from withholding) pursuant to an applicable income tax treaty. In order to claim any benefits of an applicable income tax treaty that may be available, a non-U.S. holder will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or suitable substitute form). Prospective investors should consult their own tax advisors concerning the U.S. tax treatment of contract adjustment payments.
Sale, Exchange, or Other Disposition of Equity Units, Applicable Ownership Interests in NEE Capital Debentures, Purchase Contracts, Treasury Securities, the Applicable Ownership Interest in the Treasury Portfolio or NEE Common Stock
Except as provided below under “—Backup Withholding and Information Reporting,” any gain recognized by a non-U.S. holder upon the sale, exchange, or other disposition of Equity Units, applicable ownership interests in NEE Capital Debentures, purchase contracts, Treasury securities, the applicable ownership interest in the Treasury portfolio, or NEE common stock generally will not be subject to U.S. federal income tax, unless (1) the non-U.S.

holder is an individual who is present in the United States for 183 days or more during the taxable year in which the disposition takes place and certain other conditions are met or (2) in the case of purchase contracts or shares of NEE’s common stock, such purchase contracts or shares of NEE’s common stock are considered “United States real property interests” for U.S. federal income tax purposes. Purchase contracts or NEE common stock generally will be treated as United States real property interests if NEE is (or, during a specified period, has been) a “United States real property holding corporation” for U.S. federal income tax purposes. NEE believes that it has not been and currently is not a United States real property holding corporation, and NEE does not expect to become one in the future based on anticipated business operations.
Backup Withholding and Information Reporting
In general, no information reporting or backup withholding will be required with respect to payments made by NEE on the Equity Units or applicable ownership interests in the NEE Capital debentures if the non-U.S. holder has provided NEE with a properly executed IRS Form W-8BEN or W-8BEN-E (or suitable substitute form) and NEE does not have actual knowledge or reason to know that the non-U.S. holder is a U.S. person. In addition, no information reporting or backup withholding will be required with respect to proceeds from a disposition of Equity Units, applicable ownership interests in NEE Capital debentures, Treasury securities, the applicable ownership interest in the Treasury portfolio, or NEE common stock (even if the disposition is considered to be effected within the United States or through a U.S. financial intermediary) if the payor receives a properly executed IRS Form W-8BEN or W-8BEN-E (or suitable substitute form) and does not have actual knowledge or reason to know that the non-U.S. holder is a U.S. person, or an exemption is otherwise established. Any amounts withheld under the backup withholding tax rules will be creditable against the non-U.S. holder’s U.S. federal income tax liability, or allowed as a refund, provided that the required information is timely and properly provided to the IRS.
Additional Withholding Requirements
Pursuant to the Foreign Account Tax Compliance Act, or “FATCA,” and the Treasury Regulations promulgated thereunder, the relevant withholding agent may be required to withhold 30% of any “withholdable payments,” which would include any interest (including OID), dividends and contract adjustment payments to (1) a foreign financial institution unless such foreign financial institution agrees to verify, report and disclose its holders of U.S. accounts and meets certain other specified requirements or (2) a non-financial foreign entity that is the beneficial owner of the payment unless such entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity meets certain other specified requirements. Under certain circumstances, a non-U.S. holder may be eligible for refunds or credits of the tax. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Prospective non-U.S. holders should consult with their own tax advisors regarding the possible implications of FATCA on their investment in the Equity Units.

Annex A

	June 2024 Corporate Units	October 2024 Corporate Units
Closing Date	June 20, 2024	October 31, 2024
Contract Adjustment Annualized Amount	$1.0745	$1.2995
Contract Adjustment Rate	2.149%	2.599%
Corporate Unit Aggregate Rate	7.299%	7.234%
Day Before the Three Month Date	February 28, 2027	July 31, 2027
Fundamental Change Early Settlement Table High Price (1)	$200	$200
Fundamental Change Early Settlement Table Low Price (1)	$10	$20
Initial Interest Annualized Amount	$2.575	$2.3175
Initial Interest Rate	5.15%	4.635%
Initial Payment Date	September 1, 2024	February 1, 2025
Maximum Settlement Rate	0.6934	0.6050
Minimum Number	160,000	1,600,000
Minimum Settlement Rate	0.5547	0.4841
NEE Capital Debenture Fair Market Value	$48.75	$49.00
NEE Capital Debenture Maturity Date	June 1, 2029	November 1, 2029
NEE Capital Related Debenture	NEE Capital Series N Debenture due June 1, 2029	NEE Capital Series O Debenture due November 1, 2029
Purchase Contract Settlement Date	June 1, 2027	November 1, 2027
Quarterly Payment Dates	March 1, June 1, September 1 and December 1	February 1, May 1, August 1 and November 1
Reference Dividend	$0.515	$0.515
Reference Price	$72.31	$82.87
Six Month Date	December 1, 2026	May 1, 2027
Tax Event Measurement Date	June 18, 2024	October 29, 2024
Three Month Date	March 1, 2027	August 1, 2027
Threshold Appreciation Price	$90.38	$103.58
Treasury Portfolio Maturity Deadline	May 31, 2027	October 31, 2027
Zero-Coupon CUSIP	No. 912821EN1	No. 912821FM2
Notes to Table:

(1)    See Note (a) to the Fundamental Change Early Settlement Table below.

Fundamental Change Early Settlement Table for June 2024 Equity Units

	Effective Date
Stock Price	June 20, 2024	June 1, 2025	June 1, 2026	June 1, 2027
$10.00	0.5851	0.4101	0.2103	0.0000
$20.00	0.2875	0.2016	0.1034	0.0000
$35.00	0.1554	0.1105	0.0575	0.0000
$45.00	0.1046	0.0755	0.0418	0.0000
$55.00	0.0606	0.0406	0.0223	0.0000
$72.31	0.0000	0.0000	0.0000	0.0000
$80.00	0.0438	0.0267	0.0091	0.0000
$90.38	0.0932	0.0755	0.0539	0.0000
$100.00	0.0775	0.0601	0.0373	0.0000
$110.00	0.0653	0.0486	0.0269	0.0000
$120.00	0.0560	0.0405	0.0209	0.0000
$130.00	0.0490	0.0347	0.0173	0.0000
$200.00	0.0259	0.0181	0.0093	0.0000

Fundamental Change Early Settlement Table for October 2024 Equity Units

	Effective Date
Stock Price	October 31, 2024	November 1, 2025	November 1, 2026	November 1, 2027
$20.00	0.3189	0.2630	0.1568	0.0000
$40.00	0.1509	0.1271	0.0768	0.0000
$50.00	0.1090	0.0946	0.0596	0.0000
$60.00	0.0731	0.0649	0.0428	0.0000
$70.00	0.0414	0.0355	0.0209	0.0000
$82.87	0.0000	0.0000	0.0000	0.0000
$90.00	0.0393	0.0318	0.0150	0.0000
$103.58	0.0882	0.0791	0.0584	0.0000
$110.00	0.0793	0.0698	0.0484	0.0000
$120.00	0.0680	0.0582	0.0370	0.0000
$130.00	0.0590	0.0496	0.0297	0.0000
$150.00	0.0463	0.0381	0.0219	0.0000
$200.00	0.0300	0.0249	0.0148	0.0000

Note to Fundamental Change Early Settlement Tables:
(a)    Although the Corporate Units provide that the stock prices and make-whole amounts in the tables will be adjusted upon the occurrence of certain events requiring adjustment to each fixed settlement rate, for purposes of the presentation above the stock prices and make-whole amounts have not been adjusted.

III.    JUNIOR SUBORDINATED DEBENTURES
DESCRIPTION OF THE NEE CAPITAL JUNIOR SUBORDINATED DEBENTURES AND
NEE JUNIOR SUBORDINATED GUARANTEE
This section briefly summarizes some of the terms of the Junior Subordinated Debentures, NEE’s junior subordinated guarantee of the Junior Subordinated Debentures (the “Junior Subordinated Guarantee”), and some of the provisions of the Junior Subordinated Indenture (as defined below). This summary does not contain a complete description of the Junior Subordinated Debentures, the Junior Subordinated Guarantee or the Junior Subordinated Indenture. You should read this summary together with the Junior Subordinated Indenture and the officer’s certificates creating the Junior Subordinated Debentures and the Junior Subordinated Guarantee for a complete understanding of all the provisions and for the definitions of some terms used in this summary. The Junior Subordinated Indenture which includes the Junior Subordinated Guarantee and the officer’s certificates creating the specific terms of the Junior Subordinated Debentures have previously been filed with the SEC, and are exhibits to the Form 10-K. In addition, the Junior Subordinated Indenture is qualified under the Trust Indenture Act of 1939 and therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.
General. NEE Capital has issued (i) $687,500,000 aggregate principal amount of its Series N Junior Subordinated Debentures, (ii) $875,000,000 aggregate principal amount of its Series U Junior Subordinated Debentures (together with the Series N Junior Subordinated Debentures, the “US Junior Subordinated Debentures”), (iii) €1,250,000,000 aggregate principal amount of its Series V Junior Subordinated Debentures and (iv) €1,250,000,000 aggregate principal amount of its Series W Junior Subordinated Debentures (together with the US Junior Subordinated Debentures and the Series V Junior Subordinated Debentures, the “Junior Subordinated Debentures”) (the Series V Junior Subordinated Debentures together with the Series W Junior Subordinated Debentures, the “Euro Junior Subordinated Debentures”). The Junior Subordinated Debentures were issued under an indenture, dated as of September 1, 2006, as amended, referred to as the “Junior Subordinated Indenture,” among NEE Capital, NEE, as guarantor, and The Bank of New York Mellon, as subordinated indenture trustee, referred to as “Junior Subordinated Indenture Trustee.” An officer’s certificate supplemented the Junior Subordinated Indenture and created the specific terms of each series of the Junior Subordinated Debentures. Under the Junior Subordinated Indenture, NEE Capital may issue an unlimited amount of additional unsecured subordinated debt securities. The Junior Subordinated Debentures and all other unsecured subordinated debentures, or other debt of NEE Capital issued previously or hereinafter under the Junior Subordinated Indenture are collectively referred to as “Junior Subordinated Indenture Securities.” The Junior Subordinated Indenture does not limit the aggregate amount of indebtedness that NEE Capital, NEE or their respective subsidiaries may issue, guarantee or otherwise incur.
The US Junior Subordinated Debentures were issued in minimum denominations of $25 and integral multiples thereof. The Euro Junior Subordinated Debentures were issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. NEE Capital’s corporate parent, NEE, unconditionally and irrevocably guarantees the payment of principal, interest and premium, if any, on the Junior Subordinated Debentures. See “—Junior Subordinated Guarantee of Junior Subordinated Debentures.” All Junior Subordinated Debentures of one series need not be issued at the same time, and a series may be re-opened for issuances of additional NEE Capital Subordinated Debentures. This means that NEE Capital may from time to time, without notice to, or the consent of any existing holders of the previously-issued Junior Subordinated Debentures of a particular series, create and issue additional Junior Subordinated Debentures. Such additional Junior Subordinated Debentures will have the same terms as the previously-issued Junior Subordinated Debentures in all respects except for the issue date and, if applicable, the initial interest payment date. The additional Junior Subordinated Debentures will be consolidated and form a single series with the previously-issued Junior Subordinated Debentures.
The Junior Subordinated Indenture Trustee is initially the security registrar and the paying agent for the US Junior Subordinated Debentures. The Junior Subordinated Indenture Trustee is initially the security registrar for the Euro Junior Subordinated Debentures and The Bank of New York, London Branch is initially the paying agent for the Euro Junior Subordinated Debentures. All transactions with respect to the Junior Subordinated Debentures, including registration, transfer and exchange of the Junior Subordinated Debentures, will be handled by the security registrar at an office in New York City designated by NEE Capital. NEE Capital has initially designated the corporate trust office of the Junior Subordinated Indenture Trustee as that office. In addition, holders of the Junior Subordinated Debentures should address any notices to NEE Capital regarding the Junior Subordinated Debentures to that office. NEE Capital will notify holders of the Junior Subordinated Debentures of any change in the location of that office.
Interest and Payment.
US Junior Subordinated Debentures.
NEE Capital will pay interest quarterly
•    on the Series N Junior Subordinated Debentures at the rate of 5.65% per year, and
•    on the Series U Junior Subordinated Debentures at the rate of 6.500% per year.
The US Junior Subordinated Debentures will mature as follows:
•    the Series N Junior Subordinated Debentures will mature on March 1, 2079, and
•    the Series U Junior Subordinated Debentures will mature on June 1, 2085.
Subject to NEE Capital’s right to defer interest payments as described below, NEE Capital will pay interest quarterly in arrears
•    on the Series N Junior Subordinated Debentures on March 1, June 1, September 1 and December 1 of each year, and
•    on the Series U Junior Subordinated Debentures on March 1, June 1, September 1 and December 1 of each year, each such date referred to as an “interest payment date,” until maturity or earlier redemption.
The first interest payment date
•    on the Series N Junior Subordinated Debentures was June 1, 2019, and
•    on the Series U Junior Subordinated Debentures was September 1, 2025.
The record date for interest payable on any interest payment date for the US Junior Subordinated Debentures is the close of business on (1) the business day immediately preceding such interest payment date so long as all of the US Junior Subordinated Debentures remain in book-entry only form, or (2) the 15th calendar day immediately preceding such interest payment date if any of the US Junior Subordinated Debentures do not remain in book-entry only form. See “— Book-Entry Only Issuance.” Interest on the US Junior Subordinated Debentures accrued from and including the date of original issuance to but excluding the first interest payment date. Starting on the first interest payment date, interest on each US Junior Subordinated Debenture will accrue from and including the last interest payment date to which NEE Capital has paid, or duly provided for the payment of, interest on that US Junior Subordinated Debenture to but excluding the next succeeding interest payment date. No interest or other payment will accrue on a US Junior Subordinated Debenture for the day that the US Junior Subordinated Debenture matures. The amount of interest payable on a US Junior Subordinated Debenture for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable on a US Junior Subordinated Debenture for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the number of days in the period using 30-day calendar months. If any date on which interest, principal or premium, if any, is payable on the US Junior Subordinated Debentures falls on a day that is not a business day, then payment of the interest, principal or premium payable on that date will be made on the next succeeding day which is a business day, and no interest will be paid or other payment made in respect of such delay. A “business day” with respect to the US Junior Subordinated Debentures is any day that is not a Saturday, a Sunday, or a day on which banking institutions or trust companies in New York City are generally authorized or required by law or executive order to remain closed.
In this “Description of the NEE Capital Junior Subordinated Debentures and NEE Junior Subordinated Guarantee” the term “interest” includes quarterly interest payments and applicable interest on interest payments accrued but not paid on the applicable interest payment date.
Euro Junior Subordinated Debentures.
The Series V Junior Subordinated Debentures will bear interest
•    from and including the date of original issuance to but excluding May 15, 2031 (the “Series V Junior Subordinated Debenture First Interest Reset Date”) at an annual rate of 3.996%,
•    from and including the Series V Junior Subordinated Debenture First Interest Reset Date to but excluding May 15, 2036 (the “Series V Junior Subordinated Debenture First Step-Up Date”) at an annual rate equal to the Five-Year Swap Rate (as defined below) plus 1.587% (the “Initial Series V Junior Subordinated Debenture Margin”),
•    during each Series V Junior Subordinated Debenture Interest Reset Period (as defined below) from and including the Series V Junior Subordinated Debenture First Step-Up Date to but excluding May 15, 2051 (the “Series V Junior Subordinated Debenture Second Step-Up Date”), at an annual rate equal to the applicable Five-Year Swap Rate plus the Initial Series V Junior Subordinated Debenture Margin plus 0.25%, and
•    from and including the Series V Junior Subordinated Debenture Second Step-Up Date at an annual rate equal to the Five-Year Swap Rate plus the Initial Series V Junior Subordinated Debenture Margin plus 1.00%.
The interest rate on the Series V Junior Subordinated Debentures will reset on the Series V Junior Subordinated Debenture First Interest Reset Date and on each fifth anniversary thereof (each, a “Series V Junior Subordinated Debenture Interest Reset Date”). The period from (and including) a Series V Junior Subordinated Debenture Interest Reset Date to (but excluding) the next Series V Junior Subordinated Debenture Interest Reset Date (or May 15, 2056 with respect to the Series V Junior Subordinated Debenture Interest Reset Date occurring on the Series V Junior Subordinated Debenture Second Step-Up Date) is referred to herein as a “Series V Junior Subordinated Debenture Interest Reset Period.”
The Series W Junior Subordinated Debentures will bear interest
•    from and including the date of original issuance to but excluding May 15, 2034 ( the “Series W Junior Subordinated Debenture First Interest Reset Date” and together with the Series V Junior Subordinated Debenture First Interest Reset Date, a “First Interest Reset Date”) at an annual rate of 4.496%,
•    from and including the Series W Junior Subordinated Debenture First Interest Reset Date to but excluding May 15, 2039 (the “Series W Junior Subordinated Debenture First Step-Up Date”) at an annual rate equal to the Five-Year Swap Rate plus 1.900% (the “Initial Series W Junior Subordinated Debenture Margin”),
•    during each Series W Junior Subordinated Debenture Interest Reset Period (as defined below) from and including the Series W Junior Subordinated Debenture First Step-Up Date to but excluding May 15, 2054 (the “Series W Junior Subordinated Debenture Second Step-Up Date”), at an annual rate equal to the applicable Five-Year Swap Rate plus the Initial Series W Junior Subordinated Debenture Margin plus 0.25%, and
•    from and including the Series W Junior Subordinated Debenture Second Step-Up Date at an annual rate equal to the Five-Year Swap Rate plus the Initial Series W Junior Subordinated Debenture Margin plus 1.00%.
The interest rate on the Series W Junior Subordinated Debentures will reset on the Series W Junior Subordinated Debenture First Interest Reset Date and on each fifth anniversary thereof (each, a “Series W Junior Subordinated Debenture Interest Reset Date” and together with each Series V Junior Subordinated Debenture Interest Reset Date, each an “Interest Reset Date”). The period from (and including) a Series W Junior Subordinated Debenture Interest Reset Date to (but excluding) the next Series W Junior Subordinated Debenture Interest Reset Date (or May 15, 2056 with respect to the Series W Junior Subordinated Debenture Interest Reset Date occurring on the Series W Junior Subordinated Debenture Second Step-Up Date) is referred to herein as a “Series W Junior Subordinated Debenture Interest Reset Period,” and together with the Series V Junior Subordinated Debenture Interest Reset Period, each an “Interest Reset Period.”
The Euro Junior Subordinated Debentures of each series will mature on May 15, 2056. Subject to NEE Capital’s right to defer interest payments as described below, interest will be payable annually in arrears on May 15 of each year, beginning May 15, 2026, each such date referred to as an “interest payment date,” until maturity or earlier redemption. Interest will be payable to the person in whose name such Euro Junior Subordinated Debentures are registered at the close of business on (i) the business day (for this purpose, a day on which Clearstream and Euroclear are open for business) immediately preceding such interest payment date so long as all of the Euro Junior Subordinated Debentures of such series remain in book-entry only form or (ii) the 15th calendar day immediately preceding such interest payment date if any of the Euro Junior Subordinated Debentures of such series do not remain in book-entry only form (whether or not a business day), provided that interest payable at maturity or on a redemption date will be paid to the person to whom principal is payable. The amount of interest payable on a Euro Junior Subordinated Debenture for any period will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Euro Junior Subordinated Debentures (or November 12, 2025 if no interest has been paid on the Euro Junior Subordinated Debentures of a series), to but excluding the next scheduled interest payment date. This payment convention is referred to as Actual/Actual (ICMA) as defined in the rulebook of the International Capital Market Association. In the event that any date on which interest, principal or premium, if any, is payable on the Euro Junior Subordinated Debentures is not a business day, then payment of the interest, principal or premium payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date.
Unless all of the outstanding Euro Junior Subordinated Debentures of a particular series have been or will be redeemed as of the corresponding First Interest Reset Date, NEE Capital will appoint a calculation agent (the “Calculation Agent”) with respect to the Euro Junior Subordinated Debentures of such series prior to the Reset Interest Determination Date preceding the corresponding First Interest Reset Date. NEE Capital or any of its affiliates may assume the duties of the Calculation Agent. The applicable interest rate for each Interest Reset Period will be determined by the Calculation Agent as of the applicable Reset Interest Determination Date. If NEE Capital or one of its affiliates is not the Calculation Agent for a series of Euro Junior Subordinated Debentures, the Calculation Agent will notify NEE Capital of the interest rate for the relevant Interest Reset Period promptly upon such determination. NEE Capital will notify the Junior Subordinated Indenture Trustee of such interest rate, promptly upon making or being notified of such determination. The Calculation Agent’s determination of any interest rate and its calculation of the amount of interest for any Interest Reset Period beginning on or after the corresponding First Interest Reset Date will be conclusive and binding absent manifest error and, notwithstanding anything to the contrary in the documentation relating to the Euro Junior Subordinated Debentures of the applicable series, will become effective without consent from any other person or entity. Such determination of any interest rate and calculation of the amount of interest will be on file at NEE Capital’s principal offices and will be made available to any holder of the Euro Junior Subordinated Debentures of such series upon request. Neither the Junior

Subordinated Indenture Trustee nor the paying agent will have any obligation with respect to the determination of any interest rate for an Interest Reset Period.
“Five-Year Swap Rate” means, in relation to an Interest Reset Date and the related Reset Interest Determination Date, the euro mid-market swap reference rate for a term of five years as displayed on the Reset Screen Page at 11:00 a.m. (Frankfurt time) on the Reset Interest Determination Date. In the event that such rate does not appear on the Reset Screen Page on the relevant Reset Interest Determination Date at approximately that time, the Five-Year Swap Rate will be the Reset Reference Bank Rate. If the Reset Reference Bank Rate is unavailable or the Calculation Agent determines that no Reference Bank is providing offered quotations, the Five-Year Swap Rate will be equal to the last Five-Year Swap Rate available on the Reset Screen Page as determined by the Calculation Agent, or, in the case of the First Interest Reset Date, the rate of 2.379% per annum (the euro mid-market swap reference rate for a term of five years at the time of pricing of the Euro Junior Subordinated Debentures).
If a Benchmark Event occurs, NEE Capital, acting in good faith and a commercially reasonable manner, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the Five-Year Swap Rate, will determine the Five-Year Swap Rate in its sole discretion, provided that if NEE Capital determines there is an industry-accepted successor Five-Year Swap Rate, then NEE Capital will direct the Calculation Agent to use such successor rate. If NEE Capital has determined a substitute or successor base rate in accordance with the foregoing, NEE Capital in its sole discretion may determine the business day convention, the definition of “business day” and the Reset Interest Determination Date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the Five-Year Swap Rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.
If following the occurrence of a Benchmark Event, NEE Capital does not determine the Five-Year Swap Rate as described in the immediately preceding paragraph, then the Five-Year Swap Rate will continue to apply for the purpose of determining such interest rate on such Reset Interest Determination Date and will be equal to the last Five-Year Swap Rate available on the Reset Screen Page as determined by the Calculation Agent, or, in the case of the First Interest Reset Date, the rate of 2.379% (the euro mid-market swap reference rate for a term of five years at the timing of pricing of the Euro Junior Subordinated Debentures).
In no event shall the Calculation Agent be responsible for determining if there is an industry-accepted substitute or successor base rate comparable to the Five-Year Swap Rate, or for making any adjustments to any such substitute or successor base rate, the business day convention, the definition of “business day” and the Reset Interest Determination Date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the Five-Year Swap Rate. In connection with the foregoing, the Calculation Agent will be entitled to conclusively rely on any determinations and adjustments made by NEE Capital with respect thereto and the Calculation Agent will have no liability for using the same at the direction of NEE Capital.
Definitions
“Benchmark Event” means, with respect to the Original Reference Rate:
(i)    the Original Reference Rate ceasing to exist;
(ii)    the later of (a) the making of a public statement by the administrator of the Original Reference Rate that it will, on or before a specified date, cease publishing the Original Reference Rate permanently or indefinitely (in circumstances where no successor administrator has been appointed that will continue publication of the Original Reference Rate) and (b) the date falling six months prior to the specified date referred to in (ii)(a);

(iii)    the making of a public statement by the supervisor of the administrator of the Original Reference Rate that the Original Reference Rate has been permanently or indefinitely discontinued;
(iv)    the later of (a) the making of a public statement by the supervisor of the administrator of the Original Reference Rate that the Original Reference Rate will, on or before a specified date, be permanently or indefinitely discontinued and (b) the date falling six months prior to the specified date referred to in (iv)(a);
(v)    the making of a public statement by the supervisor of the administrator of the Original Reference Rate that means the Original Reference Rate will be prohibited from being used or that its use will be subject to restrictions or adverse consequences, in each case within the following six months;
(vi)    it has, or will prior to the next Reset Interest Determination Date, become unlawful for the Calculation Agent to calculate any payment due to be made to any holder of a Euro Junior Subordinated Debenture using the Original Reference Rate (including, without limitation, under Regulation (EU) 2016/1011 (the “Benchmarks Regulation”), if applicable);
(vii)    that a decision to withdraw the authorization or registration pursuant to Article 35 of the Benchmarks Regulation of any benchmark administrator previously authorized to publish such Original Reference Rate has been adopted; or
(viii)    the making of a public statement by the supervisor of the administrator of the Original Reference Rate that, in the view of such supervisor, such Original Reference Rate is no longer representative of an underlying market or its methodology has materially changed.
“business day” means a day other than a Saturday or Sunday, (i) which is not a day on which banks in the City of New York or London are authorized or obligated by law or executive order to close and (ii) on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the T2 system), or any successor thereto, operates.
“Original Reference Rate” means the Five-Year Swap Rate.
“Reset Interest Determination Date” means the day which is two business days preceding the applicable Interest Reset Date.
“Reset Reference Bank Rate” means the percentage rate determined on the basis of the euro mid-market swap reference rate for a term of five years provided by at least four leading swap dealers in the interbank market selected by NEE Capital (“Reference Banks”) to the Calculation Agent at approximately 11:00 a.m. (Frankfurt time) on the Reset Interest Determination Date. If at least three quotations are provided, the Reset Reference Bank Rate will be the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest). If two quotations are provided, the Reset Reference Bank Rate will be the arithmetic mean of the quotations. If one quotation is provided, the Reset Reference Bank Rate will be such quotation.
“Reset Screen Page” means Reuters screen “ICESWAP2 / EURFIXA” (or such other page as may replace such page on Reuters or such other page as may be determined by NEE Capital in consultation with the Calculation Agent for the purposes of displaying comparable rates).
Issuance in Euros; Payment on the Euro Junior Subordinated Debentures. Investors purchasing Euro Junior Subordinated Debentures of either series will be required to pay for the Euro Junior Subordinated Debentures in euros, and all payments of principal, interest, premium, if any, or any Additional Amounts in respect of the Euro Junior Subordinated Debentures, including payments made upon any redemption pursuant to the terms of the Euro Junior Subordinated Debentures, will be payable in euros. Notwithstanding anything to the contrary set forth herein, if euros are unavailable to NEE Capital due to the imposition of exchange controls or other circumstances beyond

NEE Capital’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Euro Junior Subordinated Debentures will be made in U.S. dollars until euros are again available to NEE Capital or so used. In such circumstances, the amount payable on any date in euros will be converted by NEE Capital into U.S. dollars at the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second business day prior to the relevant payment date or, if the Board of Governors of the Federal Reserve System has not announced a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second business day prior to the relevant payment date or, in the event The Wall Street Journal has not published such exchange rate, the rate will be determined in NEE Capital’s sole discretion on the basis of the most recently available market exchange rate for euros. Any payment in respect of the Euro Junior Subordinated Debentures of a series so made in U.S. dollars will not constitute a default under such series of the Euro Junior Subordinated Debentures or the Junior Subordinated Indenture. Neither the Junior Subordinated Indenture Trustee nor the paying agent shall be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations.
Investors purchasing Euro Junior Subordinated Debentures in the offering will be subject to foreign exchange risks as to such payments that may have important economic and tax consequences to them.
In the event of an official redenomination of the euro, the obligations with respect to payments on the Euro Junior Subordinated Debentures immediately following such redenomination shall be regarded as providing for the payment of that amount of euros representing the amount of such obligations immediately before such redenomination. The Euro Junior Subordinated Debentures do not provide for any adjustment to any amount payable under the Euro Junior Subordinated Debentures as a result of any change in the value of the euro relative to any other currency due solely to fluctuations in exchange rates.
All determinations referred to above made by NEE Capital will be at its sole discretion and will, in the absence of clear error, be conclusive for all purposes and binding on the holders of the Euro Junior Subordinated Debentures.
Ranking of the Junior Subordinated Debentures and the Junior Subordinated Guarantee. NEE Capital’s payment obligations under the Junior Subordinated Debentures are unsecured and rank junior and are subordinated in right of payment and upon liquidation to all of NEE Capital’s Senior Indebtedness, and NEE’s payment obligation under the Junior Subordinated Guarantee is unsecured and ranks junior and is subordinated in right of payment and upon liquidation to all of NEE’s Senior Indebtedness. However, the Junior Subordinated Debentures and the Junior Subordinated Guarantee ranks equally in right of payment with any Pari Passu Securities.
“Senior Indebtedness,” when used with respect to NEE Capital or NEE, means all of NEE Capital’s or NEE’s obligations, as the case may be, whether presently existing or from time to time hereafter incurred, created, assumed or existing, to pay principal, premium, interest, penalties, fees and any other payment in respect of any of the following:
•    obligations for borrowed money, including without limitation, such obligations as are evidenced by credit agreements, notes, debentures, bonds or other securities or instruments;
•    capitalized lease obligations;
•    all obligations of the types referred to in the two preceding bullet points of others which NEE or NEE Capital, as the case may be, has assumed, endorsed, guaranteed, contingently agreed to purchase or provide funds for the payment of, or otherwise becomes liable for, under any agreement; or
•    all renewals, extensions or refundings of obligations of the kinds described in any of the preceding categories.

Any such obligation, indebtedness, renewal, extension or refunding, however, will not be Senior Indebtedness if the instrument creating or evidencing it or the assumption or guarantee of it provides that it is not superior in right of payment to or is equal in right of payment with the Junior Subordinated Debentures or the Junior Subordinated Guarantee, as the case may be. Furthermore, trade accounts payable and accrued liabilities arising in the ordinary course of business will not be Senior Indebtedness. Senior Indebtedness will be entitled to the benefits of the subordination provisions in the Junior Subordinated Indenture irrespective of the amendment, modification or waiver of any term of the Senior Indebtedness.
No payment of the principal (including redemption and sinking fund payments) of, or interest, or premium, if any, on the Junior Subordinated Debentures of any series may be made by NEE Capital until all holders of Senior Indebtedness have been paid in full (or provision has been made for such payment), if any of the following occurs:
•    certain events of bankruptcy, insolvency or reorganization of NEE Capital;
•    any Senior Indebtedness of NEE Capital is not paid when due (after the expiration of any applicable grace period) and that default continues without waiver; or
•    any other default has occurred and continues without waiver (after the expiration of any applicable grace period) pursuant to which the holders of Senior Indebtedness of NEE Capital are permitted to accelerate the maturity of such Senior Indebtedness.
Upon any distribution of assets of NEE Capital to creditors in connection with any insolvency, bankruptcy or similar proceeding, all principal of, and premium, if any, and interest due or to become due on all Senior Indebtedness of NEE Capital must be paid in full before the holders of the Junior Subordinated Debentures are entitled to receive or retain any payment from such distribution. See “ — Subordination” below.
“Pari Passu Securities” means:
•    indebtedness and other securities that, among other things, by its terms ranks equally with the Junior Subordinated Debentures, with respect to NEE Capital, and the Junior Subordinated Guarantee, with respect to NEE, in right of payment and upon liquidation; and
•    guarantees of indebtedness or other securities described in the preceding bullet point.
“Pari Passu Securities” also include NEE Capital’s trade accounts payable and accrued liabilities arising in the ordinary course of business.
While NEE Capital is a holding company that derives substantially all of its income from its operating subsidiaries, NEE Capital’s subsidiaries are separate and distinct legal entities and have no obligation to make any payments on the Junior Subordinated Debentures of any series or to make any funds available for such payment. Therefore, the Junior Subordinated Debentures will be effectively subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by NEE Capital’s subsidiaries. In addition to trade liabilities, many of NEE Capital’s operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will be effectively senior to the Junior Subordinated Debentures. The Junior Subordinated Indenture does not place any limit on the amount of Senior Indebtedness that NEE Capital may issue, guarantee or otherwise incur or the amount of liabilities, including debt or preferred stock, that NEE Capital’s subsidiaries may issue, guarantee or otherwise incur. NEE Capital expects from time to time to incur additional indebtedness and other liabilities and to guarantee indebtedness that will be senior to the Junior Subordinated Debentures. At January 31, 2026, NEE Capital’s Senior Indebtedness, on an unconsolidated basis, totaled approximately $47.0 billion.
While NEE is a holding company that derives substantially all of its income from its operating subsidiaries, NEE’s subsidiaries are separate and distinct legal entities and, other than NEE Capital, have no obligation to make any payments on the Junior Subordinated Debentures of any series or to make any funds available for such payment.

Therefore, the Junior Subordinated Guarantee will be effectively subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock incurred or issued by NEE’s subsidiaries. In addition to trade liabilities, many of NEE’s operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will be effectively senior to the Junior Subordinated Guarantee. The Junior Subordinated Indenture does not place any limit on the amount of Senior Indebtedness that NEE may issue, guarantee or otherwise incur or the amount of liabilities, including debt or preferred stock, that NEE’s subsidiaries may issue, guarantee or otherwise incur. NEE expects from time to time to incur additional indebtedness and other liabilities and to guarantee indebtedness that will be senior to the Junior Subordinated Guarantee. At January 31, 2026, NEE’s Senior Indebtedness, on an unconsolidated basis, totaled approximately $47.0 billion, which amount consisted solely of NEE’s guarantees of NEE Capital indebtedness referred to in the paragraph above.
Optional Redemption.
US Junior Subordinated Debentures.
NEE Capital may redeem some or all of
•    the Series N Junior Subordinated Debentures, at its option, at any time or from time to time, and
•    the Series U Junior Subordinated Debentures, at its option, on or after June 1, 2030 at any time or from time to time
(each a “Redemption Date”).
If NEE Capital redeems all or any part of the US Junior Subordinated Debentures,
•    at any time with respect to the Series N Junior Subordinated Debentures, and
•    at any time on or after June 1, 2030 with respect to the Series U Junior Subordinated Debentures, it will pay a redemption price equal to 100% of the principal amount of the US Junior Subordinated Debentures being redeemed, plus accrued and unpaid interest thereon, if any, to but excluding the Redemption Date.
Subject to the following sentence, the US Junior Subordinated Debentures will be redeemable upon notice from NEE Capital (a "Redemption Notice") at least 30 days but no more than 60 days prior to the applicable redemption date. NEE Capital has reserved the right to amend the Junior Subordinated Indenture without any consent, vote or other action of the holders of any subordinated debt securities issued under the Junior Subordinated Indenture after December 1, 2021, including the Series U Junior Subordinated Debentures, to provide that notice of any redemption shall be given in the manner provided in the Junior Subordinated Indenture to the holders of the subordinated debt securities to be redeemed not less than 10 nor more than 60 days prior to the date of redemption.
If NEE Capital at any time elects to redeem some but not all of the US Junior Subordinated Debentures of a particular series, the Junior Subordinated Indenture Trustee will select the particular US Junior Subordinated Debentures of such series to be redeemed (a) by using any method that it deems fair and appropriate with respect to the Series N Junior Subordinated Debentures or (b) by lot with respect to the Series U Junior Subordinated Debentures. However, if the US Junior Subordinated Debentures are solely registered in the name of Cede & Co. and traded through DTC, then DTC will select the US Junior Subordinated Debentures of the particular series to be redeemed in accordance with its practices as described below in “— Book-Entry Only Issuance.”
If at the time notice of redemption is given, the redemption moneys are not on deposit with the Junior Subordinated Indenture Trustee, then, if such notice so provides, the redemption shall be subject to the receipt of the redemption moneys on or before the Redemption Date and such notice of redemption shall be of no force or effect unless such moneys are received.

Right to Redeem Upon a Tax Event. NEE Capital may redeem, upon a Redemption Notice, in whole but not in part, the Series U Junior Subordinated Debentures, at any time within 90 days after there is a Tax Event (as defined below) before June 1, 2030, at the redemption price equal to the sum of: (1) 100% of the principal amount of the Series U Junior Subordinated Debentures plus (2) accrued and unpaid interest thereon, if any, to but excluding the date fixed for redemption (“Tax Event Redemption Date”).
The consummation of a redemption upon a Tax Event may be subject to the Junior Subordinated Indenture Trustee’s receipt of the required redemption moneys on or before the Tax Event Redemption Date (and in such case no such redemption shall occur unless such moneys have been received by the Junior Subordinated Indenture Trustee on or before such date).
A “Tax Event” happens when NEE or NEE Capital has received an opinion of counsel experienced in tax matters that, as a result of:
•    any amendment to, clarification of, or change, including any announced prospective change, in the laws or treaties of the United States or any of its political subdivisions or taxing authorities, or any regulations under those laws or treaties;
•    an administrative action, which means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation;
•    any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known; or
•    a threatened challenge asserted in writing in connection with an audit of NEE or NEE Capital or any of their subsidiaries, or a publicly-known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Series U Junior Subordinated Debentures, which amendment, clarification, or change is effective or the administrative action is taken or judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly-known after May 12, 2025, there is more than an insubstantial risk that interest payable by NEE Capital on the Series U Junior Subordinated Debentures is not deductible, or within 90 days would not be deductible, in whole or in part, by NEE Capital for United States federal income tax purposes.
Right to Redeem Upon a Rating Agency Event. NEE Capital may, upon a Redemption Notice given at any time within 90 days after the conclusion of any review or appeal process instituted by NEE Capital or NEE following the occurrence of a Rating Agency Event (as defined below), redeem the Series U Junior Subordinated Debentures in whole but not in part before June 1, 2030, at the redemption price equal to the sum of  (1) 102% of the principal amount of the Series U Junior Subordinated Debentures plus (2) accrued and unpaid interest thereon, if any, to but excluding the date fixed for redemption (“Rating Agency Event Redemption Date”).
The consummation of a redemption upon a Rating Agency Event may be subject to the Junior Subordinated Indenture Trustee’s receipt of the required redemption moneys on or before the Rating Agency Event Redemption Date (and in such case no such redemption shall occur unless such moneys have been received by the Junior Subordinated Indenture Trustee on or before such date).

“Rating Agency Event” means a change to the methodology or criteria that were employed by an applicable rating agency (as defined below) for purposes of assigning equity credit to securities such as the Series U Junior Subordinated Debentures on the date of initial issuance of the Series U Junior Subordinated Debentures (the “current methodology”), which change reduces the amount of equity credit assigned to the Series U Junior Subordinated Debentures by the applicable rating agency as compared with the amount of equity credit that such rating agency had assigned to the Series U Junior Subordinated Debentures as of the date of initial issuance thereof.
The term “rating agency” means any nationally recognized statistical rating organization (within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934 and sometimes referred to as a “rating agency”), and the term “applicable rating agency” means any rating agency that (i)(a) published a rating for NEE Capital or NEE with respect to the initial issuance of the Series U Junior Subordinated Debentures and (b) publishes a rating for NEE Capital or NEE at such time as a Rating Agency Event occurs, or (ii) any successor to a rating agency described in the preceding clause (i).
Euro Junior Subordinated Debentures
NEE Capital may redeem the Euro Junior Subordinated Debentures of a series, at its option, in whole or in part (i) on any day in the period commencing on the date falling 90 days prior to the applicable First Interest Reset Date (such date, the “First Par Call Date”) and ending on and including the applicable First Interest Reset Date (such period, the “First Par Call Period”) and (ii) after the applicable First Par Call Date, on any interest payment date at 100% of the principal amount of the Euro Junior Subordinated Debentures being redeemed plus accrued and unpaid interest thereon, if any, to but excluding the date fixed for redemption.
Subject to the following sentence, the Euro Junior Subordinated Debentures will be redeemable upon notice from NEE Capital (a “Redemption Notice”) at least 30 days but no more than 60 days prior to the applicable redemption date. NEE Capital has reserved the right to amend the Junior Subordinated Indenture without any consent, vote or other action of the holders of any subordinated debt securities issued under the Junior Subordinated Indenture after December 1, 2021, including the Euro Junior Subordinated Debentures, to provide that notice of any redemption shall be given in the manner provided in the Junior Subordinated Indenture to the holders of the subordinated debt securities to be redeemed not less than 10 nor more than 60 days prior to the date of redemption.
If NEE Capital at any time elects to redeem some but not all of the Euro Junior Subordinated Debentures of a particular series, the Junior Subordinated Indenture Trustee will select the particular Euro Junior Subordinated Debentures to be redeemed by lot. However, if the Euro Junior Subordinated Debentures of that series are solely registered in the name of a common depositary and traded through Clearstream and Euroclear, then the Euro Junior Subordinated Debentures to be redeemed will be selected in accordance with the procedures of Clearstream and Euroclear. See “—The Clearing Systems.”
If, at the time notice of redemption is given, the redemption moneys are not on deposit with the paying agent, then, if such notice so provides, the redemption shall be subject to the receipt of the redemption moneys on or before the redemption date and such notice of redemption shall be of no force or effect unless such moneys are received.
Right to Redeem Upon a Tax Deductibility Event. NEE Capital may redeem, upon a Redemption Notice, in whole but not in part, the Euro Junior Subordinated Debentures of a particular series, at any time within 90 days after there is a Tax Deductibility Event (as defined below), (i) where such redemption occurs prior to the First Par Call Date at 101% of the principal amount of the Euro Junior Subordinated Debentures being redeemed and (ii) where such redemption occurs on or after the First Par Call Date at a redemption price equal to 100% of the principal amount of the Euro Junior Subordinated Debentures being redeemed, in each case plus accrued and unpaid interest thereon, if any, to but excluding the date fixed for redemption (“Tax Deductibility Event Redemption Date”).
The consummation of a redemption upon a Tax Deductibility Event may be subject to the paying agent’s receipt of the required redemption moneys on or before the Tax Deductibility Event Redemption Date (and in such case no such redemption shall occur unless such moneys have been received by the paying agent on or before such date).
A “Tax Deductibility Event” happens when NEE or NEE Capital has received an opinion of counsel experienced in tax matters that, as a result of:
•    any amendment to, clarification of, or change, including any announced prospective change, in the laws or treaties of the United States or any of its political subdivisions or taxing authorities, or any regulations under those laws or treaties;
•    an administrative action, which means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation;
•    any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known; or
•     a threatened challenge asserted in writing in connection with an audit of NEE or NEE Capital or any of their subsidiaries, or a publicly-known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Euro Junior Subordinated Debentures, which amendment, clarification, or change is effective or the administrative action is taken or judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly-known after November 12, 2025, there is more than an insubstantial risk that interest payable by NEE Capital on the Euro Junior Subordinated Debentures of the applicable series is not deductible, or within 90 days would not be deductible, in whole or in part, by NEE Capital for United States federal income tax purposes.
Right to Redeem Upon a Rating Agency Event. NEE Capital may, upon a Redemption Notice given at any time within 90 days after the conclusion of any review or appeal process instituted by NEE Capital or NEE following the occurrence of a Rating Agency Event (as defined below), redeem the Euro Junior Subordinated Debentures of each series in whole but not in part (i) where such redemption occurs prior to the First Par Call Date at 101% of the principal amount of the Euro Junior Subordinated Debentures being redeemed and (ii) where such redemption occurs on or after the First Par Call Date at a redemption price equal to 100% of the principal amount of the Euro Junior Subordinated Debentures being redeemed, in each case plus accrued and unpaid interest thereon, if any, to but excluding the date fixed for redemption (“Rating Agency Event Redemption Date”).
The consummation of a redemption upon a Rating Agency Event may be subject to the paying agent’s receipt of the required redemption moneys on or before the Rating Agency Event Redemption Date (and in such case no such redemption shall occur unless such moneys have been received by the paying agent on or before such date).
“Rating Agency Event” means a change to the methodology or criteria that were employed by an applicable rating agency (as defined below) for purposes of assigning equity credit to securities such as the Euro Junior Subordinated Debentures on the date of initial issuance of the Euro Junior Subordinated Debentures (the “current methodology”), which change (i) results in any shortening of the length of time for which a particular level of equity credit pertaining to the Euro Junior Subordinated Debentures by such rating agency would have been in effect had the current methodology not been changed or (ii) reduces the amount of equity credit assigned to such Euro Junior

Subordinated Debentures by the applicable rating agency as compared with the amount of equity credit that such rating agency had assigned to such Euro Junior Subordinated Debentures as of the date of initial issuance thereof.
The term “rating agency” means any nationally recognized statistical rating organization (within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934 and sometimes referred to herein as a “rating agency”), and the term “applicable rating agency” means any rating agency that (i)(a) published a rating for NEE Capital or NEE with respect to the initial issuance of the Euro Junior Subordinated Debentures and (b) publishes a rating for NEE Capital or NEE at such time as a Rating Agency Event occurs, or (ii) any successor to a rating agency described in the preceding clause (i).
Right to Redeem for Tax Withholding Event. If, as a result of a Tax Withholding Event (as defined below), NEE Capital becomes or, based upon its receipt of a written opinion of counsel experienced in tax matters, there is a material probability that NEE Capital will become, obligated to pay Additional Amounts as described herein under “—Payment of Additional Amounts” with respect to a series of the Euro Junior Subordinated Debentures, then, in each such case, NEE Capital may redeem, upon a Redemption Notice, in whole but not in part, the Euro Junior Subordinated Debentures of such series at a redemption price equal to 100% of the principal amount of the Euro Junior Subordinated Debentures being redeemed, in each case plus accrued and unpaid interest thereon, if any, to but excluding the date fixed for redemption (“Tax Withholding Event Redemption Date”).
The consummation of a redemption upon a Tax Withholding Event may be subject to the paying agent’s receipt of the required redemption moneys on or before the Tax Withholding Event Redemption Date (and in such case no such redemption shall occur unless such moneys have been received by the paying agent on or before such date).
“Tax Withholding Event” means:
•    any amendment to, clarification of, or change, including any announced prospective change, in the laws or treaties of the United States or any of its political subdivisions or taxing authorities, or any regulations under those laws or treaties, that is enacted or effective on or after November 5, 2025;
•    an administrative action, which means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation, that is taken on or after November 5, 2025; or
•    any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known, that is enacted or effective on or after November 5, 2025.
Right to Redeem Upon Substantial Repurchase Event. If NEE Capital, NEE or any subsidiary of NEE Capital or NEE has repurchased the Euro Junior Subordinated Debentures of a series equal to or in excess of 75% of the initial aggregate principal amount of such series of the Euro Junior Subordinated Debentures (a “Substantial Repurchase Event”), then NEE Capital may, upon a Redemption Notice, at any time redeem the remaining Euro Junior Subordinated Debentures of such series in whole but not in part at a redemption price equal to 100% of the principal amount of the Euro Junior Subordinated Debentures being redeemed, in each case plus accrued and unpaid interest thereon, if any, to but excluding the date fixed for redemption (“Substantial Repurchase Event Redemption Date”).
The consummation of a redemption upon a Substantial Repurchase Event may be subject to the paying agent’s receipt of the required redemption moneys on or before the Substantial Repurchase Event Redemption Date

(and in such case no such redemption shall occur unless such moneys have been received by the paying agent on or before such date).
Right to Redeem for Tax Credit Event. If a Tax Credit Event (as defined below) occurs, then NEE Capital may redeem, upon a Redemption Notice, the Euro Junior Subordinated Debentures of either series, as applicable, in whole but not in part at a redemption price equal to 101% of the principal amount of the Euro Junior Subordinated Debentures being redeemed, in each case plus accrued and unpaid interest thereon, if any, to but excluding the date fixed for redemption (“Tax Credit Event Redemption Date”).
The consummation of a redemption upon a Tax Credit Event may be subject to the paying agent’s receipt of the required redemption moneys on or before the Tax Credit Event Redemption Date (and in such case no such redemption shall occur unless such moneys have been received by the paying agent on or before such date).
A “Tax Credit Event” occurs with respect to a series of the Euro Junior Subordinated Debentures if, in the reasonable determination of NEE Capital or NEE, there exists a material risk, due to Euro Junior Subordinated Debentures (considered together with other debt) having been issued, as part of an original issuance, to one or more “specified foreign entities,” as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986, as amended, that NEE Capital or NEE or any of their respective affiliates would be unable to utilize or otherwise ineligible to claim any tax credits otherwise allowed under Section 38 of the Internal Revenue Code of 1986, as amended.
Other Redemption Provisions. The Junior Subordinated Debentures of any series selected for redemption will cease to bear interest on the applicable redemption date. The paying agent will pay the redemption price and any accrued interest once the Junior Subordinated Debentures are surrendered for redemption. (Junior Subordinated Indenture, Section 405). On the redemption date NEE Capital will pay interest on the Junior Subordinated Debentures being redeemed to the person to whom it pays the redemption price. If only part of a Junior Subordinated Debenture is redeemed, the Junior Subordinated Indenture Trustee will deliver a new Junior Subordinated Debenture of the same series for the remaining portion without charge. (Junior Subordinated Indenture, Section 406).
Purchase of Junior Subordinated Debentures. NEE or its affiliates, including NEE Capital, may at any time and from time to time, purchase all or some of the Junior Subordinated Debentures at any price or prices, whether by tender, in the open market, by private agreement or otherwise, subject to applicable law.
Option to Defer Interest Payments. So long as there is no event of default under the Junior Subordinated Indenture, NEE Capital may defer interest payments on the Junior Subordinated Debentures of a particular series, from time to time, for one or more periods (each, an “Optional Deferral Period”) of up to (a) 10 consecutive years per Optional Deferral Period with respect to the US Junior Subordinated Debentures and (b) five consecutive years per Optional Deferral Period with respect to the Euro Junior Subordinated Debentures. However, a deferral of interest payments cannot extend beyond the maturity date of the Junior Subordinated Debentures of such series. During an Optional Deferral Period, interest will continue to accrue on the Junior Subordinated Debentures of such series, compounded (a) quarterly with respect to the US Junior Subordinated Debentures and (b) annually with respect to the Euro Junior Subordinated Debentures, and deferred interest payments will accrue additional interest at a rate equal to the interest rate then applicable to such Junior Subordinated Debentures, to the extent permitted by applicable law. No interest will be due and payable on such series of the Junior Subordinated Debentures until the end of the Optional Deferral Period except upon a redemption of the applicable series of the Junior Subordinated Debentures during the deferral period.
At the end of the Optional Deferral Period or on any redemption date, NEE Capital will be obligated to pay all accrued and unpaid interest on such series of Junior Subordinated Debentures.
Once all accrued and unpaid interest on the applicable series of the Junior Subordinated Debentures has been paid, NEE Capital again can defer interest payments on the applicable series of the Junior Subordinated Debentures as described above, provided that an Optional Deferral Period cannot extend beyond the maturity date of the Junior Subordinated Debentures.

If NEE Capital defers interest on the Junior Subordinated Debentures of a particular series for a period of (a) 10 consecutive years (with respect to the US Junior Subordinated Debentures) or (b) five consecutive years (with respect to the Euro Junior Subordinated Debentures) from the commencement of an Optional Deferral Period, NEE Capital will be required to pay all accrued and unpaid interest on the Junior Subordinated Debentures of such series at the conclusion of such period, and to the extent it does not do so, NEE will be required to make guarantee payments in accordance with the Junior Subordinated Guarantee with respect thereto. If NEE Capital fails to pay in full all accrued and unpaid interest on the Junior Subordinated Debentures of such series at the conclusion of (a) the 10-year period (with respect to the US Junior Subordinated Debentures) or (b) the five-year period (with respect to the Euro Junior Subordinated Debentures), such failure continues for 30 days and NEE fails to make guarantee payments with respect thereto, an event of default that gives rise to a right to accelerate payment of principal of and interest on the Junior Subordinated Debentures will have occurred under the Junior Subordinated Indenture. See “ — Events of Default” and “ — Remedies.”
During any period in which NEE Capital defers interest payments on a series of the Junior Subordinated Debentures of any series, neither NEE nor NEE Capital will, and each will cause their majority-owned subsidiaries not to, do any of the following:
•    declare or pay any dividend or distribution on NEE’s or NEE Capital’s capital stock;
•    redeem, purchase, acquire or make a liquidation payment with respect to any of NEE’s or NEE Capital’s capital stock;
•    pay any principal, interest or premium on, or repay, repurchase or redeem any of NEE’s or NEE Capital’s debt securities that are equal or junior in right of payment with the Junior Subordinated Debentures of such series or the Junior Subordinated Guarantee of such series (as the case may be); or
•    make any payments with respect to any NEE or NEE Capital guarantee of debt securities if such guarantee is equal or junior in right of payment to the Junior Subordinated Debentures of such series or the Junior Subordinated Guarantee of such series (as the case may be), other than
(a)    purchases, redemptions or other acquisitions of its capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or agents or a stock purchase or dividend reinvestment plan, or the satisfaction of its obligations pursuant to any contract or security outstanding on the date that the payment of interest is deferred requiring it to purchase, redeem or acquire its capital stock,
(b)    any payment, repayment, redemption, purchase, acquisition or declaration of dividend listed as restricted payments in clauses (1) and (2) above as a result of a reclassification of its capital stock or the exchange or conversion of all or a portion of one class or series of its capital stock for another class or series of its capital stock,
(c)    the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of its capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts,
(d)    dividends or distributions paid or made in its capital stock (or rights to acquire its capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of its capital stock) and distributions in connection with the settlement of stock purchase contracts,

(e)    redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future,
(f)    payments under any preferred trust securities guarantee or guarantee of subordinated debentures executed and delivered by NEE concurrently with the issuance by a trust of any preferred trust securities, so long as the amount of payments made with respect to any preferred trust securities or subordinated debentures (as the case may be) is paid on all preferred trust securities or subordinated debentures (as the case may be) then outstanding on a pro rata basis in proportion to the full distributions to which each series of preferred trust securities or subordinated debentures (as the case may be) is then entitled if paid in full,
(g)    payments under any guarantee of junior subordinated debentures executed and delivered by NEE (including the Junior Subordinated Guarantee), so long as the amount of payments made on any junior subordinated debentures is paid on all junior subordinated debentures then outstanding on a pro rata basis in proportion to the full payment to which each series of junior subordinated debentures is then entitled if paid in full,
(h)    dividends or distributions by NEE Capital on its capital stock to the extent owned by NEE, or
(i)    redemptions, purchases, acquisitions or liquidation payments by NEE Capital with respect to its capital stock to the extent owned by NEE. (Junior Subordinated Indenture, Section 608).
NEE and NEE Capital have reserved the right to amend the Junior Subordinated Indenture, without the consent or action of the holders of any Junior Subordinated Indenture Securities issued after October 1, 2006, including the Junior Subordinated Debentures, to modify the exceptions to the restrictions described in clause (f) above to allow payments with respect to any preferred trust securities or debt securities, or any guarantee thereof (including the Junior Subordinated Guarantee), executed and delivered by NEE, NEE Capital or any of their subsidiaries, in each case that rank equal in right of payment to such junior subordinated debentures or the related guarantee, as the case may be, so long as the amount of payments made on account of such securities or guarantees is paid on all such securities or guarantees then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities or guarantees is then entitled if paid in full.
Before an optional deferral period ends, NEE Capital may further defer the payment of interest and after any optional deferral period and the payment of all amounts then due, NEE Capital may select a new optional deferral period. No optional deferral period may exceed the period of time specified herein. No interest period may be deferred beyond the maturity of the Junior Subordinated Debentures.
Modification of the Junior Subordinated Indenture. NEE and NEE Capital have reserved the right to amend the Junior Subordinated Indenture without the consent or action of the holders of any junior subordinated debentures issued after October 1, 2006, including the Junior Subordinated Debentures, to modify the exceptions to the restrictions described above under “— Option to Defer Interest Payments” applicable during any period in which NEE Capital defers interest payments on such junior subordinated debentures (including the Junior Subordinated Debentures) to allow payments with respect to any preferred trust securities or debt securities, or any guarantee thereof  (including the Junior Subordinated Guarantee), executed and delivered by NEE, NEE Capital or any of their majority-owned subsidiaries, in each case that rank equal in right of payment to such junior subordinated debentures or the related guarantee, as the case may be, so long as the amount of payments made on account of such securities or guarantees is paid on all such securities or guarantees then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities or guarantees is then entitled if paid in full.
Payment of Additional Amounts. All payments of principal, interest, and premium, if any, in respect of each series of the Euro Junior Subordinated Debentures will be made free and clear of, and without deduction or withholding for or on account of any present or future taxes, duties, assessments or other governmental charges imposed, levied, collected, withheld or assessed by the United States (as defined below) or any political subdivision or taxing authority of or in the United States (collectively, “Taxes”), unless such withholding or deduction is required by law.
In the event such withholding or deduction of Taxes is required by law, NEE Capital will, subject to the exceptions and limitations described below, pay such additional amounts (“Additional Amounts”) on the applicable series of the Euro Junior Subordinated Debentures as will result in the receipt by each beneficial owner of Euro Junior Subordinated Debenture of the applicable series that is not a U.S. Person of such amounts (after all such withholding or deduction, including any Tax imposed on any Additional Amounts so paid) as would have been received by such beneficial owner had no such withholding or deduction been required. NEE Capital will not be required, however, to make any payment of Additional Amounts for or on account of:
(1)    any Taxes that would not have been imposed, withheld or deducted but for:
(a)    the existence of any present or former connection (other than a connection arising solely from the ownership of those Euro Junior Subordinated Debentures or the receipt of payments in respect of those Euro Junior Subordinated Debentures) between a holder of a Euro Junior Subordinated Debenture (or the beneficial owner for whose benefit such holder holds such Euro Junior Subordinated Debenture), or between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or possessor of a power over, such holder or beneficial owner (if that holder or beneficial owner is an estate, trust, a limited liability company, partnership, corporation or similar entity) and the United States, including, without limitation, such holder or beneficial owner, or such fiduciary, settlor, beneficiary, member, shareholder, other equity owner or possessor, (i) being or having been (or being treated as or having been treated as) a citizen or resident or treated as a resident of the United States, (ii) being or having been engaged in trade or business or present in the United States or (iii) having or having had (or being treated as having or being treated as having had) a permanent establishment in the United States or having been incorporated therein;
(b)    the presentation of a Euro Junior Subordinated Debenture for payment on a date more than 10 days after the later of (i) the date on which such payment became due and payable and (ii) the date on which payment is duly provided for; or
(c)    the failure of a beneficial owner or any holder of the Euro Junior Subordinated Debentures to comply with any applicable certification, information, documentation or other reporting requirement requested by NEE Capital or its agents concerning the nationality, residence, identity or connections with the United States of such beneficial owner or holder of the Euro Junior Subordinated Debentures or otherwise to establish entitlement to a partial or complete exemption from such Taxes (including, but not limited to, the requirement to provide an applicable Internal Revenue Service (“IRS”) Form W-8, or any subsequent versions thereof or successor thereto, and including, without limitation, any documentation requirement under an applicable income tax treaty);
(2)    any estate, inheritance, gift, sales, transfer, capital gains, excise, personal property, wealth or similar Taxes;
(3)    any Taxes imposed by reason of the beneficial owner’s past or present status as a passive foreign investment company, a controlled foreign corporation, a foreign private foundation or other foreign tax-exempt organization or a personal holding company with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax;
(4)    any Taxes which are payable by any method other than by withholding or deducting from payment of principal of or premium, if any, or interest on such Euro Junior Subordinated Debentures;

(5)    any Taxes required to be withheld by any paying agent from any payment of principal of or premium, if any, or interest on, or the redemption price for, any Euro Junior Subordinated Debenture if such payment can be made without withholding by at least one other paying agent;
(6)    any Taxes imposed, withheld or deducted on interest received by (1) a 10% shareholder (as defined in Section 871(h)(3)(B) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively, the “Code”)), (2) a controlled foreign corporation that is related to NEE Capital within the meaning of Section 864(d)(4) of the Code, or (3) a bank receiving interest described in Section 881(c)(3)(A) of the Code;
(7)    any Taxes that would not have been imposed, withheld or deducted but for a change in any law, treaty, regulation, or administrative or judicial interpretation that becomes effective after the applicable payment becomes due or is duly provided for, whichever occurs later;
(8)    any Taxes imposed, withheld or deducted under Sections 1471 through 1474 of the Code (or any amended or successor version of such Sections) (“FATCA”), any current or future regulations, official interpretations or other guidance thereunder, or any agreement (including any intergovernmental agreement) entered into in connection therewith; or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA;
(9)    any Taxes that are payable by a holder that is not the beneficial owner of the Euro Junior Subordinated Debenture, or a portion of the Euro Junior Subordinated Debenture, or that is a fiduciary, partnership, limited liability company or other similar entity, to the extent that a beneficial owner, a beneficiary or settlor with respect to such fiduciary or member of such partnership, limited liability company or similar entity would not have been entitled to the payment of an Additional Amount had such beneficial owner, beneficiary, settlor, fiduciary or member received directly its beneficial or distributive share of the payment; or
(10)    any combination of items (1), (2), (3), (4), (5), (6), (7), (8) and (9) above.
As used in this section, the term “United States” means the United States of America, the states thereof (including the District of Columbia) and any other political subdivision, territory or possession thereof, or taxing authority thereof or therein affecting taxation; and the term “U.S. Person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States or any state of the United States (including the District of Columbia) (other than a partnership that is not treated as a United States person under any applicable U.S. Treasury regulations), or any estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.
Subordination. The Junior Subordinated Debentures will be subordinate and junior in right of payment to all Senior Indebtedness of NEE Capital. (Junior Subordinated Indenture, Article Fifteen). No payment of the principal (including redemption and sinking fund payments) of, or interest, or premium, if any, on the Junior Subordinated Debentures may be made by NEE Capital, until all holders of Senior Indebtedness of NEE Capital have been paid in full (or provision has been made for such payment), if any of the following occurs:
(1)    certain events of bankruptcy, insolvency or reorganization of NEE Capital,
(2)    any Senior Indebtedness of NEE Capital is not paid when due (after the expiration of any applicable grace period) and that default continues without waiver, or
(3)    any other default has occurred and continues without waiver (after the expiration of any applicable grace period) pursuant to which the holders of Senior Indebtedness of NEE Capital are permitted to accelerate the maturity of such Senior Indebtedness. (Junior Subordinated Indenture, Section 1502).

Upon any distribution of assets of NEE Capital to creditors in connection with any insolvency, bankruptcy or similar proceeding, all principal of, and premium, if any, and interest due or to become due on all Senior Indebtedness of NEE Capital must be paid in full before the holders of the Junior Subordinated Debentures are entitled to receive or retain any payment from such distribution. (Junior Subordinated Indenture, Section 1502).
While NEE Capital is a holding company that derives substantially all of its income from its operating subsidiaries, NEE Capital’s subsidiaries are separate and distinct legal entities and have no obligation to make any payments on the Junior Subordinated Indenture Securities or to make any funds available for such payment. Therefore, Junior Subordinated Indenture Securities will effectively be subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by NEE Capital’s subsidiaries. In addition to trade liabilities, many of NEE Capital’s operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the Junior Subordinated Indenture Securities. The Junior Subordinated Indenture does not place any limit on the amount of liabilities, including debt or preferred stock, that NEE Capital’s subsidiaries may issue, guarantee or incur.
Junior Subordinated Guarantee of Junior Subordinated Debentures. Pursuant to the Junior Subordinated Guarantee, NEE will absolutely, irrevocably and unconditionally guarantee the payment of principal of and any interest and premium, if any, on the Junior Subordinated Debentures, when due and payable, whether at the stated maturity date, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of such Junior Subordinated Debentures and the Junior Subordinated Indenture. The Junior Subordinated Guarantee will remain in effect until the entire principal of and any premium, if any, and interest on the Junior Subordinated Debentures has been paid in full or otherwise discharged in accordance with the provisions of the Junior Subordinated Indenture. (Junior Subordinated Indenture, Article Fourteen).
The Junior Subordinated Guarantee will be subordinate and junior in right of payment to all Senior Indebtedness of NEE. (Junior Subordinated Indenture, Section 1402). No payment of the principal (including redemption and sinking fund payments) of, or interest, or premium, if any, on, the Junior Subordinated Debentures may be made by NEE under the Junior Subordinated Guarantee until all holders of Senior Indebtedness of NEE have been paid in full (or provision has been made for such payment), if any of the following occurs:
(1)    certain events of bankruptcy, insolvency or reorganization of NEE,
(2)    any Senior Indebtedness of NEE is not paid when due (after the expiration of any applicable grace period) and that default continues without waiver, or
(3)    any other default has occurred and continues without waiver (after the expiration of any applicable grace period) pursuant to which the holders of Senior Indebtedness of NEE are permitted to accelerate the maturity of such Senior Indebtedness. (Junior Subordinated Indenture, Section 1403).
Upon any distribution of assets of NEE to creditors in connection with any insolvency, bankruptcy or similar proceeding, all principal of, and premium, if any, and interest due or to become due on all Senior Indebtedness of NEE must be paid in full before the holders of the Junior Subordinated Debentures are entitled to receive or retain any payment from such distribution. (Junior Subordinated Indenture, Section 1403).
While NEE is a holding company that derives substantially all of its income from its operating subsidiaries, NEE’s subsidiaries are separate and distinct legal entities and have no obligation to make any payments under the Junior Subordinated Guarantee or to make any funds available for such payment. Therefore, the Junior Subordinated Guarantee will effectively be subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by NEE’s subsidiaries. In addition to trade liabilities, many of NEE’s operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the Junior Subordinated Guarantee. The Junior Subordinated Indenture does not place any limit on the amount of liabilities, including debt or preferred stock, that NEE’s subsidiaries may issue, guarantee or incur. See “Description of NEE Common Stock—Common Stock Terms—Dividend Rights” for a description of contractual restrictions on the dividend-paying ability of some of NEE’s subsidiaries.

Payment and Paying Agents. On each interest payment date NEE Capital will pay interest on each Junior Subordinated Debenture to the person in whose name that Junior Subordinated Debenture is registered as of the close of business on the record date relating to that interest payment date. However, on the date that the Junior Subordinated Debentures mature, NEE Capital will pay the interest to the person to whom it pays the principal. Also, if NEE Capital has defaulted in the payment of interest on any Junior Subordinated Debenture, it may pay that defaulted interest to the registered owner of that Junior Subordinated Debenture:
(1)    as of the close of business on a date that the Junior Subordinated Indenture Trustee selects, which may not be more than 15 days or less than 10 days before the date that NEE Capital, or NEE, as the case may be, proposes to pay the defaulted interest, or
(2)    in any other lawful manner that does not violate the requirements of any securities exchange on which that Junior Subordinated Debenture is listed and that the Junior Subordinated Indenture Trustee believes is practicable. (Junior Subordinated Indenture, Section 307).
The principal, premium, if any, and interest on the Junior Subordinated Debentures at maturity will be payable when such Junior Subordinated Debentures are presented at the main corporate trust office of The Bank of New York Mellon, as paying agent, in New York City. NEE Capital and NEE may change the place of payment on the Junior Subordinated Debentures, appoint one or more additional paying agents, including NEE Capital, and remove any paying agent. (Junior Subordinated Indenture, Section 602).
Transfer and Exchange. Junior Subordinated Debentures may be transferred or exchanged at the main corporate trust office of The Bank of New York Mellon, as security registrar, in New York City. NEE Capital may change the place for transfer and exchange of the Junior Subordinated Debentures and may designate one or more additional places for that transfer and exchange.
There will be no service charge for any transfer or exchange of the Junior Subordinated Debentures. However, NEE Capital may require payment of any tax or other governmental charge in connection with any transfer or exchange of the Junior Subordinated Debentures.
NEE Capital will not be required to transfer or exchange any Junior Subordinated Debenture selected for redemption. Also, NEE Capital will not be required to transfer or exchange any Junior Subordinated Debenture during a period of 15 days before notice is to be given identifying the Junior Subordinated Debentures selected to be redeemed.
Defeasance. NEE Capital and NEE may, at any time, elect to have all of their obligations discharged with respect to all or a portion of any Junior Subordinated Indenture Securities. To do so, NEE Capital or NEE must irrevocably deposit with the Junior Subordinated Indenture Trustee or any paying agent, in trust:
(1)    money in an amount that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Junior Subordinated Indenture Securities, on or prior to their maturity, or
(2)    in the case of a deposit made prior to the maturity of that series of Junior Subordinated Indenture Securities,
(a)    direct obligations of, or obligations unconditionally guaranteed by, the United States and entitled to the benefit of its full faith and credit that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, and
(b)    certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, the principal of and the interest on which, when due, without any regard to reinvestment of that principal or interest, will provide money that, together with any money deposited with or held by the Junior Subordinated Indenture Trustee, will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Junior Subordinated Indenture Securities, on or prior to their maturity, or
(3)    a combination of  (1) and (2) that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Junior Subordinated Indenture Securities, on or prior to their maturity. (Junior Subordinated Indenture, Section 701).
Consolidation, Merger, and Sale of Assets. Under the Junior Subordinated Indenture, neither NEE Capital nor NEE may consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless:
(1)    the entity formed by that consolidation, or the entity into which NEE Capital or NEE, as the case may be, is merged, or the entity that acquires or leases the properties and assets of NEE Capital or NEE, as the case may be, is an entity organized and existing under the laws of the United States, any state or the District of Columbia and that entity expressly assumes NEE Capital’s or NEE’s, as the case may be, obligations on all Junior Subordinated Indenture Securities and under the Junior Subordinated Indenture,
(2)    immediately after giving effect to the transaction, no event of default under the Junior Subordinated Indenture and no event that, after notice or lapse of time or both, would become an event of default under the Junior Subordinated Indenture exists, and
(3)    NEE Capital or NEE, as the case may be, delivers an officer’s certificate and an opinion of counsel to the Junior Subordinated Indenture Trustee, as provided in the Junior Subordinated Indenture. (Junior Subordinated Indenture, Section 1101).
The Junior Subordinated Indenture does not prevent or restrict:
(a)    any consolidation or merger after the consummation of which NEE Capital or NEE, as the case may be, would be the surviving or resulting entity,
(b)    any consolidation of NEE Capital with NEE or any other entity all of the outstanding voting securities of which are owned, directly or indirectly, by NEE, or any merger of any such entity into any other of such entities, or any conveyance or other transfer, or lease, of properties or assets by any thereof to any other thereof,
(c)    any conveyance or other transfer, or lease, of any part of the properties or assets of NEE Capital or NEE which does not constitute the entirety, or substantially the entirety, thereof,
(d)    the approval by NEE Capital or NEE of or the consent by NEE Capital or NEE to any consolidation or merger to which any direct or indirect subsidiary or affiliate of NEE Capital or NEE, as the case requires, may be a party, or any conveyance, transfer or lease by any such subsidiary or affiliate of any or all of its properties or assets, or
(e)    any other transaction not contemplated by (1), (2) or (3) in the preceding paragraph. (Junior Subordinated Indenture, Section 1103).
Events of Default. Each of the following is an event of default under the Junior Subordinated Indenture with respect to the Junior Subordinated Indenture Securities of a series:

(1)    failure to pay interest on such Junior Subordinated Indenture Securities of that series within 30 days after it is due (provided, however, that a failure to pay interest during a valid optional deferral period will not constitute an event of default),
(2)    failure to pay principal or premium, if any, on such Junior Subordinated Indenture Securities of that series when it is due,
(3)    failure to perform, or breach of, any other covenant or warranty in the Junior Subordinated Indenture, other than a covenant or warranty that does not relate to that series of Junior Subordinated Indenture Securities, that continues for 90 days after (i) NEE Capital and NEE receive written notice of such failure to comply from the Junior Subordinated Indenture Trustee or (ii) NEE Capital, NEE and the Junior Subordinated Indenture Trustee receive written notice of such failure to comply from the registered owners of at least 33% in principal amount of the Junior Subordinated Indenture Securities of that series,
(4)    certain events of bankruptcy, insolvency or reorganization of NEE Capital or NEE, or
(5)    with certain exceptions, the Junior Subordinated Guarantee ceases to be effective, is found by a judicial proceeding to be unenforceable or invalid or is denied or disaffirmed by NEE.
In the case of an event of default listed in item (3) above, the Junior Subordinated Indenture Trustee may extend the grace period. In addition, if registered owners of a particular series have given a notice of default, then registered owners of at least the same percentage of Junior Subordinated Debentures of that series, together with the Junior Subordinated Indenture Trustee, may also extend the grace period. The grace period will be automatically extended if NEE Capital or NEE has initiated and is diligently pursuing corrective action in good faith. (Junior Subordinated Indenture, Section 801). An event of default with respect to the Junior Subordinated Indenture Securities of a particular series will not necessarily constitute an event of default with respect to Junior Subordinated Indenture Securities of any other series issued under the Junior Subordinated Indenture.
With respect to the Junior Subordinated Debentures of a series,
•    if any event of default, other than an event of default listed in item (3) above exists, and such event of default is not applicable to all outstanding securities issued under the Junior Subordinated Indenture, then either the Junior Subordinated Indenture Trustee or the registered owners of at least 33% in aggregate principal amount of the Junior Subordinated Indenture Securities of each of the affected series may declare the principal of and accrued but unpaid interest on all the Junior Subordinated Indenture Securities of that series to be due and payable immediately; or
•    if any event of default, other than an event of default listed in item (3) above, is applicable to all outstanding Junior Subordinated Indenture Securities, then only the Junior Subordinated Indenture Trustee or the registered owners of at least 33% in aggregate principal amount of all outstanding Junior Subordinated Indenture Securities of all series, voting as one class, and not the registered owners of any one series, may make a declaration of acceleration.
Accordingly, if an event of default listed in item (3) above exists, the registered owners of the Junior Subordinated Debentures will not be entitled to vote to make a declaration of acceleration (and the Junior Subordinated Debentures will not be considered outstanding for the purpose of determining whether the required vote, described in the bullet points above, has been obtained), and the Junior Subordinated Indenture Trustee will not have a right to make such declaration with respect to the Junior Subordinated Debentures.
The exception to the right to accelerate payment of the principal of and accrued but unpaid interest on Junior Subordinated Indenture Securities for an event of default listed in item (3) above does not apply to NEE Capital’s Series B Enhanced Junior Subordinated Debentures due 2066 and the Series C Junior Subordinated Debentures due 2067. Payment of Junior Subordinated Indenture Securities specified in the preceding sentence can be accelerated in the manner discussed above, upon the occurrence of each event of default listed above, and applicable to that series, including an event of default listed in item (3) above. See “ — Remedies” for a discussion of remedies available to the registered owners of the Junior Subordinated Indenture Securities (modified, as described above, for the Series L Junior Subordinated Debentures due September 29, 2057, the Series M Junior Subordinated Debentures due December 1, 2077, the Series N Junior Subordinated Debentures, the Series O Junior Subordinated Debentures due May 1, 2079, the Series P Junior Subordinated Debentures due March 15, 2082, the Series Q Junior Subordinated Debentures due September 1, 2054, the Series R Junior Subordinated Debentures due June 15, 2054, the Series S Junior Subordinated Debentures due August 15, 2055, the Series T Junior Subordinated Debentures due August 15, 2055, the Series U Junior Subordinated Debentures, the Series V Junior Subordinated Debentures and the Series W Junior Subordinated Debentures).
Remedies. If an event of default applicable to the Junior Subordinated Indenture Securities of one or more series, but not applicable to all outstanding Junior Subordinated Indenture Securities, exists, then either (i) the Junior Subordinated Indenture Trustee or (ii) the registered owners of at least 33% in aggregate principal amount of the Junior Subordinated Indenture Securities of each of the affected series may declare the principal of and accrued but unpaid interest on all the Junior Subordinated Indenture Securities of that series to be due and payable immediately. (Junior Subordinated Indenture, Section 802). However, under the Junior Subordinated Indenture, some Junior Subordinated Indenture Securities may provide for a specified amount less than their entire principal amount to be due and payable upon that declaration. Such a Junior Subordinated Indenture Security is defined as a “Discount Security” in the Junior Subordinated Indenture.
A majority of the currently outstanding series of Junior Subordinated Indenture Securities contain an exception to the right to accelerate payment of the principal of and accrued but unpaid interest on Junior Subordinated Indenture Securities of those series for an event of default listed in item (3) under “Events of Default” above. With respect to such Junior Subordinated Indenture Securities, if an event of default listed in item (3) under “Events of Default” above exists, the registered owners of the Junior Subordinated Indenture Securities will not be entitled to vote to make a declaration of acceleration (and these Junior Subordinated Indenture Securities will not be considered outstanding for the purpose of determining whether the required vote, described above, has been obtained), and the Junior Subordinated Indenture Trustee will not have a right to make such declaration with respect to these Junior Subordinated Indenture Securities.
If an event of default is applicable to all outstanding Junior Subordinated Indenture Securities, then either (i) the Junior Subordinated Indenture Trustee or (ii) the registered owners of at least 33% in aggregate principal amount of all outstanding Junior Subordinated Indenture Securities of all series, voting as one class, and not the registered owners of any one series, may make a declaration of acceleration. However, the event of default giving rise to the declaration relating to any series of Junior Subordinated Indenture Securities will be automatically waived, and that declaration and its consequences will be automatically rescinded and annulled, if, at any time after that declaration and before a judgment or decree for payment of the money due has been obtained:
(1)    NEE Capital or NEE pays or deposits with the Junior Subordinated Indenture Trustee a sum sufficient to pay:
(a)    all overdue interest, if any, on all Junior Subordinated Indenture Securities of that series then outstanding,
(b)    the principal of and any premium on any Junior Subordinated Indenture Securities of that series that have become due for reasons other than that declaration, and interest that is then due,
(c)    interest on overdue interest for that series, and
(d)    all amounts then due to the Junior Subordinated Indenture Trustee under the Junior Subordinated Indenture, and

(2)    if, after application of money paid or deposited as described in item (1) above, Junior Subordinated Indenture Securities of that series would remain outstanding, any other event of default with respect to the Junior Subordinated Indenture Securities of that series has been cured or waived as provided in the Junior Subordinated Indenture. (Junior Subordinated Indenture, Section 802).
Other than its obligations and duties in case of an event of default under the Junior Subordinated Indenture, the Junior Subordinated Indenture Trustee is not obligated to exercise any of its rights or powers under the Junior Subordinated Indenture at the request or direction of any of the registered owners of the Junior Subordinated Indenture Securities, unless those registered owners offer reasonable indemnity to the Junior Subordinated Indenture Trustee. (Junior Subordinated Indenture, Section 903). If they provide this reasonable indemnity, the registered owners of a majority in principal amount of any series of Junior Subordinated Indenture Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Junior Subordinated Indenture Trustee, or exercising any trust or power conferred on the Junior Subordinated Indenture Trustee, with respect to the Junior Subordinated Indenture Securities of that series. However, if an event of default under the Junior Subordinated Indenture relates to more than one series of Junior Subordinated Indenture Securities, only the registered owners of a majority in aggregate principal amount of all affected series of Junior Subordinated Indenture Securities, considered as one class, will have the right to make that direction. Also, the direction must not violate any law or the Junior Subordinated Indenture, and may not expose the Junior Subordinated Indenture Trustee to personal liability in circumstances where the indemnity would not, in the Junior Subordinated Indenture Trustee’s sole discretion, be adequate, and the Junior Subordinated Indenture Trustee may take any other action that it deems proper and not inconsistent with such direction. (Junior Subordinated Indenture, Section 812).
A registered owner of a Junior Subordinated Indenture Security has the right to institute a suit for the enforcement of payment of the principal of or premium, if any, or interest on that Junior Subordinated Indenture Security on or after the applicable due date specified in that Junior Subordinated Indenture Security. (Junior Subordinated Indenture, Section 808). No registered owner of Junior Subordinated Indenture Securities of any series will have any other right to institute any proceeding under the Junior Subordinated Indenture, or any other remedy under the Junior Subordinated Indenture, unless:
(1)    that registered owner has previously given to the Junior Subordinated Indenture Trustee written notice of a continuing event of default with respect to the Junior Subordinated Indenture Securities of that series,
(2)    the registered owners of a majority in aggregate principal amount of the outstanding Junior Subordinated Indenture Securities of all series in respect of which an event of default under the Junior Subordinated Indenture exists, considered as one class, have made written request to the Junior Subordinated Indenture Trustee to institute that proceeding in its own name as trustee, and have offered reasonable indemnity to the Junior Subordinated Indenture Trustee against related costs, expenses and liabilities,
(3)    the Junior Subordinated Indenture Trustee for 60 days after its receipt of that notice, request and offer of indemnity has failed to institute any such proceeding, and
(4)    no direction inconsistent with that request was given to the Junior Subordinated Indenture Trustee during this 60 day period by the registered owners of a majority in aggregate principal amount of the outstanding Junior Subordinated Indenture Securities of all series in respect of which an event of default under the Junior Subordinated Indenture exists, considered as one class. (Junior Subordinated Indenture, Section 807).
Each of NEE Capital and NEE is required to deliver to the Junior Subordinated Indenture Trustee an annual statement as to its compliance with all conditions and covenants applicable to it under the Junior Subordinated Indenture. (Junior Subordinated Indenture, Section 606).

Modification and Waiver. Without the consent of any registered owner of Junior Subordinated Indenture Securities, NEE Capital, NEE and the Junior Subordinated Indenture Trustee may amend or supplement the Junior Subordinated Indenture for any of the following purposes:
(1)    to provide for the assumption by any permitted successor to NEE Capital or NEE of NEE Capital’s or NEE’s obligations under the Junior Subordinated Indenture and the Junior Subordinated Indenture Securities in the case of a merger or consolidation or a conveyance, transfer or lease of NEE Capital or NEE’s properties and assets substantially as an entirety,
(2)    to add covenants of NEE Capital or NEE or to surrender any right or power conferred upon NEE Capital or NEE by the Junior Subordinated Indenture,
(3)    to add any additional events of default,
(4)    to change, eliminate or add any provision of the Junior Subordinated Indenture, provided that if that change, elimination or addition will materially adversely affect the interests of the registered owners of Junior Subordinated Indenture Securities of any series or tranche, that change, elimination or addition will become effective with respect to that particular series or tranche only
(a)    when the required consent of the registered owners of Junior Subordinated Indenture Securities of that particular series or tranche has been obtained, or
(b)    when no Junior Subordinated Indenture Securities of that particular series or tranche remain outstanding under the Junior Subordinated Indenture,
(5)    to provide collateral security for all but not a part of the Junior Subordinated Indenture Securities,
(6)    to create the form or terms of Junior Subordinated Indenture Securities of any other series or tranche or any Junior Subordinated Guarantees,
(7)    to provide for the authentication and delivery of bearer securities and the related coupons and for other matters relating to those bearer securities,
(8)    to accept the appointment of a successor Junior Subordinated Indenture Trustee or co-trustee with respect to the Junior Subordinated Indenture Securities of one or more series and to change any of the provisions of the Junior Subordinated Indenture as necessary to provide for the administration of the trusts under the Junior Subordinated Indenture by more than one trustee,
(9)    to add procedures to permit the use of a non-certificated system of registration for all, or any series or tranche of, the Junior Subordinated Indenture Securities,
(10)    to change any place where
(a)    the principal of and premium, if any, and interest on all, or any series or tranche of, Junior Subordinated Indenture Securities are payable,
(b)    all, or any series or tranche of, Junior Subordinated Indenture Securities may be surrendered for registration, transfer or exchange, and
(c)    notices and demands to or upon NEE Capital or NEE in respect of Junior Subordinated Indenture Securities and the Junior Subordinated Indenture may be served, or
(11)    to cure any ambiguity or inconsistency or to add or change any other provisions with respect to matters and questions arising under the Junior Subordinated Indenture, provided those changes or additions may not materially adversely affect the interests of the registered owners of Junior Subordinated Indenture Securities of any series or tranche. (Junior Subordinated Indenture, Section 1201).
The registered owners of a majority in aggregate principal amount of the Junior Subordinated Indenture Securities of all series then outstanding may waive compliance by NEE Capital or NEE with certain restrictive provisions of the Junior Subordinated Indenture. (Junior Subordinated Indenture, Section 607). The registered owners of a majority in principal amount of the outstanding Junior Subordinated Indenture Securities of any series may waive any past default under the Junior Subordinated Indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and a default with respect to certain restrictive covenants or provisions of the Junior Subordinated Indenture that cannot be modified or amended without the consent of the registered owner of each outstanding Junior Subordinated Indenture Security of that series affected. (Junior Subordinated Indenture, Section 813).
In addition to any amendments described above, if the Trust Indenture Act of 1939 is amended after the date of the Junior Subordinated Indenture in a way that requires changes to the Junior Subordinated Indenture or in a way that permits changes to, or the elimination of, provisions that were previously required by the Trust Indenture Act of 1939, the Junior Subordinated Indenture will be deemed to be amended to conform to that amendment of the Trust Indenture Act of 1939 or to make those changes, additions or eliminations. NEE Capital, NEE and the Junior Subordinated Indenture Trustee may, without the consent of any registered owners, enter into supplemental indentures to make that amendment. (Junior Subordinated Indenture, Section 1201).
Except for any amendments described above, the consent of the registered owners of a majority in aggregate principal amount of the Junior Subordinated Indenture Securities of all series then outstanding, considered as one class, is required for all other modifications to the Junior Subordinated Indenture. However, if less than all of the series of Junior Subordinated Indenture Securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the registered owners of a majority in aggregate principal amount of outstanding Junior Subordinated Indenture Securities of all directly affected series, considered as one class, is required. But, if NEE Capital issues any series of Junior Subordinated Indenture Securities in more than one tranche and if the proposed supplemental indenture directly affects the rights of the registered owners of Junior Subordinated Indenture Securities of less than all of those tranches, then the consent only of the registered owners of a majority in aggregate principal amount of the outstanding Junior Subordinated Indenture Securities of all directly affected tranches, considered as one class, will be required. However, none of those amendments or modifications may:
(1)    change the dates on which the principal of or interest (except as described above under “—Option to Defer Interest Payments”) on a Junior Subordinated Indenture Security is due without the consent of the registered owner of that Junior Subordinated Indenture Security,
(2)    reduce any Junior Subordinated Indenture Security’s principal amount or rate of interest (or the amount of any installment of that interest) or change the method of calculating that rate without the consent of the registered owner of that Junior Subordinated Indenture Security,
(3)    reduce any premium payable upon the redemption of a Junior Subordinated Indenture Security without the consent of the registered owner of that Junior Subordinated Indenture Security,
(4)    change the currency (or other property) in which a Junior Subordinated Indenture Security is payable without the consent of the registered owner of that Junior Subordinated Indenture Security,
(5)    impair the right to sue to enforce payments on any Junior Subordinated Indenture Security on or after the date that it states that the payment is due (or, in the case of redemption, on or after the redemption date) without the consent of the registered owner of that Junior Subordinated Indenture Security,
(6)    impair the right to receive payments under the Junior Subordinated Guarantee or to institute suit for enforcement of any such payment under the Junior Subordinated Guarantee,

(7)    reduce the percentage in principal amount of the outstanding Junior Subordinated Indenture Securities of any series or tranche whose owners must consent to an amendment, supplement or waiver without the consent of the registered owner of each outstanding Junior Subordinated Indenture Security of that particular series or tranche,
(8)    reduce the requirements for quorum or voting of any series or tranche without the consent of the registered owner of each outstanding Junior Subordinated Indenture Security of that particular series or tranche, or
(9)    modify certain of the provisions of the Junior Subordinated Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Junior Subordinated Indenture Securities of any series or tranche, without the consent of the registered owner of each outstanding Junior Subordinated Indenture Security affected by the modification.
A supplemental indenture that changes or eliminates any provision of the Junior Subordinated Indenture that has expressly been included only for the benefit of one or more particular series or tranches of Junior Subordinated Indenture Securities, or that modifies the rights of the registered owners of Junior Subordinated Indenture Securities of that particular series or tranche with respect to that provision, will not affect the rights under the Junior Subordinated Indenture of the registered owners of the Junior Subordinated Indenture Securities of any other series or tranche. (Junior Subordinated Indenture, Section 1202).
The Junior Subordinated Indenture provides that, in order to determine whether the registered owners of the required principal amount of the outstanding Junior Subordinated Indenture Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Junior Subordinated Indenture, or whether a quorum is present at the meeting of the registered owners of Junior Subordinated Indenture Securities, Junior Subordinated Indenture Securities owned by NEE Capital, NEE or any other obligor upon the Junior Subordinated Indenture Securities or any affiliate of NEE Capital, NEE or of that other obligor (unless NEE Capital, NEE, that affiliate or that obligor owns all Junior Subordinated Indenture Securities outstanding under the Junior Subordinated Indenture, determined without regard to this provision), will be disregarded and deemed not to be outstanding. (Junior Subordinated Indenture, Section 101).
If NEE Capital or NEE solicits any action under the Junior Subordinated Indenture from registered owners of Junior Subordinated Indenture Securities, each of NEE Capital or NEE may, at its option, fix in advance a record date for determining the registered owners of Junior Subordinated Indenture Securities entitled to take that action. However, neither NEE Capital nor NEE will be obligated to do so. If NEE Capital or NEE fixes such a record date, that action may be taken before or after that record date, but only the registered owners of record at the close of business on that record date will be deemed to be registered owners of Junior Subordinated Indenture Securities for the purposes of determining whether registered owners of the required proportion of the outstanding Junior Subordinated Indenture Securities have authorized that action. For these purposes, the outstanding Junior Subordinated Indenture Securities will be computed as of the record date. Any action of a registered owner of any Junior Subordinated Indenture Security under the Junior Subordinated Indenture will bind every future registered owner of that Junior Subordinated Indenture Security, or any Junior Subordinated Indenture Security replacing that Junior Subordinated Indenture Security, with respect to anything that the Junior Subordinated Indenture Trustee, NEE Capital or NEE do, fail to do, or allow to be done in reliance on that action, whether or not that action is noted upon that Junior Subordinated Indenture Security. (Junior Subordinated Indenture, Section 104).
Resignation and Removal of Junior Subordinated Indenture Trustee. The Junior Subordinated Indenture Trustee may resign at any time with respect to any series of Junior Subordinated Indenture Securities by giving written notice of its resignation to NEE Capital and NEE. Also, the registered owners of a majority in principal amount of the outstanding Junior Subordinated Indenture Securities of one or more series of Junior Subordinated Indenture Securities may remove the Junior Subordinated Indenture Trustee at any time with respect to the Junior Subordinated Indenture Securities of that series, by delivering an instrument evidencing this action to the Junior Subordinated Indenture Trustee, NEE Capital and NEE. The resignation or removal of the Junior

Subordinated Indenture Trustee and the appointment of a successor trustee will not become effective until a successor trustee accepts its appointment.
Except with respect to a trustee under the Junior Subordinated Indenture appointed by the registered owners of Junior Subordinated Indenture Securities, the Junior Subordinated Indenture Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Junior Subordinated Indenture if:
(1)    no event of default under the Junior Subordinated Indenture or event that, after notice or lapse of time, or both, would become an event of default under the Junior Subordinated Indenture exists, and
(2)    NEE Capital and NEE have delivered to the Junior Subordinated Indenture Trustee resolutions of their Boards of Directors appointing a successor trustee and that successor trustee has accepted that appointment in accordance with the terms of the Junior Subordinated Indenture. (Junior Subordinated Indenture, Section 910).
Notices. Notices to registered owners of Junior Subordinated Indenture Securities will be sent by mail to the addresses of those registered owners as they appear in the security register for those Junior Subordinated Indenture Securities. (Junior Subordinated Indenture, Section 106).
Title. NEE Capital, NEE, the Junior Subordinated Indenture Trustee, and any agent of NEE Capital, NEE or the Junior Subordinated Indenture Trustee, may treat the person in whose name a Junior Subordinated Indenture Security is registered as the absolute owner of that Junior Subordinated Indenture Security, whether or not that Junior Subordinated Indenture Security is overdue, for the purpose of making payments and for all other purposes, regardless of any notice to the contrary. (Junior Subordinated Indenture, Section 308).
Governing Law. The Junior Subordinated Indenture and the Junior Subordinated Indenture Securities are governed by, and will be construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles thereunder, except to the extent that the law of any other jurisdiction is mandatorily applicable. (Junior Subordinated Indenture, Section 112).
US Junior Subordinated Debentures
Book-Entry Only Issuance. The US Junior Subordinated Debentures will trade through DTC. The US Junior Subordinated Debentures are represented by one or more global certificates and registered in the name of Cede & Co., DTC’s nominee. DTC or its nominee credited, on its book-entry registration and transfer system, the principal amount of the US Junior Subordinated Debentures represented by such global certificates to the accounts of institutions that have an account with DTC or its participants.
Purchases of the US Junior Subordinated Debentures within the DTC system must be made through participants, who will receive a credit for the US Junior Subordinated Debentures on DTC’s records. The beneficial ownership interest of each purchaser will be recorded on the appropriate participant’s records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners should receive written confirmations of the transactions, as well as periodic statements of their holdings, from the participants through whom they purchased US Junior Subordinated Debentures. Transfers of ownership in the US Junior Subordinated Debentures are to be accomplished by entries made on the books of the participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates for their US Junior Subordinated Debentures, except if use of the book-entry system for the US Junior Subordinated Debentures is discontinued.
To facilitate subsequent transfers, all US Junior Subordinated Debentures deposited by participants with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of the US Junior Subordinated Debentures with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the US Junior Subordinated Debentures. DTC’s records reflect only the identity of the participants to whose accounts such US Junior Subordinated Debentures are credited.

These participants may or may not be the beneficial owners. Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to participants, and by participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of the US Junior Subordinated Debentures may wish to take certain steps to augment transmission to them of notices of significant events with respect to the US Junior Subordinated Debentures, such as redemptions, tenders, defaults and proposed amendments to the Junior Subordinated Indenture. Beneficial owners of the US Junior Subordinated Debentures may wish to ascertain that the nominee holding the US Junior Subordinated Debentures has agreed to obtain and transmit notices to the beneficial owners.
Redemption notices will be sent to Cede & Co., as registered holder of the US Junior Subordinated Debentures. If less than all of the US Junior Subordinated Debentures are being redeemed, DTC’s practice is to determine by lot the amount of the US Junior Subordinated Debentures of each participant to be redeemed.
Neither DTC nor Cede & Co. will itself consent or vote with respect to the US Junior Subordinated Debentures, unless authorized by a participant in accordance with DTC’s procedures. Under its usual procedures, DTC would mail an omnibus proxy to NEE Capital as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those participants to whose accounts the US Junior Subordinated Debentures are credited on the record date. NEE Capital and NEE believe that these arrangements will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a registered holder of the US Junior Subordinated Debentures.
Payments of redemption proceeds, principal of, and interest on the US Junior Subordinated Debentures will be made to Cede & Co., or such other nominee as may be requested by DTC. DTC’s practice is to credit participants’ accounts upon DTC’s receipt of funds and corresponding detail information from NEE Capital or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices. Payments will be the responsibility of participants and not of DTC, the Junior Subordinated Indenture Trustee, NEE Capital or NEE, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, principal and interest to Cede & Co. (or such other nominee as may be requested by DTC) is the responsibility of NEE Capital. Disbursement of payments to participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of participants.
Except as described below, a beneficial owner will not be entitled to receive physical delivery of the US Junior Subordinated Debentures. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the US Junior Subordinated Debentures.
DTC may discontinue providing its services as securities depositary with respect to the US Junior Subordinated Debentures at any time by giving reasonable notice to NEE Capital. In the event no successor securities depositary is obtained, certificates for the US Junior Subordinated Debentures will be printed and delivered. NEE Capital and NEE may decide to replace DTC or any successor depositary. Additionally, subject to the procedures of DTC, NEE Capital and NEE may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to some or all of the US Junior Subordinated Debentures. In that event, certificates for such US Junior Subordinated Debentures will be printed and delivered. If certificates for US Junior Subordinated Debentures are printed and delivered,
•    the US Junior Subordinated Debentures will be issued in fully registered form without coupons;
•    a holder of certificated US Junior Subordinated Debentures would be able to exchange those US Junior Subordinated Debentures, without charge, for an equal aggregate principal amount of the US Junior Subordinated Debentures of the same series, having the same issue date and with identical terms and provisions; and

•    a holder of certificated US Junior Subordinated Debentures would be able to transfer those US Junior Subordinated Debentures without cost to another holder, other than for applicable stamp taxes or other governmental charges.
Purchases of global securities under the DTC system must be made by or through direct participants, which will receive a credit for the global securities on DTC’s records. The ownership interest of each actual purchaser of each security (“Beneficial Owner”) is in turn to be recorded on the direct and indirect participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participant or indirect participant through which the Beneficial Owner entered into the transaction.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that NEE Capital and NEE believe to be reliable, but neither NEE Capital nor NEE takes any responsibility for the accuracy of this information.
Euro Junior Subordinated Debentures
The Clearing Systems. NEE Capital has obtained the following information concerning Clearstream and Euroclear and their book-entry systems and procedures from sources that NEE Capital believes to be reliable. NEE Capital has provided this information solely as a matter of convenience, and NEE Capital makes no representation or warranty of any kind with respect to this information. In addition, the description of the clearing systems in this section reflects NEE Capital’s understanding of the rules and procedures of Clearstream and Euroclear as they are currently in effect. Those clearing systems could change their rules and procedures at any time. None of NEE Capital, NEE, the underwriters, the Junior Subordinated Indenture Trustee or the paying agent takes any responsibility for these operations or procedures, and you are urged to contact Clearstream and Euroclear or their participants directly to discuss these matters.
Book-entry, delivery and form. The Euro Junior Subordinated Debentures of each series will each be represented by one or more global Euro Junior Subordinated Debentures in registered form without interest coupons attached. Each such global Euro Junior Subordinated Debenture will be deposited with, or on behalf of, a common depositary and registered in the name of the nominee of the common depositary for the accounts of Clearstream and Euroclear. Except as set forth below, the global Euro Junior Subordinated Debentures may be transferred, in whole and not in part, only to Euroclear or Clearstream or their respective nominees. You may hold your interests in the global Euro Junior Subordinated Debentures in Europe through Clearstream or Euroclear, either as a participant in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests in the global Euro Junior Subordinated Debentures on behalf of their respective participating organizations or customers through customers’ securities accounts in Clearstream’s or Euroclear’s names on the books of their respective depositaries. Book-entry interests in the Euro Junior Subordinated Debentures and all transfers relating to the Euro Junior Subordinated Debentures will be reflected in the book-entry records of Clearstream and Euroclear.
The distribution of the Euro Junior Subordinated Debentures will be cleared through Clearstream and Euroclear. Any secondary market trading of book-entry interests in the Euro Junior Subordinated Debentures will take place through Clearstream and Euroclear participants and will settle in same-day funds. Owners of book-entry interests in the Euro Junior Subordinated Debentures will receive payments relating to their Euro Junior Subordinated Debentures in euros, except as described under the heading “—Issuance in Euros; Payment on the Euro Junior Subordinated Debentures.”
Clearstream and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow the Euro Junior Subordinated Debentures to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.

The policies of Clearstream and Euroclear will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the Euro Junior Subordinated Debentures held by them. NEE Capital has no responsibility for any aspect of the records kept by Clearstream or Euroclear or any of their direct or indirect participants. NEE Capital also does not supervise these systems in any way.
Clearstream and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time. Except as provided below, owners of beneficial interests in the Euro Junior Subordinated Debentures will not be entitled to have the Euro Junior Subordinated Debentures registered in their names, will not receive or be entitled to receive physical delivery of the Euro Junior Subordinated Debentures in definitive form and will not be considered the owners or holders of the Euro Junior Subordinated Debentures under the Junior Subordinated Indenture, including for purposes of receiving any reports delivered by NEE Capital or the Junior Subordinated Indenture
Trustee pursuant to the Junior Subordinated Indenture. Accordingly, each person owning a beneficial interest in a Euro Junior Subordinated Debenture must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of the Euro Junior Subordinated Debentures.
NEE Capital has been advised by Clearstream and Euroclear, respectively, as follows:
Clearstream. Clearstream is incorporated under the laws of Luxembourg as a bank. Clearstream holds securities for its customers, which are referred to as “Clearstream Clients,” and facilitates the clearance and settlement of securities transactions between Clearstream Clients through electronic book-entry transfers between their accounts. Clearstream provides to Clearstream Clients, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in a number of countries through established depository and custodial relationships. As a bank, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream Clients are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Client.
Distributions with respect to the Euro Junior Subordinated Debentures held beneficially through Clearstream will be credited to cash accounts of Clearstream Clients in accordance with its rules and procedures.
Euroclear. Euroclear advises that the Euroclear System was created in 1968 to hold securities for its participants, which are referred to as “Euroclear Participants,” and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear System is operated by Euroclear, which is referred to as the “Euroclear Operator.” Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, each as amended from time to time, and applicable Belgian law, which are referred to collectively as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.
Distributions with respect to the Euro Junior Subordinated Debentures held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions.
Clearance and Settlement Procedures. NEE Capital understands that investors that hold their Euro Junior Subordinated Debentures through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to conventional eurobonds in registered form. Euro Junior Subordinated Debentures will be credited to the securities custody accounts of Clearstream Clients and Euroclear Participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.
NEE Capital understands that secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading will be settled using procedures applicable to conventional eurobonds in registered form.
You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the Euro Junior Subordinated Debentures through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. United States investors who wish to transfer their interests in the Euro Junior Subordinated Debentures, or to make or receive a payment or delivery of the Euro Junior Subordinated Debentures, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.
Clearstream or Euroclear will credit payments to the cash accounts of Clearstream Clients or Euroclear Participants, as applicable, in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the Junior Subordinated Indenture on behalf of a Clearstream Client or Euroclear Participant only in accordance with its relevant rules and procedures.
Although Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Euro Junior Subordinated Debentures among participants of Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. None of NEE Capital, NEE or the Junior Subordinated Indenture Trustee will have any responsibility for the performance by Clearstream or Euroclear or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.
Certificated Euro Junior Subordinated Debentures. If the depositary for any of the Euro Junior Subordinated Debentures represented by a registered global Euro Junior Subordinated Debenture is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by NEE Capital within 90 days, NEE Capital will issue Euro Junior Subordinated Debentures in definitive form in exchange for the registered global Euro Junior Subordinated Debenture that had been held by the depositary. Any Euro Junior Subordinated Debentures issued in definitive form in exchange for a registered global Euro Junior Subordinated Debenture will be registered in the name or names that the depositary gives to the Junior Subordinated Indenture Trustee or other relevant agent of the Junior Subordinated Indenture Trustee. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global Euro Junior Subordinated Debenture that had been held by the depositary. In addition, NEE Capital may at any time determine that the Euro Junior Subordinated Debentures shall no longer be represented by a global Euro Junior Subordinated Debenture and will issue Euro Junior Subordinated Debentures in definitive form in exchange for such global Euro Junior Subordinated Debenture pursuant to the procedure described above.
Agreement by Holders of Certain Tax Treatment. Each holder of the Junior Subordinated Debentures will, by accepting the Junior Subordinated Debentures or a beneficial interest therein, be deemed to have agreed that the holder intends that the Junior Subordinated Debentures constitute indebtedness and will treat the Junior Subordinated Debentures as indebtedness for all United States federal, state and local tax purposes.
IV.    TRUSTEE
INFORMATION CONCERNING THE TRUSTEE
NEE and its subsidiaries, including NEE Capital, and various of their affiliates maintain various banking and trust relationships with The Bank of New York Mellon and its affiliates. The Bank of New York Mellon (or its affiliates) acts as (i) indenture trustee, security registrar and paying agent under the indenture described under “Description of the NEE Capital Debentures” above, (ii) guarantee trustee under the guarantee agreement described under “Description of NEE Guarantee” above, (iii) purchase contract agent under the purchase contract agreements described under “Description of the Equity Units” above and (iv) Junior Subordinated Indenture Trustee, security registrar and paying agent under the Junior Subordinated Indenture described under “Description of the NEE Capital Junior Subordinated Debentures and NEE Junior Subordinated Guarantee” above.